Private & Confidential

Dated 21 June 2012

SUPPLEMENTAL AGREEMENT
relating to an (originally)
US$16,125,000 loan
to (originally)
JEMO SHIPPING COMPANY INC.

provided by
THE BANKS AND FINANCIAL INSTITUTIONS SET OUT IN SCHEDULE 1

Arranger, Agent, Security Agent and Account Bank
NORDEA BANK FINLAND PLC, LONDON BRANCH

Swap Provider
NORDEA BANK FINLAND PLC

NORTON ROSE

Clause	Contents	Page
1	Definitions	2
2	Agreement of the Creditors..._	4
3	Assumption of liability and obligations	4
4	Amendments to the Principal Agreement	4
5	Representations and warranties	5
6	Conditions	6
7	Confirmations	6
8	Fees and expenses	7
9	Miscellaneous and notices	8
10	Applicable law	8

THIS SUPPLEMENTAL AGREEMENT is dated 21 June 2012 and made BETWEEN:

(1)
JEMO SHIPPING COMPANY INC., a corporation incorporated in the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (the "Original Borrower");

(2)
MANDARINGINA INC., a corporation incorporated in the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (the "New Borrower" and, together with the Original Borrower, the "Borrowers");

(3)	THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in schedule 1 (together, the "Banks");

(4)
NORDEA BANK FINLAND PLC, LONDON BRANCH, a company incorporated in Finland having its registered office at Aleksanterinkatou 36B, FI-00020 Helsinki, Finland, acting through its branch at 8th Floor, City Place House, 55 Basinghall Street, London EC2V 5NB, England in its capacity as arranger (the "Arranger");

(5)
NORDEA BANK FINLAND PLC, LONDON BRANCH, a company incorporated in Finland having its registered office at Aleksanterinkatou 36B, FI-00020 Helsinki, Finland, acting through its branch at 8th Floor, City Place House, 55 Basinghall Street, London EC2V 5NB, England, in its capacity as agent for the Banks and the Swap Provider (the "Agent");

(6)
NORDEA BANK FINLAND PLC, LONDON BRANCH, a company incorporated in Finland having its registered office at Aleksanterinkatou 36B, FI-00020 Helsinki, Finland, acting through its branch at 8th Floor, City Place House, 55 Basinghall Street, London EC2V 5NB, England, in its capacity as account bank (the "Account Bank");

(7)
NORDEA BANK FINLAND PLC, a company incorporated in Finland having its registered office at Aleksanterinkatou 36B, FI-00020 Helsinki, Finland, acting through its branch at 8th Floor, City Place House, 55 Basinghall Street, London EC2V 5NB, England, in its capacity as swap provider (the "Swap Provider");

(8)
NORDEA BANK FINLAND PLC, LONDON BRANCH, a company incorporated in Finland having its registered office at Aleksanterinkatou 36B, FI-00020 Helsinki, Finland, acting through its branch at 8th Floor, City Place House, 55 Basinghall Street, London EC2V 5NB, England, in its capacity as security agent and trustee for and on behalf of the Agent, the Banks and the Swap Provider (the "Security Agent");

(9)
DIANA SHIPPING INC. a corporation incorporated in the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (the "Corporate Guarantor"); and

(10)
DIANA SHIPPING SERVICES S.A. a company established under the laws of the Republic of Panama with its registered agent's registered office at Edificio Universal, Piso 12, Avenida Federico Boyd, Panama (the "Manager").

WHEREAS:

(A)
this Agreement is supplemental to the loan agreement dated 7 February 2012 (the "Principal Agreement") made between (1) the Original Borrower as borrower, (2) the Banks, (3) the Agent, (4) the Account Bank, (5) the Arranger, (6) the Security Agent and (7) the Swap Provider relating to a loan of up to Sixteen million one hundred and twenty five thousand Dollars ($16,125,000), of which the principal amount outstanding at the date hereof is Fifteen million eight hundred and seventy three thousand Dollars ($15,873,000), advanced by the Banks to the Original Borrower; and

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(B)	this Agreement sets out the terms and conditions upon which the Creditors (as defined below) shall, at the request of the Original Borrower, provide their consent to:

(a)	the New Borrower becoming an additional borrower under the Principal Agreement and an additional counterparty of the Swap Provider under the Principal Master Agreement (as defined below);

(b)
the increase and upsizing of the loan amount by Ten million three hundred and twenty five thousand Dollars ($10,325,000), namely from (originally) Sixteen million one hundred and twenty five thousand Dollars ($16,125,000) to an amount of up to Twenty six million four hundred and fifty thousand Dollars ($26,450,000), for the purpose of financing part of the acquisition cost of an additional ship; and

(c)
certain consequential changes to the Principal Agreement and the Principal Master Agreement (as defined below) in each case required in connection with the above and agreed to by the Borrowers and the Creditors (as defined below).

NOW IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Principal Agreement shall, unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

"Borrowers" means, together, the Original Borrower and the New Borrower and "Borrower" means either of them;

"Creditors" means, together, the Agent, the Account Bank, the Arranger, the Security Agent, the Swap Provider and the Banks and "Creditor" means any of them;

"Effective Date" means the date, no later than 25 June 2012, on which the Agent notifies the Borrowers in writing that the Agent has received the documents and evidence specified in clause 6 and schedule 2 in a form and substance satisfactory to it;

"ISDA Amendment Agreement" means the amendment agreement to the Principal Master Agreement made or (as the context may require) to be made between the Swap Provider and the Borrowers in the form set out in schedule 4;

"Loan Agreement" means the Principal Agreement as amended and restated by this Agreement;

"Master Swap Agreement" means the Principal Master Agreement as amended and supplemented by the ISDA Amendment Agreement;

"New Corporate Guarantee" means the guarantee executed or (as the context may require) to be executed by the Corporate Guarantor in favour of Security Agent in respect of the obligations of the Borrowers under the Loan Agreement in the form set out in schedule 6;

"New Jemo Deed of Covenant" means the deed of covenant in respect of m.v. Leto executed or (as the context may require) to be executed by the Original Borrower in favour of the Security Agent in the form set out in schedule 8;

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"New Jemo Mortgage" means the first priority Bahamas mortgage in respect of m.v. Leto executed or (as the context may require) to be executed by the Original Borrower in favour of the Security Agent in the form set out in schedule 7;

"New Swap Assignment" means the swap assignment executed or (as the context may require) to be executed by the Borrowers and the Security Agent in the form set out in schedule 5.

"Principal Master Agreement" means the 2002 ISDA Master Agreement and its schedule both dated as of 7 February 2012 and made between the Original Borrower and the Swap Provider;

"Relevant Documents" means this Agreement, the New Corporate Guarantee, the New Swap Assignment, the ISDA Amendment Agreement, the New Jemo Deed of Covenant and the New Jemo Mortgage; and

"Relevant Parties" means the Original Borrower, the New Borrower, the Corporate Guarantor and the Manager or, where the context so requires or permits, means any or all of them.

1.3	Principal Agreement

References in the Principal Agreement to "this Agreement" shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Agreement as amended by this Agreement and words such as "herein", "hereof', "hereunder", "hereafter", "hereby" and "hereto", where they appear in the Principal Agreement, shall be construed accordingly.

1.4	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.5	Construction of certain terms

In this Agreement, unless the context otherwise requires:

1.5.1	references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement includes its schedules;

1.5 2
references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.5 3
references to a "regulation" include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

1.5.4	words importing the plural shall include the singular and vice versa;

1.5.5	references to a time of day are to London time;

1.5.6	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.5.7
references to a "guarantee" include references to an indemnity or other assurance against finacial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and "guaranteed" shall be construed accordingly; and

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1.5.8	references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

1.6	Third Party Rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

2	Agreement of the Creditors

The Creditors, relying upon the representations and warranties on the part of the Relevant Parties contained in clause 5 agree with the Borrowers that, with effect on the Effective Date and subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, fulfilment on or before 25 June 2012 of the conditions contained in clause 6 and schedule 2, the Creditors agree:

2.1	to the requests of the Original Borrower set out in Recital (B) above; and

2.2	to the amendment of the Principal Agreement on the terms set out in clause 4.

3	Assumption of liability and obligations

3.1	Additional party

It is hereby agreed that, as and with effect from the Effective Date, the New Borrower shall be, and is hereby made, an additional party to the Principal Agreement, as joint and several borrower with the Original Borrower, and the Principal Agreement shall henceforth be construed and treated in all respects as if references therein to "Borrower" included reference to the New Borrower in addition to the Original Borrower.

3.2	Assumption of Liability

The New Borrower hereby agrees with the Creditors and the Original Borrower that, as and with effect from the Effective Date, it shall, jointly and severally with the Original Borrower:

3.2.1	be bound by the terms of the Principal Agreement as if the New Borrower had at all times been named therein as a Borrower;

3.2.2
duly and punctually perform all the liabilities and obligations whatsoever from time to time to be performed or discharged by the Original Borrower under the Principal Agreement (and for which the Borrowers hereby agree to be jointly and severally liable); and

3.2.3
without prejudice to the generality of clauses 3.2.1 and 3.2.2, be indebted for the full amount of the Loan, interest therein and all other sums which may be or become due to the Creditors or any of them pursuant to the Principal Agreement.

4	Amendments to the Principal Agreement

4.1	Amendments to the Principal Agreement

The Principal Agreement shall, with effect on and from the Effective Date, be (and it is hereby) amended so as to read in accordance with the form of the amended and restated Loan Agreement set out in schedule 3 and will continue to be binding upon each of the parties thereto in accordance with its terms as so amended and restated.

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4.2	Continued force and effect

Save as amended by this Agreement, the provisions of the Principal Agreement shall continue in full force and effect and each of the Principal Agreement and this Agreement shall, in either case, be read and construed as one instrument.

5	Representations and warranties

5.1	Primary representations and warranties

Each of the Relevant Parties represents and warrants to the Creditors that:

5.1.1	Existing representations and warranties

the representations and warranties set out in clause 7 of the Principal Agreement and clause 4 of the Corporate Guarantee were true and correct on the date of the Principal Agreement and the Corporate Guarantee, respectively, and are true and correct, including to the extent that they may have been or shall be amended by this Agreement, as if made at the date of this Agreement with reference to the facts and circumstances existing at such date and as if reference therein to "Security Parties" or "Borrower" included reference to the New Borrower;

5.1.2	Corporate power

each of the Relevant Parties has power to execute, deliver and perform its obligations under the Relevant Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken by each of the Relevant Parties to authorise the execution, delivery and performance of the Relevant Documents to which it is or is to be a party and no limitation on the powers of the New Borrower to borrow will be exceeded as a result of the New Borrower becoming indebted to the Banks in respect of the Loan pursuant to this Agreement;

5.1 3	Binding obligations

the Relevant Documents to which it is or is to be a party constitute valid and legally binding obligations of each of the Relevant Parties enforceable in accordance with their respective terms;

5.1.4	No conflict with other obligations

the execution, delivery and performance of the Relevant Documents to which it is or is to be a party by each of the Relevant Parties will not (i) contravene any existing law, statute, rule or regulation or any judgment, decree or permit to which any of the Relevant Parties is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Relevant Parties is a party or is subject or by which it or any of its property is bound or (iii) contravene or conflict with any provision of the constitutional documents of any of the Relevant Parties or (iv) result in the creation or imposition of or oblige any of the Relevant Parties to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertaking, assets, rights or revenues of any of the Relevant Parties;

5 1.5	No filings required

save for the registration of the New Jemo Mortgage, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Relevant Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Relevant Documents and each of the Relevant Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

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5.1.6	Choice of law

the choice of English law to govern the Relevant Documents (other than the New Jemo Mortgage), the choice of Bahamian law to govern the New Jemo Mortgage and the submissions by the Relevant Parties to the non-exclusive jurisdiction of the English courts are valid and binding; and

5.1.7	Consents obtained

every consent, authorisation, licence or approval of, or registration or declaration to, governmental or public bodies or authorities or courts required by any of the Relevant Parties in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Relevant Documents to which it is or will become a party or the performance by any of the Relevant Parties of their respective obligations under such documents has been obtained or made and is in full force and effect and there has been no default in the observance of any conditions or restrictions (if any) imposed in, or in connection with, any of the same.

5.2	Repetition of representations and warranties

Each of the representations and warranties contained in clause 5.1 of this Agreement, clause 7 of the form of the amended and restated Loan Agreement set out in schedule 3 and clause 4 of the Corporate Guarantee shall be deemed to be repeated by the Borrowers and the Corporate Guarantor, respectively, on the Effective Date as if made with reference to the facts and circumstances existing on such day.

6	Conditions

6.1	Documents and evidence

The agreement of the Creditors referred to in clause 2 shall be subject to the receipt by the Agent or its duly authorised representative, on or before 25 June 2012, of the documents and evidence specified in schedule 2 in form and substance satisfactory to the Agent.

6.2	General conditions precedent

The agreement of the Creditors referred to in clause 2 shall be further subject to:

6.2.1	the representations and warranties in clause 5 being true and correct on the Effective Date as if each was made with respect to the facts and circumstances existing at such time; and

6.2.2	no Default having occurred and continuing at the time of the Effective Date.

6.3	Waiver of conditions precedent

The conditions specified in this clause 6 are inserted solely for the benefit of the Agent and the Banks and may be waived by the Agent (acting on the instructions of the Banks) in whole or in part with or without conditions.

7	Confirmations

7.1	Security Documents

Each of the Relevant Parties hereby confirms its consent to the amendments to (i) the Principal Agreement on the terms set out in this Agreement and (ii) the Principal Master Agreement on the terms set out in the ISDA Amendment Agreement, and agrees that:

7.1.1
each of the other Security Documents to which it is a party, and its obligations thereunder, shall remain and continue in full force and effect notwithstanding the said amendments to (i) the Principal Agreement contained in this Agreement (including the increase of the maximum

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amount of the Loan from $16,125,000 to $26,450,000, interest on such increased amount and any other amount owing to the Creditors in relation to such increased amount) and (ii) the Principal Master Agreement contained in the ISDA Amendment Agreement;

7.1.2
with effect from the Effective Date, the New Borrower shall be and is hereby added as a "Borrower" in each of the other Security Documents to which such Relevant Party is a party and the maximum principal sum of the Loan shall be and is hereby increased from $16,125,000 to $26,450,000 and each such Security Document shall henceforth be construed and treated, and each of the Relevant Parties shall be bound by each of the other Security Documents to which it is a party, in all respects as if (a) the New Borrower was a borrower (on a joint and several basis with the Original Borrower) and (b) the maximum principal sum of the Loan advanced or to be advanced referred to in the other Security Documents were "$26,450,000" instead of "$16,125,000"; and

7.1.3	with effect from the Effective Date, references in any of the Security Documents to which it is a party to:

(a)
"the Agreement" or "the Loan Agreement" (or equivalent or similar references), shall henceforth be references to the Principal Agreement, as amended and restated by this Agreement and as from time to time hereafter amended and shall also be deemed to include this Agreement and the obligations of the Borrowers hereunder; and

(b)
the "Master Swap Agreement" (or equivalent or similar references), shall henceforth be references to the Principal Master Agreement as amended by the ISDA Amendment Agreement and as from time to time hereafter amended and shall also be deemed to include the ISDA Amendment Agreement and the obligations of the Borrowers thereunder.

8	Fees and expenses

8.1	Fees

The Borrowers agree, jointly and severally, to pay to the Agent for the account of the Arranger, an arrangement fee of $123,900 on the date of this Agreement.

8.2	Expenses

The Borrowers agree, jointly and severally, to pay to the Agent on a full indemnity basis on demand all expenses (including legal and out-of-pocket expenses) incurred by the Creditors:

8.2.1
in connection with the negotiation, preparation, execution and, where relevant, registration of this Agreement, the other Relevant Documents and of any amendment or extension of or the granting of any waiver or consent under this Agreement and/or the other Relevant Documents or any such discharge or release documents;

8.2.2
in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under this Agreement and/or the other Relevant Documents or otherwise in respect of the monies owing and obligations incurred under this Agreement and/or the other Relevant Documents, together with interest at the rate referred to in clause 3.4 of the Principal Agreement from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

8.3	Value Added Tax

All fees and expenses payable pursuant to this clause 8 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by the Creditors under this agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

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8.4	Stamp and other duties

The Borrowers agree, jointly and severally, to pay to the Agent on demand all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Creditors or any of them) imposed on or in connection with this Agreement and the other Relevant Documents and shall indemnify the Creditors against any liability arising by reason of any delay or omission by the Original Borrower and the New Borrower to pay such duties or taxes

9	Miscellaneous and notices

9.1	Notices

The provisions of clause 17.1 of the Principal Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein and for this purpose any notices to be sent to the Relevant Parties or any of them shall be sent to the same address as the address indicated for the "Borrowers" in the said clause 17.1.

9.2	Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

9.3	Borrowers' obligations

Notwithstanding anything to the contrary contained in this Agreement, the agreements, obligations and liabilities of the Borrowers herein contained are joint and several and shall be construed accordingly. Each of the Borrowers agrees and consents to be bound by this Agreement notwithstanding that the other Borrower which was intended to sign or be bound may not do so or be effectually bound and notwithstanding that this Agreement may be invalid or unenforceable against the other Borrower whether or not the deficiency is known to the Creditors.

10	Applicable law

10.1	Law

This Agreement and any non-contractual obligations connected with it are governed by and shall be construed in accordance with English law.

10.2	Submission to jurisdiction

Each of the Relevant Parties agrees, for the benefit of the Creditors, that any legal action or proceedings arising out of or in connection with this Agreement or any non-contractual obligations connected with it against any of the Relevant Parties or any of its assets may be brought in the English courts. Each of the Relevant Parties irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Mr Antonis Nicolaou at present of 25 Heath Drive, Potters Bar, Herts EN6 1 EN, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Creditors or any of them to take proceedings against any of the Relevant Parties in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which any of the Relevant Parties may have against the Creditors or any of them arising out of or in connection with this Agreement.

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10.3	Process agent

If Mr Antonis Nikolaou appointed as agent for service of process by the Relevant Parties and referred to in clause 10.2 passes away or cannot be found or is otherwise unable for any reason to act or resigns as agent for service of process, the Relevant Parties hereby undertake within ten (10) days of such event taking place (and the Relevant Parties by way of security hereby irrevocably and unconditionally authorise the Security Agent to do so) to designate, appoint and empower on their behalf, Messrs Cheeswrights (currently of Bankside House, 107 Leadenhall Street, London EC3A 4AF, England) at their then principal place of business in London as substitute process agent of Mr Antonis Nikolaou or another agent on terms acceptable to the Agent.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed as a deed on the date first above written.

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Schedule

Names and addresses of the Banks

Name	Lending office and contact details
Nordea Bank Finland Plc, London Branch
Lending Office

8th Floor, City Place House
55 Basinghall Street
London EC2V 5NB
England

Address for Notices

8th Floor, City Place House
55 Basinghall Street
London EC2V 5NB
England

Fax:           +44 207 726 9188
Attn:           Shipping Department

With a copy to:

Fax:           +44 207 726 9102
Attn:           Loan Administration

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Schedule 2

Documents and evidence required as conditions precedent

(referred to in clause 6.1)

1	Corporate authorisation

in relation to each of the Relevant Parties:

(i)	Constitutional documents

copies certified by an attorney-at-law of each of the Relevant Parties, as a true, complete and up to date copies, of all documents which contain or establish or relate to the constitution of that party or, in the case of the Original Borrower, the Corporate Guarantor and the Manager, a secretary's certificate confirming that there have been no changes or amendments to the constitutional documents certified copies of which were previously delivered to the Agent pursuant to the Principal Agreement;

(ii)	Resolutions

copies of resolutions of each of its board of directors and (except in the case of the Corporate Guarantor) its shareholders/stockholders approving such of the Relevant Documents to which it is or is to be a party and the terms and conditions hereof and thereof and authorising the signature, delivery and performance of each such party's obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an attorney-at-law of such Relevant Party as:

(A)	being true and correct;

(B)	being duly passed at meetings of the directors of such Relevant Party and of the shareholders/stockholders of such Relevant Party, each duly convened and held;

(C)	not having been amended, modified or revoked; and

(D)	being in full force and effect

together with originals or certified copies of any powers of attorney issued by such Relevant Party pursuant to such resolutions; and

(iii)	Certificate of incumbency

a list of directors and officers of each Relevant Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Relevant Party to be true, complete and up to date;

2	Relevant Documents

each of the Relevant Documents, duly executed;

3	New Jemo Mortgage registration

evidence that the New Jemo Mortgage has been registered against m.v. Leto through the relevant Registry;

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4	Consents

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each of the Relevant Parties stating that no consents, authorisations, licences or approvals are necessary for such Relevant Party to authorise, or are required by each of the Relevant Parties or any other party (other than the Creditors) in connection with, the execution, delivery, and performance of the Relevant Documents to which they are or will be a party;

5	Financial statements

the audited consolidated financial statements of the Group in respect of the financial year ended on 31 December 2011;

6	Legal opinions

such favourable legal opinions in relation to the laws of the Republic of the Marshall Islands, Panama, Bahamas and any other jurisdiction as the Agent shall in its reasonable discretion deem appropriate, each in a form acceptable to the Agent in its sole discretion;

7	Process agent

an original or certified true copy of a letter from each Relevant Party's agent for receipt of service of proceedings accepting its appointment under this Agreement and each of the Relevant Documents in which it is or is to be appointed as such Relevant Party's agent;

8	Fee

evidence that the fee payable under clause 8.1 has been paid in full; and

9	Registration forms

such statutory forms duly signed by the Borrowers and any other relevant party to the Relevant Documents as may be required by the Agent to perfect the security contemplated by the Relevant Documents.

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Schedule 3

Form of Amended and Restated Loan Agreement

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Private & Confidential

LOAN AGREEMENT
for a Loan of up to US$26,450,000
to
JEMO SHIPPING COMPANY INC.
and
MANDARINGINA INC.

provided by
THE BANKS AND FINANCIAL INSTITUTIONS SET OUT IN SCHEDULE 1

Arranger, Agent, Security Agent
and Account Bank
NORDEA BANK FINLAND PLC, LONDON BRANCH

Swap Provider
NORDEA BANK FINLAND PLC

NORTON ROSE

Contents
Clause		Page
1	Purpose and definitions	1
2	The Total Commitment and the Advances	16
3	Interest and Interest Periods	18
4	Repayment and prepayment	20
5	Fees, commitment commission and expenses	22
6	Payments and taxes; accounts and calculations	23
7	Representations and warranties	25
8	Undertakings	31
9	Conditions	37
10	Events of Default	38
11	Indemnities	42
12	Unlawfulness and increased costs	44
13	Security, set-off and pro-rata payments	45
14	Operating Accounts	47
15	Assignment, transfer and lending office 48	48
16	Arranger, Agent and Security Agent	52
17	Notices and other matters	61
18	Governing law and jurisdiction	64

Schedule 1 The Banks and their Commitments		66
Schedule 2 Form of Drawdown Notice		67
Schedule 3 Documents and evidence required as conditions precedent to the Total Commitment made being		68
Schedule 4 Form of Transfer Certificate		74
Schedule 5 Mandatory Cost formula		78

THIS AGREEMENT is dated 7 February 2012 as amended and restated by a supplemental agreement dated 21 June 2012 and made BETWEEN:

(1)           JEMO SHIPPING COMPANY INC. and MANDARINGINA INC. as joint and several Borrowers;

(2)           NORDEA BANK FINLAND PLC, LONDON BRANCH as Arranger, Agent, Security Agent and Account Bank;

(3)           THE BANKS AND FINANCIAL INSTITUTIONS whose names are set out in schedule 1 as Banks; and

(4)           NORDEA BANK FINLAND PLC as Swap Provider. IT IS AGREED as follows:

1	Purpose and definitions

1.1	Purpose

This Agreement sets out the terms and conditions upon and subject to which the Banks agree, according to their several obligations, to make available to the Borrowers, jointly and severally, in two (2) Advances, a loan of up to Twenty six million four hundred and fifty thousand Dollars ($26,450,000) to be used for the purpose of (a) financing part of the acquisition cost of the Ships on or after their Delivery and (b) financing certain fees and expenses payable by the Borrowers in connection with this Agreement.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

"Account Assignment" means:

(a)	in relation to the Jemo Ship, the Jemo Operating Account Assignment; or
(b)	in relation to the Mandaringina Ship, the Mandaringina Operating Account Assignment,
and "Account Assignments" means either or both of them;

"Account Bank" means Nordea Bank Finland Plc, a company incorporated in Finland with its registered office at Aleksanterinkatou 36B, FI-00020 Helsinki, Finland, acting for the purposes of this Agreement through its branch at 8th Floor, City Place House, 55 Basinghall Street, London EC2V 5NB, England (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) or such other bank as may be designated by the Agent as the Account Bank for the purposes of this Agreement and includes its successors in title;

"Advance" means each borrowing of a proportion of the Total Commitment by the Borrowers or (as the context may require) the principal amount of such borrowing outstanding from time to time, being the Jemo Advance and the Mandaringina Advance and:

(a)	in relation to the Jemo Ship, it means the Jemo Advance; or
(b)	in relation to the Mandaringina Ship, it means the Mandaringina Advance, and "Advances" means either or both of them;

"Agent" means Nordea Bank Finland Plc, a company incorporated in Finland with its registered office at Aleksanterinkatou 36B, FI-00020 Helsinki, Finland, acting for the purposes of this Agreement through its branch at 8th Floor, City Place House, 55 Basinghall Street, London

EC2V 5NB, England (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) or such other person as may be appointed as agent by the Banks and the Swap Provider pursuant to clause 16.13 and includes its successors in title;

"Applicable Accounting Principles" means the most recent and up-to-date US GAAP applicable at any relevant time;

"Approved Shipbrokers" means, together, H. Clarkson & Co. Ltd. of London, Arrow Sale & Purchase (UK) Limited of London, Braemar Seascope Ltd. of London, Fearnleys A/S of Oslo, RS Platou Shipbrokers of Oslo, Simpson Spence & Young of London and Maersk Brokers K/S of Copenhagen and includes their respective successors in title and "Approved Shipbroker" means any of them;

"Arranger" means Nordea Bank Finland Plc, a company incorporated in Finland with its registered office at Aleksanterinkatou 36B, FI-00020 Helsinki, Finland, acting for the purposes of this Agreement through its branch at 8th Floor, City Place House, 55 Basinghall Street, London EC2V 5NB, England (or, of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3), as arranger and includes its successors in title;

"Banking Day" means a day on which dealings in deposits in Dollars are carried on in the London Interbank Eurocurrency Market and (other than Saturday or Sunday) on which banks are open for business in London, Athens and New York City (or any other relevant place of payment under clause 6);

"Banks" means the banks and financial institutions set out in schedule 1 and includes their respective successors in title and Transferee Banks and "Bank" means any of them;

"Basel II Accord" means the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement;

"Basel II Approach" means, in relation to a Bank, either the Standardised Approach or the relevant Internal Ratings Based Approach (each as defined in the Basel II Accord) adopted by that Bank (or its holding company) for the purposes of implementing or complying with the Basel II Accord;

"Basel II Regulation" means, in relation to a Bank:

(a)           any law or regulation implementing the Basel II Accord; or

(b)           any Basel II Approach adopted by that Bank,

but excludes any law or regulation implementing the Basel III Accord save and to the extent that it is a re-enactment of any law or regulation referred to in paragraph (a) of this definition;

"Basel III Accord" means, together, "Basel III: A global regulatory framework for more resilient banks and banking systems" and "Basel III: International framework for liquidity risk measurement, standards and monitoring" both published by the Basel Committee on Banking Supervision on 16th December, 2010, in either case in the form existing on the date of this Agreement;

"Basel III Regulation" means any law or regulation implementing the Basel III Accord save and to the extent that it re-enacts a Basel II Regulation;

"Borrowed Money" means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired excluding (1) (in the case of the Borrowers) any sum payable to any trade creditors of the Borrowers or the Ships arising in the ordinary course of business and (2) (in the case of the Corporate Guarantor) any sum payable to any trade creditors of the Corporate Guarantor or any other member of the Group (except the Borrowers) or any of the Fleet Vessels (except the Ships) (vi) finance leases and hire purchase contracts, (vii) swaps, forward exchange contracts, futures and other derivatives and if the agreement under which any such transaction is entered requires netting of mutual liabilities, the Indebtedness for the net amount shall be taken into account as calculated on a "marked to market" basis, (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (ii) to (vii) above and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to (viii) above;

"Borrower":

(a)           in relation to the Jemo Ship and/or the Jemo Advance, means the Jemo Borrower; or

(b)           in relation to the Mandaringina Ship and/or the Mandaringina Advance, means the Mandaringina Borrower,

and "Borrowers" means either or both of them;

"Borrowers' Security Documents" means, at any relevant time, such of the Security Documents as shall have been executed by either of the Borrowers at such time;

"Capital Adequacy Law" means any law or any regulation (whether or not having the force of law, but, if not having the force of law, with which a Bank or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits or other banking or monetary controls or requirements which affect the manner in which such Bank allocates capital resources to its obligations hereunder (including, without limitation, those resulting from the implementation or application of or compliance with the Basel II Accord, the Basel III Accord, any Basel II Regulation or any Basel III Regulation);

"Casualty Amount" means, in relation to each Ship, One million Dollars ($1,000,000) or its equivalent in any other currency;

"Change of Control" means if a person, or persons acting in concert (other than any combination of Permitted Holders) have the right or the ability to control, either directly or indirectly, the affairs or composition of the majority of the board of directors (or equivalent of it) of the Corporate Guarantor or either of the Borrowers any other Security Party at any relevant time;

"Charter" means, in relation to a Ship, any time charter, pool agreement or other contract of employment in respect of that Ship with an original term in excess of twelve (12) months (without taking into account any option to extend or renew contained therein) which is entered into by the relevant Borrower as owner of that Ship and any other person as its counterparty thereunder (including the Initial Charter for that Ship);

"Charter Assignment" means, in relation to each Ship and any Charter relevant to such Ship, a specific assignment of such Charter executed or (as the context may require) to be executed by the relevant Borrower in favour of the Security Agent in such form as may be agreed by the Borrowers and the Agent;

"Charterer" means, in relation to a Ship, any such person which shall enter into a Charter in respect of the relevant Ship as the relevant Borrower's counterparty thereunder, during the Security Period and it includes the Initial Charterer for that Ship;

"Classification" means, in relation to each Ship, the highest class available to a vessel of the same type as the relevant Ship with the relevant Classification Society or such other class as the Agent (acting on the instructions of the Majority Banks) shall, at the request of the Borrower owning such Ship, have agreed in writing shall be treated as the Classification in relation to such Ship for the purposes of the relevant Ship Security Documents;

"Classification Society" means, in relation to a Ship, Lloyd's Register of Shipping or such other classification society which the Agent (acting on the instructions of the Majority Banks) shall, at the request of the Borrower owning such Ship, have agreed in writing shall be treated as the Classification Society in relation to such Ship for the purposes of the relevant Security Documents;

"Code" means the International Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A. 741(18) of the International Maritime Organisation and incorporated into the International Convention for the Safety of Life at Sea 1974 (as amended) and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

"Commitment" means, in relation to each Bank, the aggregate amount set out opposite such Bank's name in the column headed "Commitment" in schedule 1, and/or, in the case of a Transferee Bank, the aggregate amount transferred as specified in the relevant Transfer Certificate, as reduced in each case by any relevant term of this Agreement;

"Compliance Certificate" means a certificate substantially in the form set out in schedule 1 to the Corporate Guarantee;

"Compulsory Acquisition" means, in relation to a Ship, requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of such Ship by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

"Confirmation" shall have, in relation to any continuing Designated Transaction, the meaning given to it in the Master Swap Agreement;

"Contract" means:

(a)	in relation to the Jemo Ship, the Jemo Contract; or
(b)	in relation to the Mandaringina Ship, the Mandaringina Contract,
and "Contracts" means both of them;

"Contribution" means, in relation to each Bank, the principal amount of the Loan owing to such Bank at any relevant time;

"Corporate Guarantee" means, together, each of the corporate guarantees executed or (as the context may require) to be executed by the Corporate Guarantor in favour of the Security Agent in such form as is agreed between the Borrowers and the Security Agent;

"Corporate Guarantor" means Diana Shipping Inc., a corporation incorporated in the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, and includes its successors in title;

"Creditors" means, together, the Arranger, the Agent, the Security Agent, the Account Bank, the Swap Provider and the Banks and "Creditor" means any of them;

"Deed of Covenant" means:

(a)           in relation to the Jemo Ship, the Jemo Deed of Covenant; or

(b)	in relation to the Mandaringina Ship, the Mandaringina Deed of Covenant,

and "Deeds of Covenant" means either or both of them;

"Default" means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

"Delivery" means, in relation to each Ship, delivery of such Ship by the relevant Seller to, and the acceptance of the Ship by, the relevant Borrower in accordance with the relevant Contract;

"Delivery Date" means, in relation to each Ship, the date on which its Delivery occurs;

"Designated Transaction" means a Transaction which is entered into by the Borrowers with the Swap Provider pursuant to the Master Swap Agreement as contemplated by clause 2.9;

"DOC" means a document of compliance issued to an Operator in accordance with rule 13 of the Code;

"Dollars" and "$" mean the lawful currency of the United States of America and, in respect of all payments to be made under any of the Security Documents, mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S. dollars);

"Drawdown Date" means any date, being a Banking Day falling within the Drawdown Period, on which an Advance is, or is to be, drawn down;

"Drawdown Notice" means, in relation to each Advance, a notice substantially in the form of schedule 2 in respect of such Advance;

"Drawdown Period" means, in relation to each Advance, the period from the date of this Agreement and ending on the earlier of (a) the Termination Date relevant to such Advance, (b) the date on which the aggregate amount of the Advances is equal to the Total Commitment and (c) the date on which the Total Commitment is reduced to zero pursuant to any of the provisions of this Agreement (including clauses 4.3, 10.2 or 12);

"Early Termination Date" shall have, in relation to any continuing Designated Transaction, the meaning ascribed to it in the Master Swap Agreement;

"Earnings" means, in relation to a Ship, all moneys whatsoever from time to time due or payable to the relevant Borrower during the Security Period arising out of the use or operation of such Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising out of pooling arrangements, compensation payable to such Borrower in event of requisition of the Ship for hire, remuneration for salvage or towage services, demurrage and detention moneys, and damages for breach (or payment for variation or termination) of any charterparty or other contract for the employment of such Ship;

"Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer and/or retention arrangements) having a similar effect;

"Environmental Affiliate" means any agent or employee of either Borrower or any other Relevant Party or any person having a contractual relationship with either Borrower or any other Relevant Party in connection with any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from any Relevant Ship;

"Environmental Approval" means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts applicable to any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from any Relevant Ship required under any Environmental Law;

"Environmental Claim" means any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders instituted or completed pursuant to any Environmental Law or any Environmental Approval together with claims made by any third party relating to damage, contribution, loss or injury, resulting from any actual or threatened emission, spill, release or discharge of a Pollutant from any Relevant Ship;

"Environmental Laws" means all national, international and state laws, rules, regulations, treaties and conventions applicable to any Relevant Ship pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage of Pollutants and actual or threatened emissions, spills, releases or discharges of Pollutants;

"Event of Default" means any of the events or circumstances described in clause 10.1;

"Fee Letter" means the fee letter made or (as the context may require) to be made between the Arranger, the Agent and the Jemo Borrower in relation to certain of the fees referred to in clause 5.1,

"Final Maturity Date" means;

(a)           in relation to the Jemo Advance the earlier of (i) 28 February 2017 and (ii) the date falling sixty (60) months after the Drawdown Date of such Advance; and

(b)           in relation to the Mandaringina Advance, the earlier of (i) 29 June 2017 and (ii) the date falling (60) months after the Drawdown Date of such Advance;

"Flag State" means:

(a)           in relation to the Jemo Ship, the Commonwealth of the Bahamas; or

(b)           in relation to the Mandaringina Ship, the Republic of the Marshall Islands,

or, in each case, such other state or territory designated in writing by the Agent (acting on the instructions of the Majority Banks), at the request of the Borrower owning such Ship, as being the "Flag State" of such Ship for the purposes of the relevant Ship Security Documents;

"Government Entity" means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

"Group" means the Corporate Guarantor and its Subsidiaries from time to time (and, for the avoidance of doubt, it includes the Borrowers) and "member of the Group" shall be construed accordingly (and, for the avoidance of doubt, it is hereby clarified that Diana Containerships Inc. of the Republic of the Marshall Islands and its own Subsidiaries from time to time are not part of the Group);

"Indebtedness" means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

"Initial Charter" means:

(a)           in relation to the Jemo Ship, the Initial Jemo Charter; or

(b)           in relation to the Mandaringina Ship, the Initial Mandaringina Charter,

and "Initial Charters" means either or both of them;

"Initial Charterer" means:

(a)           in relation to the Jemo Ship, the Initial Jemo Charterer; or

(b)           in relation to the Mandaringina Ship, the Initial Mandaringina Charterer,

and "Initial Charterers" means either or both of them;

"Initial Jemo Charter Assignment" means the Charter Assignment of the Initial Jemo Charter executed or (as the context may require) to be executed by the Jemo Borrower in favour of the Security Agent in such form as may be agreed between the Borrowers and the Agent;

"Initial Jemo Charter" means the time charterparty in respect of the Jemo Ship made between the Initial Jemo Charterer and the Jemo Borrower, which contract is, on the date of this Agreement incorporated in a recapitulation e-mail dated 6 December 2011 from the Initial Jemo Charterer's brokers (LSS Brokers, Singapore) to the Jemo Borrower, as the same may be amended and/or novated from time to time with the prior written consent of the Security Agent;

"Initial Jemo Charterer" means EDF Trading Ltd. of London and includes its successors in title;

"Initial Mandaringina Charter" means the time charterparty in respect of the Mandaringina Ship made between the Initial Mandaringina Charterer and the Mandaringina Borrower, which contract is, on the date of this Agreement incorporated in a recapitulation e-mail dated 5 April 2012 to be documented in more detail in a NYPE 1946 form time-charterparty of even date, as may be amended and/or supplemented from time to time, which recapitulation email is addressed by chartering brokers, Arrow Panamax Athens acting on behalf of the Mandaringina Borrower to the Initial Mandaringina Charterer, as the same may be amended and/or novated from time to time with the prior written consent of the Security Agent;

"Initial Mandaringina Charter Assignment" means the Charter Assignment of the Initial Mandaringina Charter executed or (as the context may require) to be executed by the Mandaringina Borrower in favour of the Security Agent in such form as may be agreed between the Borrowers and the Agent;

"Initial Mandaringina Charterer" means STX Panocean Co., Ltd. of Seoul, South Korea and includes its successors in title;

"Insurances" means, in relation to a Ship, all policies and contracts of insurance (which expression includes all entries of that Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the Borrower owning such Ship (whether in the sole name of the relevant Borrower, or in the joint names of the relevant Borrower and the Security Agent and/or any other Creditor or otherwise) in respect of such Ship and her Earnings or otherwise howsoever in connection with such Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);

"Interest Payment Date" means the last day of an Interest Period;

"Interest Period" means, in relation to an Advance, each period for the calculation of interest in respect of such Advance, ascertained in accordance with clauses 3.2 and 3.3;

"ISPS Code" means the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organization now set out in Chapter XI-2 of the International Convention for the Safety of Life at Sea 1974 (as amended) as adopted by a Diplomatic conference of the International Maritime Organisation on Maritime Security in

December 2002 and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

"ISSC" means, in relation to each Ship, an International Ship Security Certificate issued in respect of such Ship pursuant to the ISPS Code;

"Jemo Advance" means an Advance of Sixteen million one hundred and twenty five thousand Dollars ($16,125,000) made available to (originally) the Jemo Borrower (but for which, following the Supplemental Agreement, the Mandaringina Borrower is jointly and severally liable) for the purpose of financing part of the acquisition cost of the Jemo Ship by the Jemo Borrower pursuant to the Jemo Contract;

"Jemo Borrower" means Jemo Shipping Company Inc., a corporation incorporated in the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960 and includes its successors in title;

"Jemo Contract" means the memorandum of agreement dated 16 November 2011 and made between the relevant Seller and the Jemo Borrower as the same may be amended from time to time, relating to the sale by the relevant Seller and the purchase by the Jemo Borrower, of the Jemo Ship;

"Jemo Contract Price" means the purchase of the Jemo Ship under the Jemo Contract, being Thirty two million two hundred and fifty thousand Dollars ($32,250,000) or such other sum in Dollars as is determined with the terms and conditions of the Jemo Contract to be the purchase price of the Jemo Ship thereunder;

"Jemo Deed of Covenant" means each of the deeds of covenant collateral respectively to (1) a mortgage over the Jemo Ship dated 7 February 2012 executed by the Jemo Borrower in favour of the Security Agent and (2) the Jemo Mortgage executed or (as the context may require) to be executed by the Jemo Borrower in favour of the Security Agent in such form as may be agreed between the Borrowers and the Agent;

"Jemo Management Agreement" means the agreement made or (as the context may require) to be made between the Jemo Borrower and the Manager approved in writing by the Agent (acting on the instructions of the Majority Banks), providing (inter alia) for the Manager to manage the Jemo Ship;

"Jemo Manager's Undertaking" means the undertaking and assignment in respect of the Jemo Ship executed or (as the context may require) to be executed by the Manager in favour of the Security Agent in such form as may be agreed between the Borrowers and the Agent;

"Jemo Mortgage" means the first priority Bahamas ship mortgage over the Jemo Ship executed or (as the context may require) to be executed by the Jemo Borrower in favour of the Security Agent in such form as may be agreed between the Borrowers and the Agent;

"Jemo Operating Account" means an interest bearing Dollar account of the Jemo Borrower opened by the Jemo Borrower with the Account Bank with account number 0045834302 and includes any sub-accounts thereof and any other account designated in writing by the Agent to be the Jemo Operating Account for the purposes of this Agreement;

"Jemo Operating Account Assignment" means a first priority assignment executed or (as the context may require) to be executed by the Jemo Borrower in favour of the Security Agent in respect of the Jemo Operating Account in such form as may be agreed between the Borrowers and the Agent;

"Jemo Ship" means the 81,297 dwt, 2010-built dry bulk carrier Leto registered in the ownership of the Jemo Borrower through the relevant Registry under the laws and flag of the relevant Flag State and with IMO Number 9397731, sold and delivered by the relevant Seller to the relevant Borrower under the relevant Contract on the relevant Delivery Date;

"LIBOR" means, in relation to any amount and for any period, the offered rate (if any) for deposits of Dollars for such amount and for the period which is:

(a)
he rate for such period as displayed on Reuters page LIBOR01 (British Bankers' Association Interest Settlement Rate) (or such other page as may replace such page LIBOR01 on such system or on any other system of the information vendor for the time being designated by the British Bankers' Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers' Association's Recommended Terms and Conditions("BBAIRS" terms) applicable at the relevant time) at or about 11:00 a.m. (London time) on the Quotation Date for such period; or

(b)
if on such date no such rate is displayed, the rate (rounded upwards to the nearest 1/16th of one per cent) quoted to the Agent by the Reference Bank at the request of the Agent as the Reference Bank's offered rate for deposits of Dollars in an amount equal or approximately equal to the amount in relation to which LIBOR is to be determined and for a period equivalent to such period to prime banks in the London Interbank Market at or about 11:00 a.m. (London time) on the Quotation Date for such period;

"Loan" means the aggregate principal amount owing to the Banks under this Agreement at any relevant time;

"Majority Banks" means, at any relevant time, Banks (a) the aggregate of whose Contributions exceeds Sixty six point six six per cent (66.66%) of the Loan or (b) (if no principal amounts are outstanding under this Agreement) the aggregate of whose Commitments exceeds Sixty six point six six per cent (66.66%) of the Total Commitment;

"Management Agreement" means:

(a)           in relation to the Jemo Ship, the Jemo Management Agreement; or

(b)           in relation to the Mandaringina Ship, the Mandaringina Management Agreement,

and "Management Agreements" means either or both of them;

"Manager" means, in relation to each Ship, Diana Shipping Services S.A., a corporation incorporated in the Republic of Panama with its registered agent's registered office at Edificio Universal, Piso 12, Avenida Federico Boyd, Panama or any other person approved in writing by the Majority Banks, and includes its successors in title;

"Manager's Undertaking" means:

(a)           in relation to the Jemo Ship, the Jemo Manager's Undertaking; or

(b)           in relation to the Mandaringina Ship, the Mandaringina Manager's Undertaking,

and "Manager's Undertakings" means either or both of them;

"Mandaringina Advance" means an Advance of up to Ten million three hundred and twenty five thousand Dollars ($10,325,000) made or (as the context may require) to be made available to the Borrowers for the purpose of financing part of the acquisition cost of the Mandaringina Ship by the Mandaringina Borrower pursuant to the Mandaringina Contract;

"Mandaringina Borrower" means Mandaringina Inc., a corporation incorporated in the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960 and includes its successors in title;

"Mandaringina Contract" means the memorandum of agreement dated 30 March 2012 as amended by addendum no.1 dated 3 April 2012, each made between (a) Southern Route Maritime S.A. on behalf of Nissen Kaiunco, Ltd. and Southern Route Maritime S.A. as sellers and (b) the Mandaringina Borrower, as the same may be amended from time to time, relating to the sale by the sellers and the purchase by the Mandaringina Borrower, of the Mandaringina Ship;

"Mandaringina Contract Price" means the purchase of the Mandaringina Ship under the Mandaringina Contract, being Twenty million six hundred and fifty thousand Dollars ($20,650,000) or such other sum in Dollars as is determined with the terms and conditions of the Mandaringina Contract to be the purchase price of the Mandaringina Ship thereunder;

"Mandaringina Deed of Covenant" means the general assignment collateral to the Mandaringina Mortgage executed or (as the context may require) to be executed by the Mandaringina Borrower in favour of the Security Agent in such form as may be agreed between the Borrowers and the Agent;

"Mandaringina Management Agreement" means the agreement made or (as the context may require) to be made between the Mandaringina Borrower and the Manager approved in writing by the Agent (acting on the instructions of the Majority Banks), providing (inter alia) for the Manager to manage the Mandaringina Ship;

"Mandaringina Manager's Undertaking" means the undertaking and assignment in respect of the Mandaringina Ship executed or (as the context may require) to be executed by the Manager in favour of the Security Agent in such form as may be agreed between the Borrowers and the Agent;

"Mandaringina Mortgage" means the first preferred Marshall Islands ship mortgage over the Mandaringina Ship executed or (as the context may require) to be executed by the Mandaringina Borrower in favour of the Security Agent in such form as may be agreed between the Borrowers and the Agent;

"Mandaringina Operating Account" means an interest bearing Dollar account of the Mandaringina Borrower opened by the Mandaringina Borrower with the Account Bank with account number 0046004602 and includes any sub-accounts thereof and any other account designated in writing by the Agent to be the Mandaringina Operating Account for the purposes of this Agreement;

"Mandaringina Operating Account Assignment" means a first priority assignment executed or (as the context may require) to be executed by the Mandaringina Borrower in favour of the Security Agent in respect of the Mandaringina Operating Account in such form as may be agreed between the Borrowers and the Agent

"Mandaringina Ship" means the 76,225 dwt, 2005-built dry bulk carrier Melia registered in the ownership of the Mandaringina Borrower through the relevant Registry under the laws and flag of the relevant Flag State and with IMO Number 9286968, sold and delivered by the relevant Seller to the relevant Borrower under the relevant Contract on the relevant Delivery Date;

"Mandatory Cost" means, in relation to any period, a percentage calculated by the Agent for such period at an annual rate determined by the application of the formula set out in schedule 5;

"Margin" means two point five zero per cent (2.50%) per annum;

"Master Swap Agreement" means the agreement made between the Swap Provider and the Borrowers comprising a 2002 ISDA Master Agreement (including its schedule) dated as of 7 February 2012 and made between the Swap Provider and the Jemo Borrower, as amended by an ISDA amendment agreement dated June 2012 and made between the Swap Provider and the Borrowers and includes any Designated Transactions from time to time entered into and any Confirmations (as defined therein) from time to time exchanged thereunder and governed thereby;

"Material Adverse Effect" means a material adverse effect:

(a)	on the business, assets, nature of assets, operations, prospects, liabilities or condition (financial or otherwise) of any Security Party, any member of the Group or the Group as a whole; or

(b)
on the ability of any of the Borrower, the Corporate Guarantor, the Manager or any other Security Party to comply with any of their respective obligations under the Security Documents or any of them; or

(c)	on the legality, validity or enforceability of any of the Security Documents or any of the rights or remedies of the Creditors or any of them thereunder;

"month" means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (a) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (b) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and "months" and "monthly" shall be construed accordingly;

"Mortgage" means:

(a)           in relation to the Jemo Ship, the Jemo Mortgage; or

(b)           in relation to the Mandaringina Ship, the Mandaringina Mortgage,

and "Mortgages" means either or both of them;

"Mortgaged Ship" means, at any relevant time, any Ship which is at such time subject to a Mortgage and/or the Earnings, Insurances and Requisition Compensation of which are subject to an Encumbrance pursuant to the relevant Ship Security Documents; and a Ship shall for the purposes of this Agreement be deemed to be a Mortgaged Ship as from whichever shall be the earlier of (a) the drawdown of the Advance relating to that Ship and (b) the date that the Mortgage of that Ship shall have been executed and registered in accordance with this Agreement until whichever shall be the earlier of (i) the payment in full of the amount required by the Agent to be paid pursuant to clause 4.3 following the sale or Total Loss of such Ship and (ii) the date on which all moneys owing under the Security Documents have been repaid in full;

"Operating Account" means:

(a)           in relation to the Jemo Ship, the Jemo Operating Account; or

(b)           in relation to the Mandaringina Ship, the Mandaringina Operating Account,

and "Operating Accounts" means either or both of them;

"Operator" means any person who is from time to time during the Security Period concerned in the operation of a Ship and falls within the definition of "Compamf set out in rule 1.1.2 of the Code;

"Permitted Encumbrance" means any Encumbrance in favour of the Security Agent or any other Creditor created pursuant to the Security Documents and Permitted Liens;

"Permitted Holder" means each of Mr Simeon Palios, his wife and any of his direct lineal descendants;

"Permitted Liens" means, in respect of each Ship, any lien on such Ship for master's, officer's or crew's wages outstanding in the ordinary course of trading, any lien on such Ship for salvage and any ship repairer's or outfitter's possessory lien on such Ship for a sum not (except with the prior written consent of the Agent) exceeding the Casualty Amount for such Ship;

"Pollutant" means and includes pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollution Act of 1990 and all hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act 1980;

"Quotation Date" means, in respect of any period in respect of which LIBOR falls to be determined under this Agreement, the day falling two (2) Banking Days before the first day of such period;

"Reference Bank" means, in relation to LIBOR and Mandatory Cost, the principal London office of Nordea Bank Finland Plc or of any other bank appointed from time to time by the Agent pursuant to clause 16.21 and includes its successors in title;

"Registry" means, in respect of a Ship, such registrar, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register such Ship, the relevant Borrower's title to such Ship and the relevant Mortgage under the laws and flag of the relevant Flag State;

"Related Company" of a person means any Subsidiary of such person, any company or other entity of which such person is a Subsidiary and any Subsidiary of any such company or entity;

"Relevant Jurisdiction" means any jurisdiction in which or where any Security Party is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;

"Relevant Party" means each of the Borrowers and each member of the Group;

"Relevant Ship" means the Ships and any other vessel from time to time (whether before or after the date of this Agreement) owned, managed or crewed by, or chartered to, any Relevant Party;

"Repayment Dates" means, subject to clause 6.3:

(a)	in relation to the Jemo Advance, each of the dates falling at three (3) monthly intervals after the Drawdown Date for such Advance, up to and including the Final Maturity Date for such Advance; or

(b)	in relation to the Mandaringina Advance, 7 August 2012 and each of the dates falling at three (3) monthly intervals thereafter, up to and including the Final Maturity Date for such Advance;

"Requisition Compensation" means, in relation to each Ship, all sums of money or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of such Ship;

"Security Agent" means Nordea Bank Finland Plc, a company incorporated in Finland with its registered office at Aleksanterinkatou 36B, FI-00020 Helsinki, Finland acting for the purposes of this Agreement through its branch at 8th Floor, City Place House, 55 Basinghall Street, London EC2V 5NB, England (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) or such other person as may be appointed as security agent and trustee by the Banks, the Swap Provider and the Agent pursuant to clause 16.14 and includes its successors in title;

"Security Documents" means this Agreement, the Fee Letter, the Master Swap Agreement, the Mortgages, the Deeds of Covenant, the Manager's Undertakings any Charter Assignments, the Corporate Guarantee, the Account Assignments, the Share Pledges, the Swap Assignment, the Trust Deed, the Supplemental Agreement and any other documents as may have been or shall from time to time after the date of this Agreement be executed to guarantee and/or secure all or any part of the Loan, interest thereon and other moneys from time to time owing by the Borrowers and/or any other Security Party pursuant to this Agreement or any other Security Documents (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

"Security Party" means, together, the Borrowers, the Corporate Guarantor, the Manager or any other person who may at any time be a party to any of the Security Documents (other than the Creditors);

"Security Period" means the period commencing on the date of this Agreement and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder;

"Security Requirement" means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the other Creditors) which is, at any relevant time, one hundred and twenty five per cent (125%) of the Loan at that time;

"Security Value" means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the other Creditors) which, at any relevant time, is the aggregate of (a) the market value of the Mortgaged Ships as most recently determined in accordance with clause 8.2.2 and (b) the market value of any additional security for the time being actually provided to the Creditors pursuant to clause 8.2 as most recently determined in accordance with clause 8.2.5;

"Seller" means;

(a)	in relation to the Jemo Ship, Bowline Shipping S.A. of 80 Broad Street, Monrovia, Republic of Liberia and includes their successors in title; or

(b)
in relation to the Mandaringina Ship, together, Southern Route Maritime S.A. of Comosa Building, Samuel Lewis Avenue and Manuel Maria Icaza, Panama City, Republic of Panama, and Nissen Kaiunco, Ltd. of Ko 829-1, Kinoura, Hakata-cho, Imabari-City, Ehime Prefecture, Japan,

and "Sellers" means either or both of them;

"Share Pledge" means, in relation to each Borrower, the share pledge executed or (as the context may require) to be executed by the Corporate Guarantor in favour of the Security Agent in respect of all of the issued shares in such Borrower in such form as is agreed between the Borrowers and the Agent and "Share Pledges" means both of them;

"Ship":

(a)	in relation to the Jemo Borrower and/or the Jemo Advance, means the Jemo Ship; or

(b)	in relation to the Mandaringina Borrower and/or the Mandaringina Advance, means the Mandaringina Ship,

and "Ships" means either or both of them; "Ship Security Documents":

(a)	in respect of the Jemo Ship, means the Jemo Mortgage, the Jemo Deed of Covenant, any relevant Charter Assignment and the Jemo Manager's Undertaking; or

(b)	in respect of the Mandaringina Ship, means the Mandaringina Mortgage, the Mandaringina Deed of Covenant, any relevant Charter Assignment and the Mandaringina Manager's Undertaking;

"SMC" means a safety management certificate issued in respect of a Ship in accordance with rule 13 of the Code;

"Subsidiary" of a person means any company or entity directly or indirectly controlled by such person, and for this purpose "control" shall have the meaning given to it in clause 1.4.7;

"Supplemental Agreement" means the supplemental agreement dated 21 June 2012 made between the Borrowers, the Manager, the Corporate Guarantor and the Creditors, supplemental to this Agreement;

"Swap Assignment" means the assignment executed or (as the context may require) to be executed by the Borrowers in favour of the Security Agent in the form set out in schedule 5 of the Supplemental Agreement;

"Swap Exposure" means, as at any relevant time, the total sum certified by the Swap Provider to be the aggregate net amount in Dollars which would, in the absolute discretion of the Swap Provider, be an estimate of what would be payable by the Borrowers to the Swap Provider under (and calculated in accordance with) section 6(e) (Payments on Early Termination) of the Master Swap Agreement if an Early Termination Date had occurred under the Master Swap Agreement at the relevant time in relation to all continuing Designated Transactions thereunder;

"Swap Provider" means Nordea Bank Finland Plc, a company incorporated in Finland with its registered office at Aleksanterinkatou 36B, FI-00020 Helsinki, Finland, acting for the purposes of this Agreement and the other Security Documents through its office at 2747 Securities Services, FIN-00020 Nordea, Helsinki, Finland (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) and includes its successors in title;

"Taxes" includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and "Taxation" shall be construed accordingly;

"Termination Date" means:

(a)           in relation to the Jemo Advance, 29 February 2012; or

(b)           in relation to the Mandaringina Advance, 30 June 2012,

or such other later date as the Borrower may request and the Agent (acting on the instructions of all the Banks) may in its absolute discretion consent to;

"Total Commitment" means, at any relevant time, the aggregate of the Commitments of all of the Banks at such time;

"Total Loss" in relation to a Ship means:

(a)           actual, constructive, compromised or arranged total loss of such Ship; or

(b)           the Compulsory Acquisition of such Ship; or

(c)
the hijacking, theft, piracy, condemnation, capture, seizure, arrest, detention or confiscation of such Ship (other than where the same amounts to the Compulsory Acquisition of such Ship) by a person (including any Government Entity, or persons acting or purporting to act on behalf of a Government Entity), unless such Ship be released and restored to the relevant Borrower from such hijacking, theft, piracy, condemnation, capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof;

"Transaction" has the meaning given to it in the Master Swap Agreement;

"Transfer Certificate" means a certificate substantially in the form set out in schedule 4;

"Transferee Bank" has the meaning given to it in clause 15.3; "Transferor Bank" has the meaning given to it in clause 15.3; "Trust Deed" means a trust deed dated 7 February 2012;

"Trust Property" means (a) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Security Agent under or pursuant to the Security Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to the Security Agent in the Security Documents); (b) all moneys, property and other assets paid or transferred to or vested in the Security Agent or any agent of the Security Agent or any receiver or received or recovered by the Security Agent or any agent of the Security Agent or any receiver pursuant to, or in connection with, any of the Security Documents whether from any Security Party or any other person; and (c) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by the Security Agent or any agent of the Security Agent in respect of the same (or any part thereof); and

"Underlying Documents" means, together, the Management Agreements, the Contracts, the Initial Charters and any Charters and "Underlying Document" means any of them.

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4	Construction of certain terms

In this Agreement, unless the context otherwise requires:

1.4.1	references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

1.4.2
references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.3
references to a "regulation" include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority and, for the avoidance of doubt, shall include any Basel II Regulation or any Basel III Regulation;

1.4.4	words importing the plural shall include the singular and vice versa;

1.4.5	references to a time of day are to London time;

1.4.6	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.7	"control" means, in relation to a body corporate:

(a)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise, directly or indirectly) to:

(i)	cast, or control the casting of, more than 50 per cent of the maximum number of votes that might be cast at a general meeting of such body corporate; or

(ii)	appoint or remove all, or the majority, of the directors or other equivalent officers of such body corporate; or

(iii)	give directions with respect to the operating and financial policies of such body corporate with which the directors or other equivalent officers of such body corporate are obliged to comply; or

(b)
the holding beneficially of more than 50 per cent of the issued share capital of such body corporate (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital);

1.4.8
two or more persons are "acting in concert" if, pursuant to an agreement or understanding (whether formal or informal), they actively co-operate, through the acquisition (directly or indirectly) of shares in the Corporate Guarantor by any of them, either directly or indirectly to obtain or consolidate control of the Corporate Guarantor;

1.4.9
references to a "guarantee" include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and "guaranteed" shall be construed accordingly; and

1.4.10	references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

1.5	Majority Banks

Where this Agreement provides for any matter to be determined by reference to the opinion of the Majority Banks or to be subject to the consent or request of the Majority Banks or for any action to be taken on the instructions in writing of the Majority Banks, such opinion, consent, request or instructions shall (as between the Banks) only be regarded as having been validly given or issued by the Majority Banks if all the Banks shall have received prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and the relevant majority of Banks shall have given or issued such opinion, consent, request or instructions but so that (as between the Borrowers and the Creditors) the Borrowers shall be entitled (and bound) to assume that such notice shall have been duly received by each Bank and that the relevant majority shall have been obtained to constitute Majority Banks whether or not this is in fact the case.

1.6	Banks' Commitment

For the purposes of the definition of "Majority Banks" in clause 1.2 and the relevant provisions of the Security Documents, references to the Commitment of a Bank shall, if the Total Commitment has, at any relevant time, been reduced to zero, be deemed to be a reference to the Commitment of that Bank immediately prior to such reduction to zero.

2	The Total Commitment and the Advances

2.1	Agreement to lend

The Banks, relying upon each of the representations and warranties in clause 7, agree to lend to the Borrowers, jointly and severally, in two (2) Advances and upon and subject to the terms of this Agreement, the principal sum of up to Twenty six million four hundred and fifty thousand

Dollars ($26,450,000). The obligation of each Bank under this Agreement shall be to contribute that proportion of each Advance which, as at the Drawdown Date of such Advance, such Bank's Commitment bears to the Total Commitment.

2.2	Obligations several

The obligations of the Banks under this Agreement are several according to their respective Commitments and/or Contributions; the failure of any Bank to perform such obligations or the failure of the Swap Provider to perform its obligations under the Master Swap Agreement shall not relieve any other Creditor or the Borrowers or either of them of any of their respective obligations or liabilities under this Agreement or, as the case may be, the Master Swap Agreement nor shall any Creditor be responsible for the obligations of any other Creditors (except for its own obligations, if any, as a Bank or as a Swap Provider) under this Agreement or the Master Swap Agreement, respectively.

2.3	Interests several

Notwithstanding any other term of this Agreement (but without prejudice to the provisions of this Agreement relating to or requiring action by the Majority Banks) the interests of the Creditors are several and the amount due to any Creditor is a separate and independent debt. Each Creditor shall have the right to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Creditor to be joined as an additional party in any proceedings for this purpose.

2.4	Drawdown

Subject to the terms and conditions of this Agreement, each Advance shall be advanced on the relevant Drawdown Date to the Borrowers following receipt by the Agent from the Borrowers of a Drawdown Notice not later than 10:00 a.m. on the third Banking Day before the proposed Drawdown Date which shall be a Banking Day falling within the Drawdown Period. A Drawdown Notice (a) shall be effective on actual receipt by the Agent and (b) shall, subject as provided in clause 3.6.1, be irrevocable once given.

2.5	Timing and limitation of Advances

2.5.1	The aggregate amount of both Advances shall not exceed the Total Commitment.

2.5.2	The Jemo Advance shall not exceed Sixteen million one hundred and twenty five thousand Dollars ($16,125,000).

2.5.3	The Mandaringina Advance shall not exceed Ten million three hundred and twenty five thousand Dollars ($10,325,000).

2.5.4           Each Advance:

(a)	shall be applied in or towards payment to the relevant Seller of such part of the Contract Price for the Ship relevant to such Advance, which is payable on the Delivery Date for that Ship;

(b)	shall be drawn down only once the part of the Contract Price referred to in paragraph 2.5.4(a) above has become due and payable; and

(c)
shall be paid by the Banks to the relevant Seller directly, unless (i) the relevant Borrower has already paid such part of the Contract Price to the relevant Seller when it was due, in which case the relevant Advance (or part thereof) shall be advanced to the Borrowers, or (ii) the relevant Advance exceeds the portion of the Contract Price payable to the relevant Seller on the delivery of the relevant Ship under the relevant Contract, in which case a part of the Advance equal to such portion shall be paid to the relevant Seller and the balance of the Advance shall be advanced to the Borrowers.

2.6	Availability

Upon receipt of a Drawdown Notice complying with the terms of this Agreement the Agent shall promptly notify each Bank and, subject to the provisions of clause 9, on the Drawdown Date for the relevant Advance each of the Banks shall make available to the Agent its portion of such Advance for payment by the Agent in accordance with clause 6.2. The Borrowers acknowledge that payment of any Advance or part thereof to the relevant Seller or either Borrower in accordance with clause 6.2, shall satisfy the obligations of the Banks to lend such Advance (or the relevant part thereof) to the Borrowers.

2.7	Termination of Total Commitment

Any part of the Total Commitment which remains undrawn and uncancelled by the earlier of (a) the relevant Drawdown Date and (b) the end of the relevant Drawdown Period, shall thereupon be automatically cancelled.

2.8	Application of proceeds

Without prejudice to the Borrowers' obligations under clause 8.1.3, no Creditor shall have any responsibility for the application of the proceeds of the Loan or part thereof by the Borrowers or either of them.

2.9	Derivative transactions

2.9.1
If, at any time during the Security Period, the Borrowers wish to enter into interest rate swap or other derivative transactions with the Swap Provider for any purpose whatsoever, including for the benefit of the Group and/or for the purpose of hedging all or any part of their exposure under this Agreement to interest rate fluctuations, they shall advise the Swap Provider in writing.

2.9.2
Any such swap or other derivative transaction shall be concluded with the Swap Provider under the Master Swap Agreement provided however that no such swap or other derivative transaction shall be concluded unless the Swap Provider first agrees to it in writing. For the avoidance of doubt, other than the Swap Provider's agreement in writing referred to in the preceding sentence no prior approval is required by the Borrowers from any other Creditor before concluding any such swap or other derivative transaction. If and when any such swap or other derivative transaction has been concluded, it shall constitute a Designated Transaction, and the Borrowers shall sign a Confirmation with the Swap Provider and advise the Agent promptly after concluding any Designated Transaction.

3	Interest and Interest Periods

3.1	Normal interest rate

The Borrowers shall pay interest on each Advance in respect of each Interest Period relating thereto on each Interest Payment Date (or, in the case of Interest Periods of more than three (3) months, by instalments, the first instalment being due three (3) months from the commencement of the Interest Period and the subsequent instalments at intervals of three (3) months thereof or, if shorter, the period from the date of the preceding instalment until the Interest Payment Date relative to such Interest Period) at the rate per annum determined by the Agent to be the aggregate of (a) the Margin, (b) LIBOR for such Interest Period and (c) Mandatory Cost (if any).

3.2	Selection of Interest Periods

The Borrowers may by notice received by the Agent not later than 10:00 a.m. on the third Banking Day before the beginning of each Interest Period specify whether such Interest Period shall have a duration of one (1) month, two (2) months, three (3) months, six (6) months or such other period (subject to availability) as the Borrowers may select and the Agent (acting on the instructions of all Banks) may agree.

3.3	Determination of Interest Periods

Every Interest Period shall be of the duration required by, or specified by the Borrowers pursuant to, clause 3.2 but so that:

3.3.1
the first Interest Period in respect of each Advance shall commence on the Drawdown Date for such Advance and each subsequent Interest Period for such Advance shall commence on the last day of the previous Interest Period for such Advance;

3.3.2
if any Interest Period for an Advance would otherwise overrun a Repayment Date for such Advance, then, in the case of the last Repayment Date for such Advance, such Interest Period shall end on such Repayment Date, and in the case of any other Repayment Date or Repayment Dates for such Advance, the relevant Advance shall be divided into parts so that there is one part in the amount of the repayment instalment or instalments due on each Repayment Date for such Advance falling during that Interest Period and having an Interest Period ending on the relevant Repayment Date and another part in the amount of the balance of the relevant Advance having an Interest Period ascertained in accordance with clause 3.2 and the other provisions of this clause 3.3; and

3.3.3
if the Borrowers fail to specify the duration of an Interest Period in accordance with the provisions of clause 3.2 and this clause 3.3 such Interest Period shall have a duration of three (3) months or such other period as shall comply with this clause 3.3.

3.4	Default interest

If the Borrowers or either of them fail to pay any sum (including, without limitation, any sum payable pursuant to this clause 3.4) on its due date for payment under any of the Security Documents (other than the Master Swap Agreement), the Borrowers shall pay interest on such sum on demand from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Agent pursuant to this clause 3.4. The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than three (3) months as selected by the Agent each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period. The rate of interest applicable to each such period shall be the aggregate (as determined by the Agent) of (a) two per cent (2%) per annum, (b) the Margin, (c) LIBOR for such period and (d) Mandatory Cost, if any. Such interest shall be due and payable on the last day of each such period as determined by the Agent and each such day shall, for the purposes of this Agreement, be treated as an Interest Payment Date, provided that if such unpaid sum is an amount of principal which became due and payable by reason of a declaration by the Agent under clause 10.2.2 or a prepayment pursuant to clauses 4.3, 8.2.1(a) or 12.1, on a date other than an Interest Payment Date relating thereto, the first such period selected by the Agent shall be of a duration equal to the period between the due date of such principal sum and such Interest Payment Date and interest shall be payable on such principal sum during such period at a rate of two per cent (2%) above the rate applicable thereto immediately before it shall have become so due and payable. If, for the reasons specified in clause 3.6.1, the Agent is unable to determine a rate in accordance with the foregoing provisions of this clause 3.4, each Bank shall promptly notify the Agent of the cost of funds to such Bank, and interest on any sum not paid on its due date for payment shall be calculated at a rate determined by the Agent to be two per cent (2%) per annum above the aggregate of the Margin and the cost of funds to such Bank (including Mandatory Cost, if any).

3.5	Notification of Interest Periods and interest rate

The Agent shall notify the Borrowers and the Banks promptly of the duration of each Interest Period and of each rate of interest (or, as the case may be default interest) determined by it under this clause 3.

3.6	Market disruption; non-availability

3.6.1	If and whenever, at any time prior to the commencement of any Interest Period:

(a)
the Agent shall have determined (which determination shall, in the absence of manifest error, be conclusive) that adequate and fair means do not exist for ascertaining LIBOR during such Interest Period; or

(b)
the Reference Bank does not supply the Agent with a quotation for the purposes of calculating LIBOR (where such a quotation is required having regard to paragraph (b) of the definition of "LIBOR" in clause 1.2); or

(c)
the Agent shall have received notification from Banks whose aggregate Contributions are not less than one third (1/3rd) of the Loan or (prior to the first Drawdown Date) whose aggregate Commitments are not less than one third (1/3rd) of the Total Commitment), that deposits in Dollars are not available to such Banks in the London Interbank Market in the ordinary course of business in sufficient amounts to fund their Commitments or their Contributions for such Interest Period, or that LIBOR does not accurately reflect the cost to such Banks of obtaining such deposits, the Agent shall forthwith give notice (a "Determination Notice") thereof to the Borrowers and to each of the Banks and the Swap Provider. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue. After the giving of any Determination Notice the undrawn amount of the Total Commitment shall not be borrowed until notice to the contrary is given to the Borrowers by the Agent.

3.6.2
During the period of ten (10) days after any Determination Notice has been given by the Agent under clause 3.6.1, each Bank shall certify an alternative basis (the "Alternative Basis") for funding its Commitment and/or for maintaining its Contribution. The Alternative Basis may at the relevant Bank's sole and unfettered discretion (without limitation) include alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds to such Bank (including Mandatory Cost, if any) equivalent to the Margin. The Agent shall calculate the arithmetic mean of the Alternative Bases provided by the relevant Banks (the "Substitute Basis") and certify the same to the Borrowers, the Banks and the Swap Provider. The Substitute Basis so certified shall be binding upon the Borrowers and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Agent notifies the Borrowers that none of the circumstances specified in clause 3.6.1 continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply.

4	Repayment and prepayment

4.1	Repayment

4.1.1
The Borrowers shall repay the Jemo Advance by twenty (20) repayment instalments, one such instalment to be repaid on each of the Repayment Dates for such Advance. Subject to the provisions of this Agreement, the amount of each of the first to the nineteenth instalments (inclusive) for the Jemo Advance shall be Two hundred and fifty two thousand Dollars ($252,000) and the amount of the twentieth and final instalment for the Jemo Advance shall be Eleven million three hundred and thirty seven thousand million Dollars ($11,337,000) (comprising a repayment instalment of Two hundred and fifty two thousand Dollars ($252,000) and a balloon payment of Eleven million eighty five thousand Dollars ($11,085,000)).

4.1.2
The Borrowers shall repay the Mandaringina Advance by twenty (20) repayment instalments, one such instalment to be repaid on each of the Repayment Dates for such Advance. Subject to the provisions of this Agreement the amount of each of the first to the nineteenth instalments (inclusive) for the Mandaringina Advance shall be Two hundred and thirty four thousand six hundred and sixty Dollars ($234,660) and the amount of the twentieth and final instalment for the Mandaringina Advance shall be Five million eight hundred and sixty six thousand four hundred and sixty Dollars ($5,866,460) (comprising a repayment instalment of Two hundred and thirty four thousand six hundred and sixty Dollars ($234,660) and a balloon payment of Five million six hundred and thirty one thousand eight hundred Dollars ($5,631,800)).

4.1.3
If the Total Commitment in respect of any Advance or part thereof is not drawn down in full, the amount of each repayment instalment in respect of such Advance (including the relevant balloon payment) referred to above shall be reduced proportionately.

4.2	Voluntary prepayment

The Borrowers may prepay any Advance in whole or in part (being Two hundred and fifty thousand Dollars ($250,000) or any larger sum which is an integral multiple of Two hundred and fifty thousand Dollars ($250,000)), in each case, on any Interest Payment Date relating to the Advance to be repaid, without premium or penalty but subject to clause 11.1 and the other provisions of this clause 4.

4.3	Mandatory prepayment on Total Loss or sale

4.3.1	Before drawdown

On a Ship becoming a Total Loss (or suffering damage or being involved in an incident which in the opinion of the Agent may result in such Ship being subsequently determined to be a Total Loss) before the Advance in respect of such Ship is drawn down, the obligations of the Banks to make the Advance for such Ship available shall immediately cease and the Total Commitment shall be reduced by the amount of the Advance for such Ship.

4.3.2	Thereafter

On the date falling one hundred and eighty (180) days after that on which a Mortgaged Ship became a Total Loss or, if earlier, on the date upon which the insurance proceeds in respect of such Total Loss are, or Requisition Compensation is, received by the relevant Borrower (or the Security Agent or any other Creditors pursuant to the relevant Ship Security Documents), or immediately prior to the completion of the sale of a Mortgaged Ship by the relevant Borrower to any person, the Borrowers shall prepay to the Agent the outstanding Advance relevant to that Ship in full.

4.3.3	Interpretation

For the purposes of this Agreement and the other Security Documents, a Total Loss in respect of a Ship shall be deemed to have occurred:

(a)	in the case of an actual total loss of a Ship, on the actual date and at the time such Ship was lost or, if such date is not known, on the date on which such Ship was last reported;

(b)	in the case of a constructive total loss of a Ship, upon the date and at the time notice of abandonment of such Ship is given to the insurers of such Ship for the time being;

(c)
in the case of a compromised or arranged total loss of a Ship, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of such Ship;

(d)	in the case of Compulsory Acquisition of a Ship, on the date upon which the relevant requisition of title or other compulsory acquisition of such Ship occurs; and

(e)
in the case of hijacking, theft, piracy, condemnation, capture, seizure, arrest, detention or confiscation of a Ship (other than where the same amounts to Compulsory Acquisition of such Ship) by any person (including a Government Entity, or persons purporting to act on behalf of a Government Entity), which deprives the relevant Borrower of the use of such Ship for more than thirty (30) days, upon the expiry of the period of thirty (30) days after the date upon which the relevant hijacking, theft, piracy, condemnation, capture, seizure, arrest, detention or confiscation occurred.

4.4	Amounts payable on prepayment

Any prepayment of all or part of the Loan under this Agreement shall be made together with accrued interest on the amount to be prepaid to the date of such prepayment, any additional amount payable under clause 6.6 or clause 12.2 and all other sums payable by the Borrowers under this Agreement or any of the other Security Documents including, without limitation, any accrued commitment commission and any amounts payable under clause 11.

4.5	Notice of prepayment; reduction of repayment instalments - re-borrowing

4.5.1
No prepayment may be effected under clause 4.2 unless the Borrowers shall have given the Agent at least five (5) Banking Days' prior written notice of their intention to make such prepayment. Every notice of prepayment shall be effective only on actual receipt by the Agent, shall be irrevocable, shall specify the Advance and the amount to be prepaid and shall oblige the Borrowers to make such prepayment on the date specified.

4.5.2
Any amount prepaid pursuant to clause 8.2.1 shall be applied against both Advances proportionately as between them. Any amount prepaid pursuant to clause 4.2 or clause 8.2.1(a) in respect of an Advance shall be applied in reducing the repayment instalments of the relevant Advance under clause 4.1 (including the relevant balloon payment) proportionately.

4.5.3	No amount prepaid under this Agreement may be reborrowed.

4.5.4	The Borrowers may not prepay the Loan or any part thereof save as expressly provided in this Agreement.

4.6	Unwinding of Designated Transactions

On or prior to any repayment or prepayment of all or part of the Loan (including, without limitation, pursuant to clauses 4.2, 4.3 or 8.2.1(a) or any other provision of this Agreement), the Borrowers shall, upon the request of the Agent (acting on the instructions of the Banks), wholly or partially reverse, offset, unwind, cancel, close out, net out or otherwise terminate one or more of the continuing Designated Transactions at that time.

5	Fees, commitment commission and expenses

5.1	Fees

The Borrowers shall pay to the Agent:

5.1.1	for the account of the Arranger, an arrangement fee of such amount and payable at such time as specified in the Fee Letter and the Supplemental Agreement;

5.1.2
for the account of each Bank (i) if the Drawdown Date of the Jemo Advance occurs by 28 February 2012, on the day falling one day before the Drawdown Date or (ii) if the Drawdown Date of the Jemo Advance does not occur by 28 February 2012, on 28 February 2012 and on the last day of each calendar month thereafter, until the earlier of (a) the Drawdown Date of the Jemo Advance and (b) the Termination Date of the Jemo Advance, and on the earlier of such dates, commitment commission computed from 22 December 2011 (in the case of the first payment of commission) and from the due date of the preceding payment of commission (in the case of each subsequent payment) at the rate of zero point five zero per cent (0.50%) per annum on the daily undrawn amount of such Bank's Commitment in respect of the Jemo Advance.

The fees and commissions referred to in this clause 5.1 shall be payable by the Borrowers to the Agent, whether or not any part of the Total Commitment is ever advanced and shall be, in each case, non-refundable.

5.2	Expenses

The Borrowers shall pay to the Agent on a full indemnity basis on demand all expenses (including legal, printing and out-of-pocket expenses) incurred by any Creditor:

5.2.1
in connection with the negotiation, preparation, execution and, where relevant, registration of the Security Documents and of any amendment or extension of or the granting of any waiver or consent under, any of the Security Documents and the syndication of the Loan; and

5.2.2
in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, any of the Security Documents, or otherwise in respect of the moneys owing under any of the Security Documents, together with interest at the rate referred to in clause 3.4 from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

5.3	Value added Tax

All fees and expenses payable pursuant to this clause 5 and/or pursuant to the Security Documents shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by the Creditors or any of them under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

5.4	Stamp and other duties

The Borrowers shall pay all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by, or assessed on, the Creditors or any of them) imposed on or in connection with any of the Underlying Documents, the Security Documents or the Loan and shall indemnify the Creditors or any of them against any liability arising by reason of any delay or omission by the Borrowers to pay such duties or taxes.

6	Payments and taxes; accounts and calculations

6.1	No set-off or counterclaim

The Borrowers acknowledge that in performing their respective obligations under this Agreement, the Banks will be incurring liabilities to third parties in relation to the funding of amounts to the Borrowers, such liabilities matching the liabilities of the Borrowers to the Banks and that it is reasonable for the Banks to be entitled to receive payments from the Borrowers gross on the due date in order that the Banks are put in a position to perform their matching obligations to the relevant third parties. Accordingly, all payments to be made by the Borrowers or either of them under any of the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 6.6, free and clear of any deductions or withholdings, in Dollars on the due date to the account of the Agent at such bank and in such place as the Agent may from time to time specify for this purpose. Save as otherwise provided in this Agreement or any relevant Security Documents, such payments shall be for the account of all the Banks and the Agent or, as the case may be, the Security Agent shall forthwith distribute such payments in like funds as are received by the Agent or, as the case may be, the Security Agent to the Banks rateably in accordance with their respective Commitment or (following the first drawdown) Contribution, as the case may be.

6.2	Payment by the Banks

All sums to be advanced by the Banks to the Borrowers or either of them under this Agreement in respect of the Loan shall be remitted in Dollars on the Drawdown Date for the relevant

Advance to the account of the Agent with such bank as the Agent may have notified to the Banks and shall be paid by the Agent on such date in like funds as are received by the Agent to the account specified in the Drawdown Notice for such Advance.

6.3	Non-Banking Days

When any payment under any of the Security Documents would otherwise be due on a day which is not a Banking Day, the due date for payment shall be extended to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

6.4	Calculations

All interest and other payments of an annual nature under any of the Security Documents shall accrue from day to day and be calculated on the basis of actual days elapsed and a three hundred and sixty (360) day year.

6.5	Certificates conclusive

Any certificate or determination of the Agent or the Security Agent or any Bank as to any rate of interest or any other amount pursuant to and for the purposes of any of the Security Documents shall, in the absence of manifest error, be conclusive and binding on the Borrowers and (in the case of a certificate or determination by the Agent or the Security Agent) on the other Creditors.

6.6	Grossing-up for Taxes

6.6.1
If at any time the Borrowers are required to make any deduction or withholding in respect of Taxes from any payment due under any of the Security Documents for the account of any Creditor (or if the Agent or, as the case may be, the Security Agent is required to make any such deduction or withholding from a payment to a Bank), the sum due from the Borrowers in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the relevant Creditor receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrowers shall indemnify each Creditor against any losses or costs incurred by it by reason of any failure of the Borrowers to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Borrowers shall promptly deliver to the Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

6.6.2
For the avoidance of doubt, clause 6.6.1 does not apply in respect of sums due from the Borrowers to the Swap Provider under or in connection with the Master Swap Agreement as to which sums the provisions of section 2(d) (Deduction or Withholding for Tax) of the Master Swap Agreement shall apply.

6.7	Loan account

Each Bank shall maintain, in accordance with its usual practice, an account or accounts evidencing the amounts from time to time lent by, owing to and paid to it under the Security Documents. The Agent and the Security Agent shall maintain a control account or accounts (which shall be the "Account current" referred to in the Jemo Mortgage) showing the Loan, interest and other sums owing and/or payable by the Borrowers under the Security Documents. Each such control account shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Borrowers under the Security Documents.

6.8	Agent may assume receipt

Where any sum is to be paid under this Agreement to the Agent for the account of another person, the Agent may assume that the payment will be made when due and the Agent may (but shall not be obliged to) make such sum available to the person so entitled. If it proves to be the case that such payment was not made to the Agent, then the person to whom such sum was so made available shall on request refund such sum to the Agent together with interest thereon sufficient to compensate the Agent for the cost of making available such sum up to the date of such repayment and the person by whom such sum was payable shall indemnify the Agent for any and all loss or expense which the Agent may sustain or incur as a consequence of such sum not having been paid on its due date.

6.9	Partial payments

If, on any date on which a payment is due to be made by the Borrowers under any of the Security Documents, the amount received by the Agent from the Borrowers falls short of the total amount of the payment due to be made by the Borrowers on such date then, without prejudice to any rights or remedies available to the Creditors or any of them under any of the Security Documents, the Agent shall apply the amount actually received from the Borrowers in or towards discharge of the obligations of the Borrowers under the Security Documents in the following order, notwithstanding any appropriation made, or purported to be made, by the Borrowers:

6.9.1	firstly, in or towards payment, on a pro-rata basis, of any unpaid costs, expenses and fees owing to the Arranger, the Agent or the Security Agent under, or in relation to, the Security Documents;

6.9.2	secondly, in or towards payment, on a pro-rata basis, of any unpaid costs, expenses and fees owing to the Banks or the Account Bank under or in relation to, the Security Documents;

6.9.3
thirdly, in or towards payment to the Banks, on a pro-rata basis, of any accrued interest which shall have become due under any of the Security Documents (other than the Master Swap Agreement) but remains unpaid;

6.9.4
fourthly, in or towards payment to the Banks, on a pro-rata basis, for any loss suffered by reason of any such payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Loan prepaid and which amounts are so payable under this Agreement;

6.9.5	fifthly, in or towards payment to the Banks, on a pro rata basis, of any principal in respect of the Loan which shall have become due but remains unpaid;

6.9.6	sixthly, in or towards payment to the Swap Provider of any sums owing to it under the Master Swap Agreement; and

6.9.7
seventhly, towards payment to the relevant person of any other sum which shall have become due under any of the Security Documents but remains unpaid (and, if more than one such sum so remains unpaid, on a pro-rata basis).

The order of application set out in clauses 6.9.3 to 6.9.5 may be varied by the Agent if the Banks so direct, without any reference to, or consent or approval from the Borrowers.

7	Representations and warranties

7.1	Continuing representations and warranties

The Borrowers jointly and severally represent and warrant to each Creditor that:

7.1.1	Due incorporation

the Borrowers and each of the other Security Parties are duly incorporated and validly existing in good standing under the laws of their respective countries of incorporation as limited liability companies or (as the case may be) corporations, and have power to carry on their respective businesses as they are now being conducted and to own their respective property and other assets;

7.1.2	Corporate power

each of the Borrowers has power to execute, deliver and perform its obligations under the Underlying Documents and the Borrowers' Security Documents to which it is or is to be a party and to borrow the Total Commitment and each of the other Security Parties has power to execute and deliver and perform its obligations under the Security Documents and the Underlying Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of either Borrower to borrow will be exceeded as a result of borrowing the Loan or entering into the Master Swap Agreement;

7.1.3	Binding obligations

the Underlying Documents and the Security Documents constitute or will, when executed, constitute valid and legally binding obligations of the relevant Security Parties enforceable in accordance with their respective terms;

7.1.4	No conflict with other obligations

the execution and delivery of, the performance of their obligations under, and compliance with the provisions of, the Underlying Documents and the Security Documents by the relevant Security Parties will not:

(i)	contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which either of the Borrowers or any other Security Party is subject;

(ii)
conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which either of the Borrowers or any other Security Party is a party or is subject or by which it or any of its property is bound;

(iii)	contravene or conflict with any provision of the constitutional documents of either of the Borrowers or any other Security Party or

(iv)
result in the creation or imposition of or oblige either of the Borrowers or any member of the Group or any other Security Party to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertakings, assets, rights or revenues of either of the Borrowers or any member of the Group or any other Security Party;

7.1.5	No litigation

no litigation, arbitration, investigation or proceeding (administrative or otherwise) is taking place, pending or, to the knowledge of the officers of either of the Borrowers, threatened against either of the Borrowers or any member of the Group or any other Security Party which could have a Material Adverse Effect;

7.1.6	No filings required

save for the registration of the Mortgages under the laws of the Flag State through the relevant Registries, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Underlying Documents or the Security Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to any of the Underlying Documents or the Security Documents and each of the Underlying Documents and the Security Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

7.1.7	Choice of law

the choice of English law to govern the Underlying Documents and the Security Documents (other than the Mortgages) and the choice of Bahamian law to govern the Jemo Mortgage and the choice of Marshall Islands law to govern the Mandaringina Mortgage, and the submissions by the Security Parties therein to the non-exclusive jurisdiction of the English courts are valid and binding;

7.1.8	No immunity

neither of the Borrowers nor any other Security Party nor any of their respective assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

7.1.9	Financial statements correct and complete

the audited consolidated financial statements of the Group in respect of the financial year ended on 31 December 2010 as delivered to the Agent and/or the Arranger have been prepared in accordance with the Applicable Accounting Principles which have been consistently applied and present fairly and accurately the consolidated financial position of the Group as at such date and the consolidated results of the operations of the Group for the financial year ended on such date and, as at such date, neither the Group nor any member of the Group had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against, or provided for in such financial statements;

7.1.10	Consents obtained

every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any Security Party to authorise, or required by any Security Party in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of each of the Underlying Documents and each of the Security Documents to which it is a party or the performance by each Security Party of its obligations under the Underlying Documents and the Security Documents to which it is a party, has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

7.1.11	Shareholdings

(a)	each of the Borrowers and the Manager is a wholly-owned direct Subsidiary of the Corporate Guarantor; and

(b)	no less than 18% of the issued share capital and of the issued voting share capital of the Corporate Guarantor is ultimately beneficially owned by Permitted Holders;

7.1.12	Compliance with laws and regulations

each of the Borrowers, the Corporate Guarantor and the Manager is in compliance with the terms and conditions of all laws, regulations, agreements, licences and concessions material to the carrying on of its business (including in relation to Taxation);

7.1.13	No Material Adverse Effect

no events, conditions, facts or circumstances exist or have arisen or occurred since 31 December 2010, which have had or could reasonably be expected to have a Material Adverse Effect;

7.1.14	Borrowers' own account

in relation to the borrowing by the Borrowers of the Loan or any part thereof, the performance and discharge of its obligations and liabilities under the Security Documents and the transactions and other arrangements effected or contemplated by this Agreement, each of the Borrowers is acting for its own account and that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented to combat "money laundering" (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities (as amended)); and

7.1.15	Solvency

(a)	none of the Borrowers nor any other Relevant Party is unable, or admits or has admitted its inability, to pay its debts or has suspended making payments on any of its debts;

(b)
none of the Borrowers nor any other Relevant Party by reason of actual or anticipated financial difficulties has commenced, or intends to commence, negotiations with one or more of its creditors with a view to rescheduling any of its Indebtedness;

(c)	the value of the assets of the Borrowers and the other Relevant Parties is not less than their respective liabilities (taking into account contingent and prospective liabilities); and

(d)	no moratorium has been, or may, in the reasonably foreseeable future be, declared in respect of any Indebtedness of the Borrowers or any other Relevant Party.

7.2	Initial representations and warranties

The Borrowers jointly and severally further represent and warrant to each Creditor that:

7.2.1	Pari passu and subordinated indebtedness

(a)
the obligations of each Borrower under this Agreement and the Master Swap Agreement and the obligations of the Corporate Guarantor under the Corporate Guarantee are direct, general and unconditional obligations of such Borrower and the Corporate Guarantor, respectively, and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of such Borrower with the exception of any obligations which are mandatorily preferred by law and not by contract;

(b)
any Indebtedness of the Borrowers or the Corporate Guarantor owing to any of its respective shareholders or other members of the Group is subordinated in all respects to the Borrowers' obligations under this Agreement and the Master Swap Agreement (in the case of the Borrowers) and to the Corporate Guarantor's obligations under the Corporate Guarantee (in the case of the Corporate Guarantor);

7.2.2	No default under other Indebtedness

none of the Security Parties is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound;

7.2.3	Information - full disclosure

the information, exhibits and reports furnished by or on behalf of any Security Party to the Agent and/or the Arranger in connection with the negotiation and preparation of the Security

Documents are true and accurate in all material respects and not misleading and all expressions of opinions contained therein genuinely reflect the opinions of the directors and the senior management of the Borrowers and the Corporate Guarantor and are based on reasonable assumptions, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;

7.2.4	No withholding Taxes

no Taxes are imposed by withholding or otherwise on any payment to be made by any Security Party under the Underlying Documents or the Security Documents or are imposed on or by virtue of the execution or delivery by the Security Parties of the Underlying Documents or the Security Documents or any other document or instrument to be executed or delivered under any of the Security Documents;

7.2.5	No Default

no Default has occurred and is continuing;

7.2.6	The Ships

each Ship will, on the Drawdown Date of the Advance relevant to such Ship, be:

(a)	in the absolute ownership of the relevant Borrower who will, on and after such Drawdown Date, be the sole, legal and beneficial owner of such Ship;

(b)	registered in the name of the relevant Borrower under the laws and flag of the relevant Flag State through the relevant Registry;

(c)	operationally seaworthy and in every way fit for service; and

(d)	classed with the relevant Classification free of all requirements and recommendations from the relevant Classification Society;

7.2.7	Ships' employment

save for the Initial Charters, neither Ship is nor will, on or before the Drawdown Date of the Advance relevant to such Ship, be subject to any charter or contract or to any agreement to enter into any charter or contract which, if entered into after the date of the relevant Mortgage, would have required the consent of the Agent or, as the context may require, the Security Agent or the other Creditors and, on the Drawdown Date of the Advance relevant to such Ship, there will not be any agreement or arrangement whereby the Earnings of such Ship may be shared with any other person;

7.2.8	Freedom from Encumbrances

neither of the Ships, nor its Earnings, Insurances or Requisition Compensation nor the Operating Account for such Ship nor any other properties or rights which are, or are to be, the subject of any of the Security Documents nor any part thereof will be, on the Drawdown Date of the Advance relevant to such Ship, subject to any Encumbrance other than the Permitted Encumbrances;

7.2.9	Compliance with Environmental Laws and Approvals

           except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Agent and/or the Arranger:

(a)
the Borrowers and the other Relevant Parties and, to the best of the Borrowers' knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates have complied with the provisions of all Environmental Laws;

(b)
the Borrowers and the other Relevant Parties and, to the best of the Borrowers' knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates have obtained all Environmental Approvals and is in compliance with all such Environmental Approvals; and

(c)
neither the Borrowers nor any other Relevant Party nor, to the best of the Borrowers' knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates have received notice of any Environmental Claim that the Borrowers or any other Relevant Party or any such Environmental Affiliate is not in compliance with any Environmental Law or any Environmental Approval;

7.2.10	No Environmental Claims

except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Agent and/or the Arranger, there is no Environmental Claim pending or, to the best of the Borrowers' knowledge and belief (having made due enquiry), threatened against either of the Borrowers or either of the Ships or any other Relevant Party or any other Relevant Ship or, to the best of the Borrowers' knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates;

7.2.11	No potential Environmental Claims

except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Agent and/or the Arranger, there has been no emission, spill, release or discharge of a Pollutant from either of the Ships or any other Relevant Ship owned by, managed or crewed by or chartered to either of the Borrowers nor, to the best of the Borrowers' knowledge and belief (having made due enquiry), from any Relevant Ship owned, managed or crewed by or chartered to any other Relevant Party which could give rise to an Environmental Claim;

7.2.12	Copies true and complete

the copies of the Underlying Documents delivered or to be delivered to the Agent pursuant to clause 9.1 are, or will when delivered be, true and complete copies of such documents; such documents constitute valid and binding obligations of the parties thereto enforceable in accordance with their respective terms and there have been no amendments or variations thereof or defaults thereunder;

7.2.13	DOC and SMC

on the Drawdown Date of the Advance relevant to a Ship, the Operator will have a DOC for itself and an SMC in respect of such Ship; and

7.2.14	ISPS Code

on the Drawdown Date of the Advance relevant to a Ship, the Borrower owning such Ship shall have a valid and current ISSC in respect of such Ship and such Ship shall be in compliance with the ISPS Code.

7.3           Repetition of representations and warranties

On and as of each Drawdown Date and (except in relation to the representations and warranties in clauses 7.1.11 and 7.2) on each Interest Payment Date, the Borrowers shall:

(a)	be deemed to repeat the representations and warranties in clauses 7.1 and 7.2 as if made with reference to the facts and circumstances existing on such day; and

(b)
be deemed to further represent and warrant to each of the Creditors that the then latest audited financial statements delivered to the Agent and/or the Security Agent by the Borrowers under clause 8.1.5 of this Agreement and clause 5.1.4 of the Corporate

Guarantee have been prepared in accordance with the Applicable Accounting Principles which have been consistently applied and present fairly and accurately the consolidated financial position of the Group as at the end of the financial period to which the same relate and the consolidated results of the operations of the Group for the financial period to which the same relate and, as at the end of such financial period, neither the Borrowers nor the Corporate Guarantor nor any other member of the Group, nor the Group had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements.

8	Undertakings

8.1	General

The Borrowers jointly and severally undertake with each Creditor that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Total Commitment remains outstanding, they will:

8.1.1	Notice of Default and certain other events

promptly inform the Agent of any occurrence of which either of them becomes aware which might adversely affect the ability of any Security Party to perform its obligations under any of the Security Documents or the Underlying Documents and, without limiting the generality of the foregoing, and without prejudice to clause 8.1.6, will inform the Agent of any material litigation involving the Group or any member thereof, any Environmental Claim, any discharge of a Pollutant from a Ship or any other Relevant Ship or any other incident which may give rise to an Environmental Claim and of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Agent, confirm to the Agent in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;

8.1.2	Consents and licences; compliance with laws and regulations

(a)
without prejudice to clauses 7.1 and 9, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all the obligations of the Security Parties under each of the Security Documents and the Underlying Documents; and

(b)
comply and will procure that the Corporate Guarantor will comply, with the terms and conditions of all laws, regulations, agreements, licences and concessions material to the carrying out of its business;

8.1.3	Use of proceeds

use the Loan exclusively for the purposes specified in clause 1.1 and clause 2.5;

8.1.4	Pari passu and subordination without prejudice to the provisions of clause 8.3, ensure that:

(a)
their obligations under this Agreement and the Master Swap Agreement shall at all times rank at least pari passu with all their other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract; and

(b)
their Indebtedness (if any) to their shareholders or any other member of the Group is on terms acceptable to the Agent in its absolute discretion and is and shall remain at all times fully subordinated towards their obligations under this Agreement and the Master Swap Agreement;

8.1.5	Financial statements prepare or cause to be prepared:

(a)
consolidated financial statements of the Group (comprising a balance sheet statement, an income statement, a cash flow analysis and accompanying notes) in accordance with the Applicable Accounting Principles consistently applied in respect of each financial year (namely, each 12-month period ending on 31 December of each calendar year) and cause the same to be reported on by the Group's auditors;

(b)
unaudited consolidated financial statements of the Group (comprising a balance sheet statement, an income statement, a cash flow analysis and accompanying notes) in accordance with the Applicable Accounting Principles consistently applied in respect of each financial quarter of each financial year (namely, each 3-month, 6-month, 9-month and 12-month periods (including on a year to date basis), respectively, ending on 31 March, 30 June, 30 September and 31 December of each calendar year), and, in each case, deliver as many copies of the same as the Agent may reasonably require as soon as practicable but not later than:

(i)	in the case of audited financial statements, one hundred and eighty (180) days after the end of the financial period to which they relate (namely, not later than 30 June of each calendar year);

(ii)
in the case of unaudited financial statements, ninety (90) days after the end of the financial period to which they relate (namely, not later than 30 June, 30 September, 31 December and 31 March, respectively, of each calendar year);

8.1.6	Valuations and Compliance Certificate

(a)
at the same time as the Borrowers and/or the Corporate Guarantor provide the Agent and/or the Security Agent with annual audited consolidated financial statements of the Group pursuant to clause 8.1.5 of this Agreement and clause 5.1.4 of the Corporate Guarantee (namely, not later than 30 June of each calendar year) and, if a Default has occurred, at any other time as and when the Agent in its absolute discretion shall require, provide the Agent with valuations of the Ship made in accordance with clause 8.2.2;

(b)
at the same time as the Borrowers and/or the Corporate Guarantor provide the Agent and/or the Security Agent with consolidated financial statements of the Group pursuant to clause 8.1.5 of this Agreement and clause 5.1.4 of the Corporate Guarantee (namely, not later than 31 March, 30 June, 30 September and 31 December of each calendar year) and, if a Default has occurred, at any other time as and when the Agent in its absolute discretion shall require, deliver to the Agent a Compliance Certificate (including any supporting schedules or other information and evidence as the Agent may require) duly signed by a director and an authorised signatory of each Borrower and the Corporate Guarantor, and otherwise in accordance with clause 5.1.5 of the Corporate Guarantee;

8.1.7	Delivery of report

deliver to the Agent as many copies as the Agent may reasonably require of every material report, circular, notice or like document issued by either of the Borrowers to its creditors generally.

8.1.8	Provision of further information

provide the Agent with such financial and other information concerning the Borrowers, the other Security Parties, the Group and its members and their respective affairs (including, without limitation, financial projections of the Group on an annual consolidated basis) as the Agent, any Bank or the Swap Provider (acting through the Agent) may from time to time require and keep the Agent advised regularly of all major financial developments in relation to the Borrowers, the other Security Parties and the Group and its members including, without prejudice to the generality of the foregoing, any vessels sales or purchases and any new borrowings;

8.1.9	Obligations under Security Documents

and will procure that each of the other Security Parties will, duly and punctually perform each of the obligations expressed to be assumed by them under the Security Documents and the Underlying Documents;

8.1.10	Compliance with Code

and will procure that any Operator will comply with, and ensure that each Ship and any Operator at all times complies with, the requirements of the Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period;

8.1.11	Issuance of DOC and SMC

and will procure that any Operator will, promptly inform the Agent upon the issuance to any Operator of a DOC and to each Ship of an SMC or the receipt by either of the Borrowers or any Operator of notification that its application for the same has been refused;

8.1.12	Withdrawal of DOC and SMC

and will procure that any Operator will, immediately inform the Agent if there is any threatened or actual withdrawal of its Operator's DOC or the SMC in respect of any Ship;

8.1.13	ISPS Code compliance and will procure that the Manager or any Operator will:

(a)	maintain at all times a valid and current ISSC in respect of each Ship;

(b)	immediately notify the Agent in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC in respect of each Ship; and

(c)	procure that each Ship will comply at all times with the ISPS Code;

8.1.14	Employment

without prejudice to the rights of the Creditors under the provisions of the other Security Documents, advise the Agent promptly of any proposed charterparty, pool agreement or other contract of employment in respect of a Ship (including any Charter) having an original duration of twelve (12) months or longer (excluding any optional extensions thereof) and:

(a)	deliver a certified copy of each such charterparty or other contract to the Agent forthwith after its execution;

(b)	forthwith following a demand made by the Agent (acting on the instructions of the Majority Banks):

(i)
procure that the relevant Borrower will execute a specific assignment (in such form as the Agent (acting on the instructions of the Majority Banks in their absolute discretion) may require) of any such charterparty or other contract in favour of the Security Agent and any notice of assignment required in connection therewith; and

(ii)
procure the service of any such notice of assignment on the relevant charterer or other counterparty of the relevant Borrower, and the acknowledgement of such notice by the relevant charterer or other counterparty;

(c)
upon the Agent's request deliver to the Agent such documents and evidence of the type referred to in schedule 3, in relation to any such assignment or any other related matter referred to in this clause 8.1.14, as the Agent (acting on the instructions of the Majority Banks in their sole discretion) shall require; and

(d)
pay on the Agent's demand all legal costs and other costs incurred by the Agent and/or the Banks and/or the Security Agent in connection with or in relation to any such assignment or any other related matter referred to in this clause 8.1.14;

8.1.15	Know your customer information

deliver to the Agent such documents and evidence as the Agent shall from time to time require relating to the verification of identity and knowledge of the Agent's or any Bank's, the Account Bank's or any Swap Provider's customers and the compliance by the Agent or any Bank or any Swap Provider or the Account Bank with all necessary "know your customer" or similar checks, always on the basis of applicable laws and regulations or the Agent's or any Bank's or the Swap Provider's or the Account Bank's own internal guidelines, in each case as such laws, regulations or internal guidelines apply from time to time; and

8.1.16	Money laundering

ensure that any borrowing by each Borrower and the performance of its obligations hereunder and under the other Security Documents to which each is a party will be for its own account and will not involve any breach by it of any law or regulatory measure relating to money laundering as defined in Article 1 of the directive (2005/60/EC) of the European Parliament and of the Council or any equivalent law or regulatory measure in any other jurisdiction.

8.2	Security value maintenance

8.2.1	Security shortfall

If at any time the Security Value shall be less than the Security Requirement, the Agent may, and if so directed by the Majority Banks shall, give notice to the Borrowers requiring that such deficiency be remedied and then the Borrowers shall within a period of thirty (30) days of the date of receipt by the Borrowers of the Agent's said notice either:

(a)
prepay such sum in Dollars as will result in the Security Requirement after such prepayment (taking into account any other repayment of the Loan made between the date of the notice and the date of such prepayment) being equal to the Security Value; or

(b)
constitute to the satisfaction of the Creditors such further security for the Loan and any amounts owing under the Master Swap Agreement, as shall be acceptable to the Banks, having a value for security purposes (as determined by the Agent in its absolute discretion) at the date upon which such further security shall be constituted which, when added to the Security Value, shall not be less than the Security Requirement as at such date, and the choice between clause 8.2.1(a) and clause 8.2.1(b) shall be at the Borrowers' option.

The provisions of clause 4.4 and any relevant provisions of clause 4.5 shall apply to any prepayments made under clause 8.2.1(a).

8.2.2	Valuation of Mortgaged Ships

(a)
Each of the Mortgaged Ships shall, for the purposes of this Agreement, be valued in Dollars as and when the Agent shall require (whether for the purpose of testing compliance with clause 8.2.1 or at any other time acting on the instructions of the Majority Banks) by two (2) of the Approved Shipbrokers, selected by the Borrowers or, failing such selection by the Borrowers, selected by the Agent (acting on the instructions of the Majority Banks in their sole discretion). Each such valuation shall not be older than 30 days, shall be addressed to the Agent (with a copy to the Borrowers) and made without, unless required by the Agent, physical inspection, without taking into account the benefit of any charterparty or other engagement concerning such Mortgaged Ship and it shall be made on the basis of a sale for prompt delivery for cash at arm's length on normal commercial terms as between a willing buyer and a willing seller. The arithmetic mean of such two (2) valuations shall constitute the value of such Mortgaged Ship for the purposes of this clause 8.2 and the other provisions of this Agreement and the other Security Documents.

(b)
The value of each Mortgaged Ship determined in accordance with the provisions of this clause 8.2 shall be binding upon the parties hereto until such time as any further such valuations shall be obtained in respect of such Mortgaged Ship.

8.2.3	Information

The Borrowers jointly and severally undertake with each Creditor to supply to the Agent and to any such Approved Shipbrokers such information concerning each Mortgaged Ship and its condition as such Approved Shipbrokers may require for the purpose of making any such valuation.

8.2.4	Costs

All costs in connection with the Agent obtaining any valuations of the Mortgaged Ships referred to in clause 8.2.2, any valuation of the Mortgaged Ships referred to in schedule 3 and any valuation either of any additional security for the purposes of ascertaining the Security Value at any time or necessitated by the Borrowers electing to constitute additional security pursuant to clause 8.2.1(b), shall be borne by the Borrowers.

8.2.5	Valuation of additional security

For the purpose of this clause 8.2, the market value of any additional security provided or to be provided to the Security Agent shall be determined by the Agent in its absolute discretion without any necessity for the Agent assigning any reason thereto.

8.2.6	Documents and evidence

In connection with any additional security provided in accordance with this clause 8.2, the Agent shall be entitled to receive such evidence and documents of the kind referred to in schedule 3 as may in the Agent's opinion, be appropriate and such favourable legal opinions as the Agent shall in its absolute discretion require.

8.3	Negative undertakings

The Borrowers jointly and severally undertake with each Creditor that, from the date of this Agreement and so long as any moneys are owing under the Security Documents and while all or any part of the Total Commitment remains outstanding, the Borrowers will not, without the prior written consent of the Agent (acting on the instructions of the Majority Banks):

8.3.1	Negative pledge

permit any Encumbrance (other than a Permitted Encumbrance) to subsist, arise or be created or extended over all or any part of their present or future undertakings, assets, rights or revenues to secure or prefer any present or future Indebtedness or other liability or obligation of any Security Party or any other person;

8.3.2	No merger

merge or consolidate with any other person or enter into any amalgamation, demerger or corporate reconstruction or redomiciliation of any type;

8.3.3	Disposals

sell, transfer, abandon, lend or otherwise dispose of or cease to exercise direct control over any part (being, either alone or when aggregated with all other disposals falling to be taken into account pursuant to this clause 8.3.3, material in the opinion of the Agent in relation to their respective undertaking, assets, rights and revenues of each Borrower taken as a whole) of their respective present or future undertaking, assets, rights or revenues (otherwise than by transfers, sales or disposals for full consideration in the ordinary course of trading but in any event excluding the assets which are subject to security created by the Security Documents), whether by one or a series of transactions related or not;

8.3.4	Other business

undertake any business other than the ownership and operation of the Ships and the chartering of the Ships to third parties;

8.3.5	Acquisitions

acquire any further assets other than the Ships and rights arising under contracts entered into by or on behalf of the Borrowers in the ordinary course of their business of owning, operating and chartering the Ships;

8.3.6	Other obligations

incur any obligations except for obligations arising under the Underlying Documents or the Security Documents or contracts entered into in the ordinary course of their business of owning, operating and chartering the Ships;

8.3.7	No borrowing

incur any Borrowed Money except for Borrowed Money pursuant to the Security Documents;

8.3.8	Repayment of borrowings

repay the principal of, or pay interest on or any other sum in connection with, any of their Borrowed Money except for Borrowed Money pursuant to the Security Documents;

8.3.9	Guarantees

issue any guarantees or indemnities or otherwise become directly or contingently liable for the obligations of any person, firm, or corporation, except pursuant to the Security Documents and except for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which a Ship is entered, guarantees required to procure the release of a Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of a Ship;

8.3.10	Loans

make any loans or grant any credit to any person or agree to do so (save for normal trade credit in the ordinary course of business);

8.3.11	Sureties

permit any Indebtedness of either Borrower to any person (other than the Creditors pursuant to the Security Documents) to be guaranteed by any person (save for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which a Ship is entered, guarantees required to procure the release of a Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of a Ship);

8.3.12	Share capital and distribution

purchase or otherwise acquire for value any shares of their capital or distribute any of their present or future assets, undertaking, rights or revenues to any of their shareholders provided however that each Borrower shall be entitled to declare or pay cash dividends to its shareholders, if no Event of Default has occurred and is continuing at the time of declaration or payment of such dividends nor would result from the declaration or payment of such dividends;

8.3.13	Subsidiaries

form or acquire any Subsidiaries or make an equity investment in any person;

8.3.14	Constitutional documents

change, amend or vary, or agree to permit any change, amendment or variation of, their constitutional documents or any change of their corporate or legal name;

8.3.15	Intra-Group transactions

enter into any transactions or agreements with any other member of the Group other than on an arm's length basis and for full consideration;

8.3.16	Designated Transactions

enter into any derivative transactions other than Designated Transactions;

8.3.17	Financial Year

change, permit or agree to any change in, the way of computation of their financial year; and

8.3.18	Shareholdings

change, cause or permit any change in, the legal and/or beneficial ownership of any of the shares in either of the Borrowers or the Manager which would cause any of them to cease to be a wholly-owned direct Subsidiary of the Corporate Guarantor.

9	Conditions

9.1	Documents and evidence

The obligation of each Bank to make its Commitment available shall be subject to the condition that the Agent, or its duly authorised representative, shall have received:

9.1.1	on or prior to the giving of the first Drawdown Notice, the documents and evidence specified in Part 1 of schedule 3 in form and substance satisfactory to the Agent; and

9.1.2
on or prior to the drawdown of an Advance for a Ship, the documents and evidence specified in Part 2 of schedule 3 in respect of such Advance and the Ship relevant to it in form and substance satisfactory to the Agent.

9.2	General conditions precedent

The obligation of each Bank to contribute to any Advance shall be subject to the further conditions that, at the time of the giving of the Drawdown Notice for such Advance, and at the time of the making of such Advance:

9.2.1
the representations and warranties contained in (i) clauses 7.1, 7.2 and 7.3(b), (ii) clause 4 of the Corporate Guarantee and (iii) clause 3 of each Share Pledge, are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time; and

9.2.2	no Default shall have occurred and be continuing or would result from the making of such Advance; and

9.2.3
no events, facts, conditions or circumstances shall exist or have arisen or occurred (and neither the Agent nor any Bank shall have become aware of other events, facts, conditions or circumstances not previously known to it), which the Agent (acting on the instructions of the Majority Banks) shall determine, has had or could reasonably be expected to have, a Material Adverse Effect.

9.3	Waiver of conditions precedent

The conditions specified in this clause 9 are inserted solely for the benefit of the Banks and may be waived by the Agent (acting on the instructions of the Majority Banks) in whole or in part and with or without conditions.

10	Events of Default

10.1	Events

There shall be an Event of Default if:

10.1.1
Non-payment: any Security Party fails to pay any sum payable by it under any of the Security Documents at the time, in the currency and in the manner stipulated in the Security Documents (and so that, for this purpose, sums payable on demand shall be treated as having been paid at the stipulated time if paid within three (3) Banking Days of demand); or

10.1.2
Master Swap Agreement: (a) an Event of Default or Potential Event of Default (in each case as defined in the Master Swap Agreement) has occurred and is continuing with the Borrowers or either of them as the Defaulting Party (as defined in the Master Swap Agreement) under the Master Swap Agreement or (b) an Early Termination Event (as defined in the Master Swap Agreement) has occurred with the Borrowers or either of them as the sole Affected Party (as defined in the Master Swap Agreement) has occurred or has been or will become capable of being effectively designated under the Master Swap Agreement by the Swap Provider, or

10.1.3
Breach of Insurances and certain other obligations: either of the Borrowers or the Manager or any other person fails to obtain and/or maintain the Insurances in respect of either Ship in accordance with the requirements of the relevant Ship Security Documents for such Ship or if any insurer in respect of such Insurances in respect of either Ship cancels such Insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for such Insurances or for any other failure or default on the part of either of the Borrowers or any other person, or either of the Borrowers commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clauses 8.2 or 8.3 or the Corporate Guarantor commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clauses 5.2 or 5.3 of the Corporate Guarantee; or

10.1.4
Breach of other obligations: any Security Party commits any breach of or omits to observe any of its obligations or undertakings expressed to be assumed by it under any of the Security Documents (other than those referred to in clauses 10.1.1, 10.1.2 and 10.1.3 above) and, in respect of any such breach or omission which in the opinion of the Agent (following consultation with the Banks) is capable of remedy, such action as the Agent (acting on the instructions of the Majority Banks) may require shall not have been taken within thirty (30) days of the Agent notifying the relevant Security Party of such default and of such required action; or

10.1.5
Misrepresentation: any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party in or pursuant to any of the Security Documents or in any notice, certificate or statement referred to in or delivered under any of the Security Documents is or proves to have been incorrect or misleading in any material respect; or

10.1.6
Cross-default: any Borrowed Money of any Security Party or any other Relevant Party is not paid when due or any Borrowed Money of any Security Party or any other Relevant Party becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due (unless as a result of the exercise by the relevant Security Party or other Relevant Party of a voluntary right of prepayment), or any creditor of any Security Party or any other Relevant Party becomes entitled to declare any such Borrowed Money due and payable or any facility or commitment available to any Security Party or any other Relevant Party relating to Borrowed Money is withdrawn, suspended or cancelled by reason of any default (however described) of the person concerned unless the relevant Security Party or other Relevant Party shall have satisfied the Banks that such withdrawal, suspension or cancellation will not affect or prejudice in any way the relevant Security Party's or other Relevant Party's ability to pay its debts as they fall due and fund its commitments, or any guarantee given by any Security Party or any other Relevant Party in respect of Borrowed Money is not honoured when due and called upon Provided that the amount or aggregate amount at any one time, of all Borrowed Money of any Security Party or any other Relevant Party in relation to which any of the foregoing events shall have occurred and be continuing, is equal to or greater than Ten million Dollars ($10,000,000) or its equivalent in the currency which the same is denominated or payable. For the avoidance of doubt for the purpose of this clause 10.1.6 "Borrowed Money" shall exclude Borrowed Money owing under this Agreement and/or the other Security Documents; or

10.1.7
Legal process: any judgment or order made against any Security Party or other Relevant Party is not stayed or complied with within seven (7) days or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertakings, assets, rights or revenues of any Security Party or other Relevant Party and is not discharged within seven (7) days; or

10.1.8
Insolvency: any Security Party or other Relevant Party is unable or admits inability to pay its debts as they fall due; or suspends making payments on any of its debts or announces an intention to do so; or becomes insolvent; or has assets the value of which is less than the value of its liabilities (taking into account contingent and prospective liabilities); or suffers the declaration of a moratorium in respect of any of its Indebtedness; or any corporate action, legal proceedings or other procedure or step is taken in relation to any of the above; or

10.1.9	Reduction or loss of capital: a meeting is convened by any Security Party or other Relevant Party for the purpose of passing any resolution to purchase, reduce or redeem any of its share capital; or

10.1.10	Winding up: any corporate action, legal proceedings or other procedure or step is taken for the purpose of winding-up any Security Party or other Relevant Party or an order is made or resolution passed for the winding up of any Security Party or other Relevant Party or a notice is issued convening a meeting for the purpose of passing any such resolution; or

10.1.11
Administration: any petition is presented, notice given or other step is taken for the purpose of the appointment of an administrator of any Security Party or other Relevant Party or the Agent believes that any such petition or other step is imminent or an administration order is made in relation to any Security Party or other Relevant Party; or

10.1.12
Appointment of receivers and managers: any administrative or other receiver, liquidator, compulsory manager or other similar officer is appointed of any Security Party or other Relevant Party or any part of its assets and/or undertaking or any other steps are taken to enforce any Encumbrance over all or any part of the assets of any Security Party or other Relevant Party; or

10.1.13
Compositions: any corporate action, legal proceedings or other procedures or steps are taken, or negotiations commenced, by any Security Party or other Relevant Party or by any of its creditors with a view to the general readjustment or rescheduling of all or part of its indebtedness or to proposing any kind of composition, compromise or arrangement involving such person and any of its creditors; or

10.1.14
Analogous proceedings: there occurs, in relation to any Security Party or other Relevant Party, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the reasonable opinion of the Agent, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 10.1.7 to 10.1.13 (inclusive) or any Security Party or other Relevant Party otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

10.1.15	Cessation of business: any Security Party or any other Relevant Party suspends or ceases or threatens to suspend or cease to carry on its business; or

10.1.16
Seizure: all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, any Security Party or any other Relevant Party are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or

10.1.17
Invalidity: any of the Security Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of any of the Security Documents shall at any time and for any reason be contested by any Security Party which is a party thereto, or if any such Security Party shall deny that it has any, or any further, liability thereunder; or

10.1.18
Unlawfulness: it becomes impossible or unlawful at any time for any Security Party, to fulfil any of the covenants and obligations expressed to be assumed by it in any of the Security Documents or for a Creditor to exercise the rights or any of them vested in it under any of the Security Documents or otherwise; or

10.1.19	Repudiation: any Security Party repudiates any of the Security Documents or does or causes or permits to be done any act or thing evidencing an intention to repudiate any of the Security Documents; or

10.1.20	Encumbrances enforceable: any Encumbrance (other than Permitted Liens) in respect of any of the property (or part thereof) which is the subject of any of the Security Documents becomes enforceable; or

10.1.21
Material Adverse Effect: any event, condition, fact or circumstance occurs, arises or exists which, in the opinion of the Agent (acting on the instructions of the Majority Banks), has had or is reasonably expected to have a Material Adverse Effect; or

10.1.22
Arrest: either Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the relevant Borrower and such Borrower shall fail to procure the release of such Ship within a period of ten (10) days thereafter; or

10.1.23
Registration: the registration of either Ship under the laws and flag of the relevant Flag State is cancelled or terminated without the prior written consent of the Agent (acting on the instructions of the Majority Banks) or if such registration of such Ship is not renewed at least forty five (45) days prior to the expiry of such registration; or

10.1.24	Unrest: the Flag State of either Ship becomes involved in hostilities or civil war or there is a seizure of power in the Flag State of either Ship by unconstitutional means; or

10.1.25
Environment: either Borrower and/or any other Relevant Party and/or any Security Party fails to comply with any Environmental Law or any Environmental Approval or either of the Ships or any other Relevant Ship is involved in any incident which gives rise or may give rise to an Environmental Claim; or

10.1.26
P&I: either Borrower or the Manager or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which such Borrower's Ship is entered for insurance or insured against protection and indemnity risks (including oil pollution risks) to the effect that any cover (including, without limitation, any cover in respect of liability for Environmental Claims arising in jurisdictions where such Ship operates or trades) is or may be liable to cancellation, qualification or exclusion at any time; or

10.1.27	Shareholdings: at any time

(a)	either of the Borrowers or the Manager ceases to be a wholly-owned direct Subsidiary of the Corporate Guarantor; or

(b)	a Change of Control occurs; or

10.1.28	Operating Accounts: moneys are withdrawn from either of the Operating Accounts other than in accordance with clause 14; or

10.1.29	Manager: either Ship is managed by a person other than the Manager without the prior written consent of the Agent (acting on the instructions of the Majority Banks); or

10.1.30
Licenses, etc: any license, authorisation, consent or approval at any time necessary to enable any Security Party to comply with its obligations under the Security Documents or the Underlying Documents is revoked or withheld or modified or is otherwise not granted or fails to remain in full force and effect or if any exchange control or other law or regulation shall exist which would make any transaction under the Security Documents or the Underlying Documents or the continuation thereof, unlawful or would prevent the performance by any Security Party of any term of any of the Security Documents or the Underlying Documents; or

10.1.31	Listing: the shares of the Corporate Guarantor are de-listed or cease to trade permanently on the New York Stock Exchange; or

10.1.32
Material events: any other event occurs or circumstance arises which, in the opinion of the Agent (acting on the instructions of the Majority Banks), is likely materially and adversely to affect either (i) the ability of any Security Party to perform all or any of its obligations under or otherwise to comply with the terms of any of the Security Documents or any of the Underlying Documents or (ii) the security created by any of the Security Documents.

10.2	Acceleration

The Agent may, and if so requested by the Majority Banks shall, without prejudice to any other rights of the Agent, at any time after the happening of an Event of Default by notice to the Borrowers declare that:

10.2.1	the obligation of each Bank to make its Commitment available shall be terminated, whereupon the Total Commitment shall be reduced to zero forthwith; and/or

10.2.2
the Loan and all interest and commitment commission accrued and all other sums payable under the Security Documents have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable.

10.3	Demand basis

If, pursuant to clause 10.2.2, the Agent declares the Loan to be due and payable on demand, the Agent may (and if so requested by the Majority Banks shall) by written notice to the Borrowers:

(a)
call for repayment of the Loan on such date as may be specified whereupon the Loan shall become due and payable on the date so specified together with all interest and commitment commission accrued and all other sums payable under this Agreement; or

(b)	withdraw such declaration with effect from the date specified in such notice.

10.4	Position of Swap Provider

Neither the Agent nor the Security Agent shall be obliged, in connection with any action taken or proposed to be taken under or pursuant to the foregoing provisions of this clause 10, to have any regard to the requirements of the Swap Provider except to the extent that the Swap Provider is also a Bank.

11	Indemnities

11.1	Miscellaneous indemnities

The Borrowers shall on demand indemnify each Creditor, without prejudice to any of the Creditors' other rights under any of the Security Documents, against any loss (including loss of Margin) or expense which such Creditor shall certify as sustained or incurred by it as a consequence of:

11.1.1	any default in payment by either Borrower of any sum under any of the Security Documents when due; or

11.1.2	the occurrence of any other Event of Default; or

11.1.3
any prepayment of the Loan (or any part thereof) being made under clauses 4.3, 8.2.1(a) or 12.1, or any other repayment or prepayment of the Loan or part thereof being made otherwise than on an Interest Payment Date relating to the part of the Loan prepaid or repaid; or

11.1.4	any Advance not being made for any reason (excluding any default by any Creditor) after the Drawdown Notice for such Advance has been given,

including, in any such case, but not limited to, any loss or expense sustained or incurred by a Bank in maintaining or funding its Contribution or, as the case may be, Commitment or any part thereof or in liquidating or re-employing deposits from third parties acquired to effect or maintain its Contribution or, as the case may be, Commitment or any part thereof or any other amount owing to such Bank, or in terminating or reversing, or otherwise in connection with, any open position of a Bank in relation to this Agreement.

11.2	Currency indemnity

If any sum due from the Borrowers or either of them under any of the Security Documents or any order or judgment given or made in relation thereto has to be converted from the currency (the "first currency") in which the same is payable under the relevant Security Document or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against the Borrowers or either of them, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to any of the Security Documents, the Borrowers shall indemnify and hold harmless each Creditor from and against any loss suffered as a result of any difference between: (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency, and (ii) the rate or rates of exchange at which the relevant Creditor may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

Any amount due from the Borrowers or either of them under this clause 11.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of any of the Security Documents and the term "rate of exchange" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

11.3	Environmental indemnity

The Borrowers shall indemnify each Creditor on demand and hold it harmless from and against all costs, expenses, payments, charges, losses, demands, liabilities, actions, proceedings (whether civil or criminal), penalties, fines, damages, judgements, orders, sanctions or other outgoings of whatever nature which may be suffered, incurred or paid by, or made or asserted against such Creditor at any time, whether before or after the repayment in full of principal and interest under this Agreement, relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of an Environmental Claim made or asserted against such Creditor if such Environmental Claim would not have been, or been capable of being, made or asserted against such Creditor if it had not entered into any of the Security Documents and/or exercised any of its rights, powers and discretions thereby conferred and/or performed any of its obligations thereunder and/or been involved in any of the transactions contemplated by the Security Documents.

11.4	Central Bank or European Central Bank reserve requirements indemnity

The Borrowers shall on demand promptly indemnify each Bank against any cost incurred or loss suffered by such Bank as a result of its complying with the minimum reserve requirements of the European Central Bank and/or with respect to maintaining required reserves with the relevant national Central Bank to the extent that such compliance relates to such Bank's Commitment and/or Contribution or deposits obtained by it to fund the whole or part of that Contribution and to the extent such cost or loss is not recoverable by such Bank under clause 12.2.

11.5	General indemnity

Each of the Borrowers hereby indemnifies and agrees to hold harmless the Creditors and each of their respective Related Companies and each of their respective officers, directors, employees, agents, advisors and representatives (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, legal and other expenses (altogether the "Losses"), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any claim, investigation, litigation or proceeding (or the preparation of any defence with respect thereto) commenced or threatened in relation to the Security Documents or any of them (or the transactions contemplated hereby or thereby) or any use made or proposed to be made with the proceeds of the Loan. This indemnity shall apply whether or not such claims, investigation, litigation or proceeding is brought by the Borrowers or either of them, any other Security Party, any Relevant Party, any of their respective shareholders or creditors, an Indemnified Party or any other person, or an Indemnified Party is otherwise a party thereto, except to the extent that such Losses are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or wilful misconduct.

12	Unlawfulness and increased costs

12.1	Unlawfulness

If it is or becomes contrary to any law or regulation for any Bank to contribute to an Advance or to maintain its Commitment or fund its Contribution, such Bank shall promptly, through the Agent, give notice to the Borrowers whereupon (a) the Total Commitment shall be reduced to zero and (b) the Borrowers shall be obliged to prepay the Loan either (i) forthwith or (ii) on a future specified date not being earlier than the latest date permitted by the relevant law or regulation together with interest accrued to the date of prepayment and all other sums payable by the Borrowers under this Agreement and/or the Master Swap Agreement.

12.2	Increased costs

If the result of any change in, or in the interpretation or application of, or the introduction of, any Capital Adequacy Law or compliance by a Bank with any Capital Adequacy Law, is to:

12.2.1
subject any Bank to Taxes or change the basis of Taxation of any Bank with respect to any payment under any of the Security Documents (other than Taxes or Taxation on the overall net income, profits or gains of such Bank imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

12.2.2
increase the cost to, or impose an additional cost on, any Bank or its holding company in making or keeping such Bank's Commitment available or maintaining or funding all or part of such Bank's Contribution; and/or

12.2.3	reduce the amount payable or the effective return to any Bank under any of the Security Documents; and/or

12.2.4
reduce any Bank's or its holding company's rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to such Bank's obligations under any of the Security Documents; and/or

12.2.5	require any Bank or its holding company to make a payment or forego a return on or calculated by reference to any amount received or receivable by such Bank under any of the Security Documents; and/or

12.2.6
require any Bank or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of its Commitment or its Contribution from its capital for regulatory purposes, then and in each such case (subject to clause 12.3):

(a)	such Bank shall (through the Agent) notify the Borrowers in writing of such event promptly upon its becoming aware of the same; and

(b)
the Borrowers shall on demand made at any time, whether or not such Bank's Contribution has been repaid, pay to the Agent for the account of such Bank the amount which such Bank specifies (in a certificate setting forth the basis of the computation of such amount but not including any matters which such Bank or its holding company regards as confidential) is required to compensate such Bank and/or (as the case may be) its holding company for such liability to Taxes, cost, reduction, payment , foregone return or loss.

For the purposes of this clause 12.2 "holding company" means, in relation to a Bank, the company or entity (if any) within the consolidated supervision of which such Bank is included.

12.3	Exception

Nothing in clause 12.2 shall entitle any Bank to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss to the extent that the same (a) is taken into account in calculating Mandatory Cost or (b) is the subject of an additional payment under clause 6.6.

12.4	Mitigation

If circumstances arise which would, or would upon the giving of notice, result in an increased payment required to be made by the Borrowers under clause 6.6 or clause 12.2 then, without in any way limiting the obligations of the Borrowers under either of these clauses, the relevant Bank shall, following the Borrowers' request, use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement and the other Security Documents to another of its offices not affected by the circumstances which gave rise to such increased payment, but no Bank shall be under any obligation to take any such action if in its opinion, to do so would or might:

12.4.1	be prejudicial to such Bank (or, as the case may be, its holding company); or

12.4.2	have an adverse effect on such Bank's or its holding company's business, operations, administration or financial condition; or

12.4.3
involve such Bank or its holding company in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent, with any regulation or such Bank's general banking policies; or

12.4.4	involve such Bank or its holding company in any expense (unless indemnified to its satisfaction) or tax disadvantage.

13	Security, set-off and pro-rata payments

13.1	Application of moneys

All moneys received by the Creditor under or pursuant to any of the Security Documents and expressed to be applicable in accordance with the provisions of this clause 13.1 shall, if received by a Creditor other than the Agent and the Security Agent, be paid to the Agent for application, and if received by the Agent or the Security Agent shall be applied by the Agent and/or the Security Agent (as the case may be) in the following manner:

13.1.1	first in or towards payment of all unpaid costs, expenses and fees which may be owing to the Arranger, the Agent or the Security Agent under any of the Security Documents;

13.1.2	secondly, in or towards payment of any unpaid costs, expenses and fees payable to the Banks or the Account Bank or any of them;

13.1.3	thirdly, in or towards payment of any arrears of interest owing in respect of the Loan or any

13.1.4
fourthly, in or towards payment to any Bank for any loss suffered by reason of any such payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Loan repaid or prepaid and which amounts are so payable under this Agreement;

13.1.5	fifthly, in or towards repayment of the Loan (whether the same is due and payable or not);

13.1.6	sixthly, in or towards payment to the Swap Provider, on a pro rata basis, of any sums owing to it under the Master Swap Agreement;

13.1.7
seventhly, in or towards payment to any Creditor (other than the Swap Provider) of any other sums owing to it under any of the Security Documents (and if any such sums are owing to more than one Creditor, as between such Creditors on a pro rata basis); and

13.1.8	eighthly, the surplus (if any) shall be paid to the Borrowers or to whomsoever else may be entitled to receive such surplus.

13.2	Pro rata payments

13.2.1
If at any time any Bank (the "Recovering Bank") receives or recovers any amount owing to it by the Borrowers under this Agreement by direct payment, set-off or in any manner other than by payment through the Agent pursuant to clauses 6.1 or 6.9 (not being a payment received from a Transferee Bank or a sub-participant in such Bank's Contribution or any other payment of an amount due to the Recovering Bank for its sole account pursuant to clauses 3.6, 5, 6.6, 11.1, 11.2, 12.1 or 12.2) the Recovering Bank shall, within two (2) Banking Days of such receipt or recovery (a "Relevant Receipt") notify the Agent of the amount of the Relevant Receipt. If the Relevant Receipt exceeds the amount which the Recovering Bank would have received if the Relevant Receipt had been received by the Agent and distributed pursuant to clauses 6.1 or 6.9 (as the case may be) then:

(a)	within two (2) Banking Days of demand by the Agent, the Recovering Bank shall pay to the Agent an amount equal (or equivalent) to the excess;

(b)
the Agent shall treat the excess amount so paid by the Recovering Bank as if it were a payment made by the Borrowers and shall distribute the same to the Banks (other than the Recovering Bank) in accordance with clause 6.9; and

(c)
as between the Borrowers and the Recovering Bank the excess amount so redistributed shall be treated as not having been paid but the obligations of the Borrowers to the other Banks shall, to the extent of the amount so re-distributed to them, be treated as discharged.

13.2.2
If any part of the Relevant Receipt subsequently has to be wholly or partly refunded by the Recovering Bank (whether to a liquidator or otherwise) each Bank to which any part of such Relevant Receipt was so re-distributed shall on request from the Recovering Bank repay to the Recovering Bank such Bank's pro-rata share of the amount which has to be refunded by the Recovering Bank.

13.2.3	Each Bank shall on request supply to the Agent such information as the Agent may from time to time request for the purpose of this clause 13.2.

13.2.4
Notwithstanding the foregoing provisions of this clause 13.2, no Recovering Bank shall be obliged to share any Relevant Receipt which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Bank are instituted by it without prior notice having been given to such party through the Agent).

13.2.5
For the avoidance of doubt it is hereby declared that failure by any Recovering Bank to comply with the provisions of clause 13.2 shall not release any other Recovering Bank from any of its obligations or liabilities under clause 13.2.

13.3	Set-off

13.3.1
Each Borrower authorises the Agent and each Bank (without prejudice to any of the Agent's or such Bank's rights at law, in equity or otherwise), at any time and without notice to such Borrower, to apply any credit balance to which such Borrower is then entitled standing upon any account of such Borrower with any branch of such Bank in or towards satisfaction of any sum due and payable from such Borrower to the Agent or such Bank, as the case may be, under any of the Security Documents. For this purpose, the Agent and each Bank is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application.

13.3.2
No Bank shall be obliged to exercise any right given to it by this clause 13.3. Each Bank shall notify the Agent and the Agent shall notify the relevant Borrower forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto and the Agent shall inform the other Banks.

13.3.3	Nothing in this clause 13.3 shall be effective to create a charge or other Encumbrance

13.4	No charge

The provisions of this clause 13 shall not, and shall not be construed so as to, constitute a charge or other security interest or Encumbrance by a Creditor over all or any part of a sum received or recovered by it in the circumstances mentioned in clause 13.2.

14	Operating Accounts

14.1	General

The Borrowers jointly and severally undertake with each Creditor that they will:

14.1.1
on or before the Drawdown Date of each Advance to be drawn down, open the Operating Account of the Ship relevant to such Advance (and provide the Agent and the Account Bank with any information or documents requested by them under clause 8.1.15 to enable the Account Bank to do so); and

14.1.2
procure that all moneys payable to a Borrower in respect of the Earnings of such Borrower's Ship and any moneys payable to the Borrowers under the Master Swap Agreement shall, unless and until the Agent (acting on the instructions of the Majority Banks) directs to the contrary pursuant to provisions of the relevant Ship Security Documents, be paid to such Borrower's Operating Account Provided however that if any of the moneys paid to either of the Operating Accounts are payable in a currency other than Dollars, the Account Bank shall (and the Borrowers hereby irrevocably and unconditionally instruct the Account Bank to) convert such moneys into Dollars at the Account Bank's spot rate of exchange at the relevant time for the purchase of Dollars with such currency and the term "spot rate of exchange" shall include any premium and costs of exchange payable in connection with the purchase of Dollars with such currency.

14.2	Operating Accounts: withdrawals

Unless and until a Default shall occur and be continuing and the Agent (acting on the instructions of the Majority Banks) shall direct to the contrary, each Borrower shall be entitled to withdraw moneys from its Operating Account only for the following purposes:

14.2.1
to pay any amount to the Agent in or towards payments of any instalments of interest or any repayments, reductions or other payments of principal, or any other amounts then payable pursuant to the Security Documents;

14.2.2	to pay the proper and reasonable expenses of its Ship (including management fees under the Management Agreement relevant to its Ship);

14.2.3	to pay the proper and reasonable expenses of administering such Borrower's affairs; and

14.2.4
to make any payments of dividends to the extent permitted by clause 8.3.12 or any other payments on behalf of such Borrower which are not prohibited by this Agreement or any of the other Security Documents.

14.3	Account terms

Amounts standing to the credit of the Operating Accounts shall (unless otherwise agreed between the Account Bank and the Borrowers) bear interest at the rates from time to time offered by the Account Bank to its customers for Dollar deposits in comparable amounts for comparable periods. Interest shall accrue on the Operating Accounts from day to day and be calculated on the basis of actual days elapsed and a three hundred and sixty (360) day year and shall be credited to the Operating Accounts at such times as the Account Bank and the Borrowers shall agree.

14.4	Application of Operating Account

At any time after the occurrence of an Event of Default, the Agent may, and on the instructions of the Majority Banks shall, without notice to the Borrowers, instruct the Account Bank to apply all moneys then standing to the credit of the Operating Accounts or either of them (together with interest from time to time accruing or accrued thereon) in or towards satisfaction of any sums due to the Creditors or any of them under the Security Documents in the manner specified in clause 13.1.

14.5	Charging of Operating Accounts

The Operating Accounts and all amounts from time to time standing to the credit thereof shall be subject to the security constituted and the rights conferred by the Account Assignments.

15	Assignment, transfer and lending office

15.1	Benefit and burden

This Agreement shall be binding upon, and enure for the benefit of, the Creditors and the Borrowers and their respective successors in title.

15.2	No assignment by Borrowers

Neither Borrower may assign or transfer any of its rights or obligations under this Agreement

15.3	Transfers by Banks

Subject to the prior written consent of (a) the Agent and (b) provided no Default has occurred at such time, the Borrowers (the Borrowers' consent not to be unreasonably withheld or delayed), any Bank (the "Transferor Bank") may at any time cause all or any part of its rights, benefits and/or obligations under this Agreement and the Security Documents to be transferred to any other bank or financial institution which, in the reasonable opinion of the Agent, has experience in ship finance (a "Transferee Bank") by delivering to the Agent a Transfer Certificate duly completed and duly executed by the Transferor Bank and the Transferee Bank Provided  however that (a) the Transferor Bank shall pay to the Agent a transfer fee of Three thousand Dollars ($3,000) in respect of any such transfer and (b) the rights, benefits and/or obligations to be transferred under any such transfer shall be in respect of a minimum amount of Ten million Dollars ($10,000,000) of the Transferor Bank's Commitment and/or (as the case may be) Contribution. The consent of the Borrowers referred to above shall not be required in relation to any transfer where the relevant Transferee Bank is another Bank or a Related Company of the relevant Transferor Bank or of another Bank. No such transfer is binding on, or effective in relation to, the Borrowers, the Agent or the other Creditors unless (i) it is effected or evidenced by a Transfer Certificate which complies with the provisions of this clause 15.3 and is signed by or on behalf of the Transferor Bank, the Transferee Bank and the Agent (on behalf of itself, the Borrowers and the other Creditors) and (ii) such transfer of rights under the other Security Documents as the Agent or the Transferee Bank may deem necessary has been effected and registered to the satisfaction of the Agent. Upon signature of any such Transfer Certificate by the Agent, which signature shall be effected as promptly as is practicable after such Transfer Certificate has been delivered to the Agent, and subject to the terms of such Transfer Certificate, such Transfer Certificate shall have effect as set out below.

The following further provisions shall have effect in relation to any Transfer Certificate:

15.3.1	a Transfer Certificate may be in respect of a Bank's rights in respect of all, or part of, its Commitment and shall be in respect of the same proportion of its Contribution;

15.3.2
a Transfer Certificate shall only be in respect of rights and obligations of the Transferor Bank in its capacity as a Bank and shall not transfer its rights and obligations as Agent, Security Agent or in any other capacity, as the case may be and such other rights and obligations may only be transferred in accordance with any applicable provisions of this Agreement;

15.3.3	a Transfer Certificate shall take effect in accordance with English law as follows:

(a)
to the extent specified in the Transfer Certificate, the Transferor Bank's payment rights and all its other rights (other than those referred to in clause 15.3.2 above) under this Agreement are assigned to the Transferee Bank absolutely, free of any defects in the Transferor Bank's title and of any rights or equities which the Borrowers or either of them had against the Transferor Bank;

(b)	the Transferor Bank's Commitment is discharged to the extent specified in the Transfer Certificate;

(c)	the Transferee Bank becomes a Bank with a Contribution and a Commitment of the amounts specified in the Transfer Certificate;

(d)
the Transferee Bank becomes bound by all the provisions of this Agreement and the Security Documents which are applicable to the Banks generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent, the Security Agent and the Arranger in accordance with the provisions of clause 16 and to the extent that the Transferee Bank becomes bound by those provisions, the Transferor Bank ceases to be bound by them;

(e)
an Advance or part of an Advance which the Transferee Bank makes after the Transfer Certificate comes into effect ranks in point of priority and security in the same way as it would have ranked had it been made by the Transferor Bank, assuming that any defects in the Transferor Bank's title and any rights or equities of any Security Party against the Transferor Bank had not existed; and

(f)
the Transferee Bank becomes entitled to all the rights under this Agreement which are applicable to the Banks generally, including but not limited to those relating to the Majority Banks and those under clauses 3.6, 5 and 12 and to the extent that the Transferee Bank becomes entitled to such rights, the Transferor Bank ceases to be entitled to them;

15.3.4	the rights and equities of the Borrowers or of any other Security Party referred to above include, but are not limited to, any right of set-off and any other kind of cross-claim; and

15.3.5
the Borrowers, the Account Bank, the Security Agent, the Swap Provider and the other Creditors hereby irrevocably authorise and instruct the Agent to sign any such Transfer Certificate on their behalf and undertake not to withdraw, revoke or qualify such authority or instruction at any time. Promptly upon its signature of any Transfer Certificate, the Agent shall notify the Borrowers, the Transferor Bank, the Transferee Bank and the other Banks.

15.4	Reliance on Transfer Certificate

15.4.1
The Agent shall be entitled to rely on any Transfer Certificate believed by it to be genuine and correct and to have been presented or signed by the persons by whom it purports to have been presented or signed, and shall not be liable to any of the parties to this Agreement and the Security Documents for the consequences of such reliance.

15.4.2
The Agent shall at all times during the continuation of this Agreement maintain a register in which it shall record the name, Commitments, Contributions and administrative details (including the lending office) from time to time of the Banks holding a Transfer Certificate and the date at which the transfer referred to in such Transfer Certificate held by each Bank was transferred to such Bank, and the Agent shall make the said register available for inspection by any Bank, the Security Agent or either Borrower during normal banking hours upon receipt by the Agent of reasonable prior notice requesting the Agent to do so.

15.4.3
The entries on the said register shall, in the absence of manifest error, be conclusive in determining the identities of the Commitments, the Contributions and the Transfer Certificates held by the Banks from time to time and the principal amounts of such Transfer Certificates and may be relied upon by the Agent, the other Creditors and the other Security Parties for all purposes in connection with this Agreement and the Security Documents.

15.5	Transfer fees and expenses

If any Bank causes the transfer of all or any part of its rights, benefits and/or obligations under the Security Documents, it shall (or it shall ensure that the relevant Transferee Bank shall) pay to the Agent and/or the Security Agent on demand a transfer fee of $3,000 per transfer for the account of the Agent and all costs, fees and expenses (including, but not limited to, legal fees and expenses), and all value added tax thereon, verified by the Agent or, as the case may be, the Security Agent as having been incurred by it in connection with such transfer.

15.6	Documenting transfers

If any Bank assigns all or any part of its rights or transfers all or any part of its rights, benefits and/or obligations as provided in clause 15.3, the Borrowers jointly and severally undertake with each Creditor, immediately on being requested to do so by the Agent and at the cost of the Transferor Bank, to enter into, and procure that the other Security Parties shall (at the cost of the Transferor Bank) enter into, such documents as may be necessary or desirable to transfer to the Transferee Bank all or the relevant part of such Bank's interest in the Security Documents and all relevant references in this Agreement to such Bank shall thereafter be construed as a reference to the Transferor Bank and/or its Transferee Bank (as the case may be) to the extent of their respective interests.

15.7	Sub-participation

A Bank may sub-participate all or any part of its rights and/or obligations under the Security Documents without the consent of, or notice to, the Borrowers but with the prior written consent of the Agent (such consent not to be unreasonably withheld) Provided however that the terms of any relevant sub-participation agreement shall provide that the sub-participant shall not exercise (or be entitled to exercise) any direct or indirect control over the voting rights of such Bank under this Agreement and the other Security Documents (such that such Bank shall be entitled to exercise its rights and discharge its obligations under this Agreement and the other Security Documents, without any prior approval or consent of, or any other reference to, the relevant sub-participant).

15.8	Lending office

Each Bank shall lend through its office at the address specified in schedule 1 or, as the case may be, in any relevant Transfer Certificate or through any other office of such Bank selected from time to time by such Bank through which such Bank wishes to lend for the purposes of this Agreement. If the office through which a Bank is lending is changed pursuant to this clause 15.8, such Bank shall notify the Agent promptly of such change and the Agent shall notify the Borrowers, the Security Agent, the Swap Provider, the Account Bank and the other Banks.

15.9	Disclosure of information

A Bank may, with the prior written consent of the Agent (such consent not to be unreasonably withheld), disclose to a prospective Transferee Bank or to any other person who may propose entering into contractual relations with such Bank in relation to this Agreement such information about the Borrowers and the other Security Parties, the Group and any members thereof or any of them as such Bank shall consider appropriate provided that such Bank shall ensure that such information shall be disclosed on a confidential basis to any such person.

15.10	Replacement of a Bank

15.10.1	If at any time:

(a)	any Bank becomes an Increased Cost Bank; or

(b)	any Bank becomes a Non-Consenting Bank,

then the Borrowers may: (i) on ten (10) Business Days' prior notice to the Agent and that Bank; and (ii) following consultation with the Agent, replace that Bank by causing it to (and that Bank shall) transfer pursuant to this clause 15 all of its rights and obligations under this Agreement and the other Security Documents to another Bank or other person selected by the Borrowers and acceptable to the Agent (acting reasonably) for a purchase price equal to the outstanding principal amount of that Bank's Contribution and all accrued interest and fees and other amounts payable under this Agreement. If the effective date for that transfer is not an Interest Payment Date, then the Borrowers shall, on the transfer date, indemnify the Increased Cost Bank or the Non-Consenting Bank against any loss which it incurs as a result.

15.10.2
The Borrowers shall have no right to replace the Arranger, the Agent, the Account Bank or the Security Agent and none of the foregoing shall create on any Creditor, nor any Creditor shall have, any obligation towards the Borrowers to find a replacement Bank or such other entity. No member of the Group may make any payment or assume any obligation (whether by way of fees, expenses or otherwise) to or on behalf of the replacement Bank as an inducement for the replacement Bank to become a Bank.

15.10.3	The Borrowers may only replace a Non-Consenting Bank or an Increased Cost Bank if that replacement takes place no later than 60 days after:

(a)	the date on which the Non-Consenting Bank becomes a Non-Consenting Bank; or

(b)	the date on which the Increased Cost Bank demands payment of the relevant additional amounts.

15.10.4	No Bank replaced under this clause 15.10 may be required to pay or surrender to that replacement Bank or other entity any of the fees received by it.

15.10.5
In the case of a replacement of an Increased Cost Bank, the Borrowers shall pay the relevant additional amounts to that Increased Cost Bank prior to it being replaced and the payment of those additional amounts shall be a condition to replacement.

15.10.6	For the purposes of this clause 15.10:

(a)
an "Increased Cost Bank" is a Bank to whom the Borrowers become obliged to pay any additional amount under clause 6.6 or clause 12.2 in circumstances where (i) the Borrowers are also obliged to pay such additional amount to other Banks under the same clause and (ii) the additional amounts which such Bank is seeking to recover from the Borrowers under such clause are materially higher than the equivalent amounts sought by the other such Banks under the same clause; and

(b)	a "Non-Consenting Bank" is a Bank who does not agree to a waiver, consent or amendment where:

(i)	the Borrowers or the Agent has requested the Banks to consent to a departure from, or waiver of, any provision of the Security Documents or to agree to any amendment thereto;

(ii)	the waiver, consent or amendment in question requires the agreement of the Majority Banks or all the Banks;

(iii)	a period of not less than 30 days has elapsed from the date the waiver, consent or amendment was requested;

(iv)	the Majority Banks have agreed to such waiver, consent or amendment; and

(v)	the Borrowers have notified such Bank that it will treat it as a Non-Consenting Bank.

16	Arranger, Agent and Security Agent

16.1	Appointment of the Agent

Each Bank and the Swap Provider irrevocably appoints the Agent as its agent for the purposes of this Agreement and such of the Security Documents to which it may be appropriate for the Agent to be party. By virtue of such appointment, each of the Banks and the Swap Provider hereby authorises the Agent:

16.1.1	to execute such documents as may be approved by the Majority Banks for execution by the Agent; and

16.1.2
(whether or not by or through employees or agents) to take such action on such Bank's or, as the case may be, the Swap Provider's behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Agent by this Agreement and/or any other Security Document, together with such powers and discretions as are reasonably incidental thereto.

16.2	Agent's actions

Any action taken by the Agent under or in relation to this Agreement or any of the other Security Documents whether with requisite authority, or on the basis of appropriate instructions, received from the Banks (or as otherwise duly authorised) shall be binding on all the Banks, the Swap Provider and the other Creditors.

16.3	Agent's duties

The Agent shall:

16.3.1	promptly notify each Bank of the contents of each notice, certificate or other document received by it from the Borrowers under or pursuant to clauses 8.1.1, 8.1.5 and 8.1.7; and

16.3.2
(subject to the other provisions of this clause 16) take (or instruct the Security Agent to take) such action or, as the case may be, refrain from taking (or authorise the Security Agent to refrain from taking) such action with respect to the exercise of any of its rights, remedies, powers and discretions as agent, as the Majority Banks may direct.

16.4	Agent's rights

The Agent may:

16.4.1
in the exercise of any right, remedy, power or discretion in relation to any matter, or in any context, not expressly provided for by this Agreement or any of the other Security Documents, act or, as the case may be, refrain from acting (or authorise the Security Agent to act or refrain from acting) in accordance with the instructions of the Banks, and shall be fully protected in so doing;

16.4.2	unless and until it shall have received directions from the Majority Banks, take such action or, as the case may be, refrain from taking such action (or authorise the Security Agent to take or refrain from taking such action) in respect of a Default of which the Agent has actual knowledge as it shall deem advisable in the best interests of the Banks and the Swap Provider (but shall not be obliged to do so);

16.4.3
refrain from acting (or authorise the Security Agent to refrain from acting) in accordance with any instructions of the Banks to institute any legal proceedings arising out of or in connection with this Agreement or any of the other Security Documents until it and/or the Security Agent has been indemnified and/or secured to its satisfaction against any and all costs, expenses or liabilities (including legal fees) which it would or might incur as a result;

16.4.4
deem and treat (a) each Bank as the person entitled to the benefit of the Contribution of such Bank for all purposes of this Agreement unless and until a Transfer Certificate shall have been filed with the Agent pursuant to clause 15.3 and shall have become effective, and (b) the office set opposite the name of each of the Banks in schedule 1 or, as the case may be, in any relevant Transfer Certificate to be such Bank's lending office unless and until a written notice of change of lending office shall have been received by the Agent and the Agent may act upon any such notice unless and until the same is superseded by a further such notice;

16.4.5
rely as to matters of fact which might reasonably be expected to be within the knowledge of any Security Party upon a certificate signed by any director or officer of the relevant Security Party on behalf of the relevant Security Party; and

16.4.6	do anything which is in its opinion necessary or desirable to comply with any law or regulation in any jurisdiction.

16.5	No liability of Arranger or Agent

Neither the Arranger nor the Agent nor any of their respective employees and agents shall:

16.5.1
be obliged to make any enquiry as to the use of any of the proceeds of any Advance unless (in the case of the Agent) so required in writing by a Bank, in which case the Agent shall promptly make the appropriate request to the Borrowers; or

16.5.2
be obliged to make any enquiry as to any breach or default by either of the Borrowers or any other Security Party in the performance or observance of any of the provisions of this Agreement or any of the other Security Documents or as to the existence of a Default unless (in the case of the Agent) the Agent has actual knowledge thereof or has been notified in writing thereof by a Bank, in which case the Agent shall promptly notify the Banks of the relevant event or circumstance; or

16.5.3
be obliged to enquire whether or not any representation or warranty made by either of the Borrowers or any other Security Party pursuant to this Agreement or any of the other Security Documents is true; or

16.5.4
be obliged to do anything (including, without limitation, disclosing any document or information) which would, or might in its opinion, be contrary to any law or regulation or be a breach of any duty of confidentiality or otherwise be actionable or render it liable to any person; or

16.5.5	be obliged to account to any Bank or the Swap Provider for any sum or the profit element of any sum received by it for its own account; or

16.5.6	be obliged to institute any legal proceedings arising out of or in connection with this Agreement or any of the other Security Documents other than on the instructions of the Majority Banks; or

16.5.7
be liable to any Bank or the Swap Provider for any action taken or omitted under or in connection with this Agreement or any of the other Security Documents unless caused by its gross negligence or wilful misconduct.

For the purposes of this clause 16, neither the Arranger nor the Agent shall be treated as having actual knowledge of any matter of which the corporate finance or any other division outside the agency or loan administration department of the Arranger or the person for the time being acting as the Agent may become aware in the context of corporate finance, advisory or lending activities from time to time undertaken by the relevant Arranger or, as the case may be, the Agent for any Security Party or any other person which may be a trade competitor of any Security Party or may otherwise have commercial interests similar to those of any Security Party.

16.6	Non-reliance on Arranger or Agent

Each Bank and the Swap Provider acknowledges that it has not relied on any statement, opinion, forecast or other representation made by the Arranger or the Agent to induce it to enter into this Agreement or any of the other Security Documents and that it has made and will continue to make, without reliance on the Arranger or the Agent and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of the Security Parties and its own independent investigation of the financial condition, prospects and affairs of the Security Parties in connection with the making and continuation of such Bank's Commitment or Contribution under this Agreement. Neither the Arranger nor the Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any other Creditor with any credit or other information with respect to any Security Party whether coming into its possession before the making of any Advance or at any time or times thereafter other than as provided in clause 16.3.1.

16.7	No responsibility on Arranger or Agent for Borrowers' performance

Neither of the Arranger nor the Agent shall have any responsibility or liability to any Bank or the Swap Provider:

16.7.1	on account of the failure of any Security Party to perform its obligations under any of the Security Documents; or

16.7.2	for the financial condition of any Security Party; or

16.7.3	for the completeness or accuracy of any statements, representations or warranties in any of the Security Documents or any document delivered under any of the Security Documents; or

16.7.4
for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of any of the Security Documents or of any certificate, report or other document executed or delivered under any of the Security Documents; or

16.7.5	to investigate or make any enquiry into the title of either of the Borrowers or any other Security Party to the Ships or any other security or any part thereof; or

16.7.6	for the failure to register any of the Security Documents with any official or regulatory body or office or elsewhere; or

16.7.7	for taking or omitting to take any other action under or in relation to any of the Security Documents or any aspect of any of the Security Documents; or

16.7.8	on account of the failure of the Security Agent to perform or discharge any of its duties or obligations under the Security Documents; or

16.7.9	otherwise in connection with the Agreement or its negotiation or for acting (or, as the case may be, refraining from acting) in accordance with the instructions of the Banks or the Swap Provider.

16.8	Reliance on documents and professional advice

The Arranger and the Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it (including those in the Arranger's or, as the case may be, the Agent's employment).

16.9	Other dealings

The Arranger and the Agent may, without any liability to account to the Banks or the Swap Provider, accept deposits from, lend money to, and generally engage in any kind of banking or other business with, and provide advisory or other services to, any Security Party or any of its Related Companies or any of the Banks or the Swap Provider as if it were not the Arranger or, as the case may be, the Agent.

16.10	Rights of Agent as Bank; no partnership

With respect to its own Commitment and Contribution (if any) the Agent shall have the same rights and powers under the Security Documents as any other Bank and may exercise the same as though it were not performing the duties and functions delegated to it under this Agreement and the term "Banks" shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Bank. This Agreement shall not and shall not be construed so as to constitute a partnership between the parties or any of them.

16.11	Amendments and waivers

16.11.1
Subject to clause 16.11.2, the Agent may, with the consent of the Majority Banks (or if and to the extent expressly authorised by the other provisions of any of the Security Documents) and, if so instructed by the Majority Banks, the Agent shall:

(a)	agree (or authorise the Security Agent to agree) amendments or modifications to any of the Security Documents with any Security Party; and/or

(b)	vary or waive breaches of, or defaults under, or otherwise excuse performance of, any provision of any of the other Security Documents by any Security Party (or authorise the Security Agent to do so).

Any such action so authorised and effected by the Agent shall be documented in such manner as the Agent shall (with the approval of the Majority Banks) determine, shall be promptly notified to the Banks by the Agent and (without prejudice to the generality of clause 16.2) shall be binding on all the Creditors.

16.11.2
Except with the prior written consent of all the Banks, the Agent shall have no authority on behalf of the Banks or the Swap Provider to agree (or authorise the Security Agent to agree) with any Security Party any amendment or modification to any of the Security Documents or to grant (or authorise the Security Agent to grant) waivers in respect of breaches or defaults or to vary or excuse (or authorise the Security Agent to vary or excuse) performance of or under any of the Security Documents by any Security Party, if the effect of such amendment, modification, waiver or excuse would be to:

(a)	reduce the Margin;

(b)	postpone the due date of or reduce the amount of any payment of principal, interest or other amount payable by any Security Party under any of the Security Documents;

(c)	change the currency in which any amount is payable by any Security Party under any of the Security Documents;

(d)	increase any Bank's Commitment;

(e)	extend either Termination Date;

(f)
change any provision of any of the Security Documents which expressly or implied requires the approval or consent of all the Banks such that the relevant approval or consent may be given otherwise than with the sanction of all the Banks;

(h)	change the order of distribution under clause 6.9 or clause 13.1 or change clause 13.2; change this clause 16.11;

(i)	change the definition of "Majority Banks" in clause 1.2; or

(j)
release any Security Party from the security constituted by any Security Document (except as required by the terms thereof or by law) or change the terms and conditions upon which such security or guarantee may be, or is required to be, released.

16.12	Reimbursement and indemnity by Banks

Each Bank shall reimburse the Agent (rateably in accordance with such Bank's Commitment or, following the first drawdown, Contribution), to the extent that the Agent is not reimbursed by the Borrowers, for the costs, charges and expenses incurred by the Agent which are expressed to be payable by the Borrowers under clause 5.1 including (in each case) the fees and expenses of legal or other professional advisers. Each Bank shall on demand indemnify the Agent (rateably in accordance with such Bank's Commitment or, following the first drawdown, Contribution) against all liabilities, damages, costs and claims whatsoever incurred by the Agent in connection with any of the Security Documents or the performance of its duties under any of the Security Documents or any action taken or omitted by the Agent under any of the Security Documents, unless such liabilities, damages, costs or claims arise from the Agent's own gross negligence or wilful misconduct.

16.13	Retirement of Agent

16.13.1
The Agent may (having given to the Borrowers, the Swap Provider and each of the Banks not less than thirty (30) days' notice of its intention to do so) retire from its appointment as Agent under this Agreement, provided that no such retirement shall take effect unless there has been appointed by the Banks and the Swap Provider as a successor agent:

(a)	a Related Company of the Agent nominated by the Agent which the Banks and the Swap Provider hereby irrevocably and unconditionally agree to appoint or, failing such a nomination,

(b)	a Bank nominated by the Majority Banks or, failing such a nomination,

(c)	any reputable and experienced bank or financial institution nominated by the retiring Agent; and such successor agent shall have accepted such appointment.

Any corporation into which the retiring Agent may be merged or converted or any corporation with which the Agent may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Agent shall be a party shall, to the extent permitted by applicable law, be the successor Agent under this Agreement and the other Security Documents without the execution or filing of any document or any further act on the part of any of the parties to this Agreement and the other Security Documents save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to each Security Party, the Banks and the Swap Provider. Prior to any such successor being appointed, the Agent agrees to consult with the Borrowers as to the identity of the proposed successor and to take account of any reasonable objections which the Borrowers may raise to such successor being appointed.

16.13.2
Upon any such successor as aforesaid being appointed, the retiring Agent shall be discharged from any further obligation under the Security Documents (but shall continue to have the benefit of this clause 16 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Agent. The retiring Agent shall (at the expense of the Borrowers) provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions under the Security Documents.

16.14	Appointment and retirement of Security Agent

16.14.1	Appointment

Each of the Agent, the Swap Provider and the Banks irrevocably appoints the Security Agent as its security agent and trustee for the purposes of this Agreement and the other Security Documents to which the Security Agent is or is to be a party, in each case on the terms set out in this Agreement. By virtue of such appointment, the Agent, the Swap Provider and each of the Banks hereby authorises the Security Agent (whether or not by or through employees or agents) to take such action on its behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Security Agent by this Agreement and/or any of the other Security Documents together with such powers and discretions as are reasonably incidental thereto.

16.14.2	Retirement

Without prejudice to clause 16.13, the Security Agent may, having given to the Borrowers and each of the Banks and the Swap Provider not less than fifteen (15) days' notice of its intention to do so, retire from its appointment as Security Agent under this Agreement and any Trust Deed, provided that no such retirement shall take effect unless there has been appointed by the Banks, the Agent and the Swap Provider as a successor security agent and trustee:

(a)	a Related Company of the Security Agent nominated by the Security Agent which the Banks hereby irrevocably and unconditionally agree to appoint or, failing such nomination,

(b)	a bank or trust corporation nominated by the Majority Banks or, failing such a nomination,

(c)	any bank or trust corporation nominated by the retiring Security Agent,

and, in any case (i) such successor security agent and trustee shall have duly accepted such appointment by delivering to the Agent (A) written confirmation (in a form acceptable to the Agent) of such acceptance agreeing to be bound by this Agreement in the capacity of Security Agent as if it had been an original party to this Agreement and (B) a duly executed Trust Deed and (ii) such successor security agent and trustee shall have duly entered into, whether with the retiring Security Agent and/or with the Borrowers and the other Security Parties and/or with the Creditors or with any of them, such documents in connection with the Security Documents as the Agent shall require in its absolute discretion.

Any corporation into which the retiring Security Agent may be merged or converted or any corporation with which the Security Agent may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Security Agent shall be a party shall, to the extent permitted by applicable law, be the successor Security Agent under this Agreement, any Trust Deed and the other Security Documents referred to in clause 16.14.1 without the execution or filing of any document or any further act on the part of any of the parties to this Agreement, any Trust Deed and the other Security Documents save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to each Security Party, the Banks, the Agent and the Swap Provider.

Upon any such successor as aforesaid being appointed, the retiring Security Agent shall be discharged from any further obligation under the Security Documents (but shall continue to have the benefit of this clause 16 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Security Agent. The retiring Security Agent shall (at the expense of the Borrowers) provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions under the Security Documents.

16.15	Powers and duties of the Security Agent

16.15.1
The Security Agent shall have no duties, obligations or liabilities to any of the Banks, the Swap Provider or the Agent beyond those expressly stated in any of the Security Documents. Each of the Banks, the Swap Provider and the Agent hereby authorises the Security Agent to enter into and execute:

(a)	each of the Security Documents to which the Security Agent is or is intended to be a party; and

(b)	any and all such other Security Documents as may be approved by the Agent in writing (acting on the instructions of the Majority Banks) for entry into by the Security Agent,

and, in each and every case, to hold any and all security thereby created upon trust for the Banks, the Swap Provider and the Agent in the manner contemplated by this Agreement.

16.15.2	Subject to clause 16.15.3 the Security Agent may, with the prior consent of the Majority Banks communicated in writing by the Agent, concur with any of the Security Parties to:

(a)	amend, modify or otherwise vary any provision of the Security Documents to which the Security Agent is or is intended to be a party; or

(b)	waive breaches of, or defaults under, or otherwise excuse performance of, any provision of the Security Documents to which the Security Agent is or is intended to be a party.

Any such action so authorised and effected by the Security Agent shall be promptly notified to the Banks, the Swap Provider and the Agent by the Security Agent and shall be binding on the other Creditors.

16.15.3	The Security Agent shall not concur with any Security Party with respect to any of the matters described in clause 16.11.2 without the consent of all the Banks communicated in writing by the Agent.

16.15.4
The Security Agent shall (subject to the other provisions of this clause 16) take such action or, as the case may be, refrain from taking such action, with respect to any of its rights, powers and discretions as security agent and trustee, as the Agent may direct. Subject as provided in the foregoing provisions of this clause, unless and until the Security Agent shall have received such instructions from the Agent, the Security Agent may, but shall not be obliged to, take (or refrain from taking) such action under or pursuant to the Security Documents referred to in clause 16.15.1 as the Security Agent shall deem advisable in the best interests of the Creditors provided that (for the avoidance of doubt), to the extent that this clause might otherwise be construed as authorising the Security Agent to take, or refrain from taking, any action of the nature referred to in clause 16.15.2- and for which the prior consent of the Banks is expressly required under clause 16.15.3 - clauses 16.15.2 and 16.15.3 shall apply to the exclusion of this clause.

16.15.5
None of the Banks nor the Agent nor the Swap Provider shall have any independent power to enforce any of the Security Documents referred to in clause 16.15.1 or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to such Security Documents or any of them or otherwise have direct recourse to the security and/or guarantees constituted by such Security Documents or any of them except through the Security Agent.

16.15.6
For the purpose of this clause 16, the Security Agent may, rely and act in reliance upon any information from time to time furnished to the Security Agent by the Agent (whether pursuant to clause 16.15.7 or otherwise) unless and until the same is superseded by further such information, so that the Security Agent shall have no liability or responsibility to any party as a consequence of placing reliance on and acting in reliance upon any such information unless the Security Agent has actual knowledge that such information is inaccurate or incorrect.

16.15.7
Without prejudice to the foregoing, each of the Agent, the Swap Provider and the Banks (whether directly or through the Agent) shall provide the Security Agent with such written information as it may reasonably require for the purpose of carrying out its duties and obligations under the Security Documents referred to in clause 16.15.1.

16.15.8
Each Bank shall reimburse the Security Agent (rateably in accordance with such Bank's Commitment or, following the first drawdown, Contribution), to the extent that the Security Agent is not reimbursed by the Borrowers, for the costs, charges and expenses incurred by the Agent which are expressed to be payable by the Borrowers under clause 5.2 including (in each case) the fees and expenses of legal or other professional advisers. Each Bank shall on demand indemnify the Security Agent (rateably in accordance with such Bank's Commitment or, following the first drawdown, Contribution) against all liabilities, damages, costs and claims whatsoever incurred by the Security Agent in connection with any of the Security Documents or the performance of its duties under any of the Security Documents or any action taken or omitted by the Security Agent under any of the Security Documents, unless such liabilities, damages, costs or claims arise from the Security Agent's own gross negligence or wilful misconduct.

16.16	Trust provisions

16.16.1	The trusts constituted or evidenced in or by this Agreement and the Trust Deed shall remain in full force and effect until whichever is the earlier of:

(a)	the expiration of a period of eighty (80) years from the date of this Agreement; and

(b)
receipt by the Security Agent of confirmation in writing by the Agent that there is no longer outstanding any Indebtedness (actual or contingent) which is secured or guaranteed or otherwise assured by or under any of the Security Documents, and the parties to this Agreement declare that the perpetuity period applicable to this Agreement and the trusts declared by the Trust Deed shall for the purposes of the Perpetuities and Accumulations Act 1964 be the period of eighty (80) years from the date of this Agreement.

16.16.2
In its capacity as trustee in relation to the Security Documents specified in clause 16.15.1, the Security Agent shall, without prejudice to any of the powers, discretions and immunities conferred upon trustees by law (and to the extent not inconsistent with the provisions of any of those Security Documents), have all the same powers and discretions as a natural person acting as the beneficial owner of such property and/or as are conferred upon the Security Agent by any of those Security Documents.

16.16.3
It is expressly declared that, in its capacity as trustee in relation to the Security Documents specified in clause 16.15.1, the Security Agent shall be entitled to invest moneys forming part of the security and which, in the opinion of the Security Agent, may not be paid out promptly following receipt in the name or under the control of the Security Agent in any of the investments for the time being authorised by law for the investment by trustees of trust moneys or in any other property or investments whether similar to the aforesaid or not or by placing the same on deposit in the name or under the control of the Security Agent as the Security Agent may think fit without being under any duty to diversify its investments and the Security Agent may at any time vary or transpose any such property or investments for or into any others of a like nature and shall not be responsible for any loss due to depreciation in value or otherwise of such property or investments. Any investment of any part or all of the security may, at the discretion of the Security Agent, be made or retained in the names of nominees.

16.17	Independent action by Creditors

None of the Creditors shall enforce, exercise any rights, remedies or powers or grant any consents or releases under or pursuant to, or otherwise have a direct recourse to the security and/or guarantees constituted by any of the Security Documents without the prior written consent of the Majority Banks but, Provided such consent has been obtained, it shall not be necessary for any other Creditor to be joined as an additional party in any proceedings for this purpose.

16.18	Common Agent and Security Agent

The Agent and the Security Agent have entered into the Security Documents in their separate capacities (a) as agent for the Banks and the Swap Provider under and pursuant to this Agreement (in the case of the Agent) and (b) as security agent and trustee for the Banks, the Agent and the Swap Provider, under and pursuant to this Agreement, to hold the guarantees and/or security created by the other Security Documents specified in clause 16.15.1 on the terms set out in such Security Documents (in the case of the Security Agent). However, from time to time the Agent and the Security Agent may be the same entity. When the Agent and the Security Agent are the same entity and any Security Document provides for the Agent to communicate with or provide instructions to the Security Agent (and vice versa), it will not be necessary for there to be any such formal communications or instructions on those occasions.

16.19	Co-operation to achieve agreed priorities of application

The Banks, the Swap Provider, the Agent and the Account Bank shall co-operate with each other and with the Security Agent and any receiver under the Security Documents in realising the property and assets subject to the Security Documents and in ensuring that the net proceeds realised under the Security Documents after deduction of the expenses of realisation are applied in accordance with clause 13.1.

16.20	Prompt distribution of proceeds

Moneys received by any of the Creditors (whether from a receiver or otherwise) pursuant to the exercise of (or otherwise by virtue of the existence of) any rights and powers under or pursuant to any of the Security Documents shall (after providing for all costs, charges, expenses and liabilities and other payments ranking in priority) be paid to the Agent for distribution in accordance with clause 13.1 if such moneys are so received by any of the Creditors other than the Agent or the Security Agent, and if so received by the Agent or the Security Agent, they shall be distributed by the Agent or, as the case may be, the Security Agent, in accordance with clause 13.1. The Agent or, as the case may be, the Security Agent shall make each such application and/or distribution as soon as is practicable after the relevant moneys are received by, or otherwise become available to, the Agent or, as the case may be, the Security Agent save that (without prejudice to any other provision contained in any of the Security Documents) the Agent or, as the case may be, the Security Agent (acting on the instructions of the Majority Banks) or any receiver may credit any moneys received by it to a suspense account for so long and in such manner as the Agent or such receiver may from time to time determine with a view to preserving the rights of the Agent and/or the Security Agent and/or the Account Bank and/or the Swap Provider and/or the Arranger and/or the Banks or any of them to provide for the whole of their respective claims against the Borrowers or any other person liable.

16.21	Change of Reference Bank

If the Reference Bank ceases to provide quotations to the Agent for the purposes of determining LIBOR or the Mandatory Cost the Agent may terminate the appointment of such Reference Bank and appoint another bank or financial institution to replace it as the Reference Bank.

17	Notices and other matters

17.1	Notices

Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) under any of the other Security Documents shall:

17.1.1	be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

17.1.2
be deemed to have been received, subject as otherwise provided in the relevant Security Document, in the case of a letter, when delivered personally or three (3) days after it has been put in to the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

17.1.3	be sent:

(a)	if to the Borrowers or either of them at:

c/o Diana Shipping Services S.A.
Pendelis 16
Palaio Faliro
175 64 Athens
Greece
Fax no: +30 210 942 4975
Att:         Mr Andreas Michalopoulos

(b)	if to the Arranger, the Agent, the Security Agent or the Account Bank at:

Nordea Bank Finland Plc, London Branch
8th Floor, City Place House
55 Basinghall Street
London EC2V 5NB
England
Fax no: +44 207 726 9188
Att:         Shipping Department

with a copy to:

Fax no: +44 207 726 9102
Att:         Loan Administration

(c)	if to a Bank, to its address or facsimile number specified in schedule 1 or, in the case of a Transferee Bank, in any relevant Transfer Certificate; and

(d)	if to the Swap Provider, to its address or facsimile number specified in paragraph (a) of Part 4 of the Schedule to the Master Swap Agreement,

or, in each case, to such other address and/or numbers as is notified by one party to the other parties under this Agreement.

17.2	Notices through the Agent

Every notice, request, demand or other communication under this Agreement to be given by the Borrowers to any other party shall be given to the Agent for onward transmission as appropriate and if such notice, request, demand or other communication is to be given to the Borrowers it shall (except if otherwise provided in the Security Documents) be given through the Agent.

17.3	No implied waivers, remedies cumulative

No failure or delay on the part of any Creditor to exercise any power, right or remedy under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by any Creditor of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in the Security Documents are cumulative and are not exclusive of any remedies provided by law.

17.4	English language

All certificates, instruments and other documents to be delivered under or supplied in connection with any of the Security Documents shall be in the English language or shall be accompanied by a certified English translation upon which the Creditors or any of them shall be entitled to rely.

17.5	Further assurance

The Borrowers undertake with the Creditors that the Security Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing under any of the Security Documents be valid and binding obligations of the respective parties thereto and rights of the Agent and each of the Banks enforceable in accordance with their respective terms and that it will, at its expense, execute, sign, perfect and do and will procure the execution signing, perfecting and doing each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Agent may be necessary or desirable for perfecting the security contemplated or constituted by the Security Documents.

17.6	Conflicts

In the event of any conflict between this Agreement and any of the other Borrowers' Security Documents (other than the Master Swap Agreement), the provisions of this Agreement shall prevail.

17.7	Borrowers' obligations

17.7.1	Joint and several

Notwithstanding anything to the contrary contained in any of the Security Documents, the agreements, obligations and liabilities of the Borrowers herein contained are joint and several and shall be construed accordingly. Each of the Borrowers agrees and consents to be bound by the Security Documents to which it is, or is to be, a party notwithstanding that the other Borrower which is intended to sign or to be bound may not do so or be effectually bound and notwithstanding that any of the Security Documents may be invalid or unenforceable against the other Borrower, whether or not the deficiency is known to any of the Creditors.

17.7.2	Borrowers as principal debtors

Each Borrower acknowledges and confirms that it is a principal and original debtor in respect of all amounts which may become payable by the Borrowers in accordance with the terms of this Agreement or any of the other Security Documents and agrees that the Creditors may also continue to treat it as such, whether or not any Creditor is or becomes aware that such Borrower is or has become a surety for the other Borrower.

17.7.3	Indemnity

The Borrowers hereby agree jointly and severally to keep the Creditors fully indemnified on demand against all damages, losses, costs and expenses arising from any failure of either Borrower to perform or discharge any purported obligation or liability of a Borrower which would have been the subject of this Agreement or any other Security Document had it been valid and enforceable and which is not or ceases to be valid and enforceable against a Borrower on any ground whatsoever, whether or not known to a Creditor (including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of a Borrower (or any legal or other limitation, whether under the Limitation Acts or otherwise or any disability or death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding up, administration, receivership, amalgamation, reconstruction or any other incapacity of any person whatsoever (including, in the case of a partnership, a termination or change in the composition of the partnership) or any change of name or style or constitution of any Security Party)).

17.7.4	Liability unconditional

None of the obligations or liabilities of the Borrowers under this Agreement or any other Security Document shall be discharged or reduced by reason of:

(a)
the death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of any person whatsoever (including, in the case of a partnership, a termination or change in the composition of the partnership) or any change of name or style or constitution of a Borrower or any other person liable;

(b)
the Agent (acting on the instructions of the Majority Banks) or the Security Agent granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, a Borrower or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting, varying any compromise, arrangement or settlement or omitting to claim or enforce payment from a Borrower or any other person liable; or

(c)	anything done or omitted which but for this provision might operate to exonerate the Borrowers or either of them.

17.7.5	Recourse to other security

The Creditors shall not be obliged to make any claim or demand or to resort to any Security Document or other means of payment now or hereafter held by or available to it for enforcing this Agreement or any of the Security Documents against a Borrower or any other person liable and no action taken or omitted by any Creditor in connection with any such Security Document or other means of payment will discharge, reduce, prejudice or affect the liability of the Borrowers under this Agreement and the Security Documents to which either of them is, or is to be, a party.

17.7.6	Waiver of Borrowers' rights

Each Borrower agrees with each Creditor that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Total Commitment remains outstanding, it will not, without the prior written consent of the Agent (acting on the instructions of the Majority Banks):

(a)	exercise any right of subrogation, reimbursement and indemnity against the other Borrower or any other person liable under the Security Documents;

(b)
demand or accept repayment in whole or in part of any Indebtedness now or hereafter due to such Borrower from the other Borrower or from any other person liable or demand or accept any guarantee, indemnity or other assurance against financial loss or any document or instrument created or evidencing an Encumbrance in respect of the same or dispose of the same;

(c)	take any steps to enforce any right against any other Borrower or any other person liable in respect of any such moneys; or

(d)
claim any set-off or counterclaim against the other Borrower or any other person liable or claiming or proving in competition with any Creditor in the liquidation of any other Borrower or any other person liable or have the benefit of, or share in, any payment from or composition with, the other Borrower or any other person liable or any other Security Document now or hereafter held by any Creditor for any moneys owing under this Agreement or for the obligations or liabilities of any other person liable but so that, if so directed by the Agent, it will prove for the whole or any part of its claim in the liquidation of any other Borrower or other person liable on terms that the benefit of such proof and all money received by it in respect thereof shall be held on trust for the Banks and applied in or towards discharge of any moneys owing under this Agreement in such manner as the Agent (acting on the instructions of the Majority Banks) shall deem appropriate.

18	Governing law and jurisdiction

18.1	Law

This Agreement and any non-contractual obligations connected with it are governed by, and shall be construed in accordance with, English law.

18.2	Submission to jurisdiction

The Borrowers jointly and severally agree, for the benefit of each of the Creditors, that any legal action or proceedings arising out of or in connection with this Agreement (including any non-contractual obligations connected with it) against the Borrowers or either of them or any of their assets may be brought in the English courts. Each of the Borrowers irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Mr Antonis Nicolaou at present of 25 Heath Drive, Potters Bar, Herts EN6 1EN, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of any Creditor to take proceedings against either of the Borrowers in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which either of the Borrowers may have against any Creditor arising out of or in connection with this Agreement (including any non-contractual obligations in connection with it).

18.3	Process agent

If Mr Antonis Nikolaou appointed as agent for service of process by the Borrowers and referred to in clause 18.2 passes away or cannot be found or is otherwise unable for any reason to act or resigns as agent for service of process, the Borrowers hereby undertake within ten (10) days of such event taking place (and the Borrowers by way of security hereby irrevocably and unconditionally authorise the Security Agent to do so) to designate, appoint and empower on their behalf, Messrs Cheeswrights (currently of Bankside House, 107 Leadenhall Street, London EC3A 4AF, England) at their then principal place of business in London as substitute process agent of Mr Antonis Nikolaou or another agent on terms acceptable to the Agent.

18.4	Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the provisions of the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule

The Banks and their Commitments

Name	Lending office and contact details	Commitment $
Nordea Bank Finland Plc, London Branch	Lending office	26,450,000

8th Floor, City Place House
55 Basinghall Street
London EC2V 5NB
England

Contact details for notices

8th Floor, City Place House
55 Basinghall Street
London EC2V 5NB
England

Fax:           +44 207 726 9188
Attn:           Shipping Department

With a copy to:

Fax:           +44 207 726 9102
Attn:           Loan Administration

TOTAL COMMITMENT		26,450,000

Schedule 2
Form of Drawdown Notice
(referred to in clause 2.4)

To:           Nordea Bank Finland Plc, London Branch
8th Floor, City Place House
55 Basinghall Street
London EC2V 5NB
England
(as Agent)

[•] 2012

U.S.$26,450,000 Loan
Loan Agreement dated [•] 2012 as amended and restated (together the "Loan Agreement")

We refer to the above Loan Agreement and hereby give you notice that we wish to draw down the

[Jemo] [Mandaringina] Advance, namely $• on [                                                                                     ] 200[•] and select the first Interest Period in respect thereof to expire on [•]. The funds should be credited to [name and number of account] with [details of bank in New York City].

We confirm that:

(a)	no event or circumstance has occurred and is continuing which constitutes a Default;

(b)
the representations and warranties contained in (i) clauses 7.1, 7.2 and 7.3.2 of the Loan Agreement, (ii) clause 4 of the Corporate Guarantee and (iii) clause 3 of each Share Pledge, are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date;

(c)
the borrowing to be effected by the drawdown of the [Jemo] [Mandaringina] Advance will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded;

(d)	no events, conditions, facts or circumstances exist, have arisen or occurred since 31 December 2010 which have had or could be reasonably expected to have a Material Adverse Effect; and

(e)	we will use the proceeds of the [Jemo] [Mandaringina] Advance for our benefit and under our full responsibility and exclusively for the purpose specified in the Loan Agreement.

Words and expressions defined in the Loan Agreement shall have the same meanings where used herein.

_________________________________
For and on behalf of
JEMO SHIPPING COMPANY INC.

_________________________________
For and on behalf of
MANDARINGINA INC.

Schedule 3
Documents and evidence required as conditions precedent to the Total
Commitment being made

(referred to in clause 9.1)

Part 1

(Documents and conditions required as conditions precedent to the Total Commitment being made available)

1	Constitutional documents

Copies, certified by an officer of each Security Party as true, complete and up to date copies of all documents which contain or establish or relate to the constitution of that Security Party;

2	Corporate authorisations

copies of resolutions of the directors and, if required, shareholders of each Security Party approving such of the Underlying Documents and the Security Documents to which such Security Party or such other party is, or is to be, party and authorising the signature, delivery and performance of such Security Party's or such other party's obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party or such other party as

(a)	being true and correct;

(b)	being duly passed at meetings of the directors of such Security Party or such other party and, if required, of the shareholders of such Security Party or such other party each duly convened and held;

(c)	not having been amended, modified or revoked; and

(d)	being in full force and effect,

together with originals or certified copies of any powers of attorney issued by any such Security Party or such other party pursuant to such resolutions;

3	Specimen signatures

copies of the signatures of the persons who have been authorised on behalf of each Security Party to sign such of the Underlying Documents and the Security Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Security Documents, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party as being the true signatures of such persons;

4	Certificates of incumbency

a list of directors and officers of each Security Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party to be true, complete and up to date;

5	Borrowers' consents and approvals

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each of the Borrowers that no consents, authorisations, licences or approvals are necessary for that Borrower to authorise or are required by such Borrower in connection with the borrowing by that Borrower of the Loan pursuant to this Agreement or the execution, delivery and performance of that Borrower's Security Documents;

6	Other consents and approvals

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each Security Party (other than the Borrowers) that no consents, authorisations, licences or approvals are necessary for such Security Party to guarantee and/or grant security for the borrowing by the Borrowers of the Total Commitment pursuant to this Agreement and execute, deliver and perform the Security Documents insofar as such Security Party is a party thereto;

7	Certified copies of the Underlying Documents

a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) as a true and complete copy by an officer of the relevant Borrower of each of the Underlying Documents, including:

(a)
the Jemo Initial Charter, having a tenor of no less than 24 months and a gross daily charter rate of no less than $12,900 per day, to be fully assignable to the Security Agent and otherwise on terms acceptable to the Agent; and

(b)
the Mandaringina Initial Charter, having a tenor of no less than 11 months and a gross daily charter rate of no less than $10,900 per day, to be fully assignable to the Security Agent and otherwise on terms acceptable to the Agent;

8	Financial statements

the audited consolidated financial statements of the Group in respect of the financial year ended on 31 December 2010;

9	Marshall Islands opinion

an opinion of Cozen 0' Connor, special legal advisers on matters of Marshall Islands law to the Agent;

10	Further opinions

any such further opinion as may be required by the Agent;

11	Security Documents

the Fee Letter, the Master Swap Agreement, the Swap Assignment, the Corporate Guarantee, the Account Assignments, the Initial Charter Assignments and the Share Pledges (together with the other documents to be delivered to the Agent pursuant thereto), each duly executed;

12	Borrowers' process agent

a letter from each Borrower's agent for receipt of service of proceedings referred to in clause 18.2 accepting its appointment under the said clause and under each of the other Security Documents in which it is or is to be appointed as such Borrower's agent;

13	Corporate Guarantor's process agent

a letter from the Corporate Guarantor's agent for receipt of service of proceedings referred to in clause 9.2 of the Corporate Guarantee accepting its appointment under the said clause;

14	Registration forms

such statutory forms duly signed by the Borrowers and the other Security Parties as may be required by the Agent to perfect the security contemplated by the Security Documents;

15	Bank account

evidence that each of the Operating Accounts has been opened together with mandate forms in respect thereof duly executed and that an amount of at least $10 is standing to the credit thereof;

16	"KYC"

such documentation and other evidence as is requested by the Agent in order for the Agent or any Bank or the Account Bank to carry out and be satisfied with the results of all necessary "know your client" or other checks which each such Bank or the Account Bank is required to carry out under any applicable law or legislation or by any regulatory or financial services authority (including in the European Union or the U.S.A.), in relation to the transactions contemplated by this Agreement and to the identity of any parties to this Agreement (other than the Creditors) and their directors, officers, shareholders and ultimate beneficial owners;

17	Fees and commitment commission

evidence that any fees and commitment commission due from the Borrowers to any of the Creditors pursuant to the terms of clause 5.1 or any other provision of the Security Documents have been paid in full; and

18	Further conditions precedent

such other conditions precedent as the Agent may require.

Part 2

Documents and evidence required as conditions precedent to each Advance being made

1	Drawdown notice

The Drawdown Notice for the relevant Advance, duly executed;

2	Conditions precedent

evidence that the conditions precedent set out in Part 1 of schedule 3 remain fully satisfied;

3	Ships conditions

evidence that the Ship (the "Relevant Ship") to which the Advance to be drawn down relates (the "Relevant Advance"):

(a)	Registration and Encumbrances

is permanently or provisionally registered in the name of the relevant Borrower under the laws and flag of the relevant Flag State through the relevant Registry and that the Relevant Ship and its Earnings, Insurances and Requisition Compensation are free of Encumbrances;

(b)	Classification

maintains the relevant Classification as a double-hull ship, free of any requirements and recommendations from the relevant Classification Society; and

(c)	Insurance

is insured in accordance with the provisions of the relevant Ship Security Documents and all requirements of such Ship Security Documents in respect of such insurance have been complied with (including without limitation, confirmation from the protection and indemnity association or other insurer with which the Relevant Ship is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to the Relevant Ship);

4	Title and no Encumbrances

evidence that the transfer of title to the Relevant Ship from the relevant Seller to the relevant Borrower pursuant to the relevant Contract has been duly recorded with the relevant Registry free from Encumbrances (other than Permitted Encumbrances);

5	Delivery Documents

copies certified by a person acceptable to the Agent, of the bill of sale evidencing the relevant Contract Price, the protocol of delivery and acceptance of the Relevant Ship, commercial invoices of the Relevant Ship and any other delivery documents to be exchanged between the relevant Borrower and the relevant Seller under the relevant Contract in respect of the Relevant Ship on its Delivery, each duly executed and exchanged;

6	Security Documents

the relevant Ship Security Documents duly executed and delivered;

7	Mortgage registration

evidence that the relevant Mortgage over the Relevant Ship has been permanently registered against the Relevant Ship under the laws and flag of the relevant Flag State through the relevant Registry;

8	Notices of assignment

copies of duly executed notices of assignment required by the terms of the relevant Ship Security Documents and in the forms prescribed by the relevant Ship Security Documents;

9	Security Parties' process agent

a letter from each Security Party's agent for receipt of service of proceedings accepting its appointment under each Ship Security Document for the Relevant Ship in which it is to be appointed as agent for service of process;

10	Registration forms

such statutory forms duly signed by the relevant Borrower and the other Security Parties as may be required by the Agent to perfect the security contemplated by the Security Documents;

11	Insurance opinion

an opinion from insurance consultants to the Agent at the cost of the Borrowers on the Insurances effected or to be effected in respect of the Relevant Ship upon and following the Drawdown Date of the Relevant Advance;

12	Panamanian opinion

an opinion of Patton, Moreno & Asvat, special legal advisers on matters of Panamanian law to the Agent;

13	Bahamas opinion

in respect of the Jemo Ship only, an opinion of Lennox Paton, special legal advisers on matters of Bahamian law to the Agent;

14	Marshall Islands opinion

an opinion of Cozen 0' Connor, special legal advisers on matters of Marshall Islands law to the Agent;

15	Further opinions

any such further opinions as may be required by the Agent;

16	DOC and application for SMC

a certified copy of the DOC issued to the Operator for the Relevant Ship and evidence satisfactory to the Agent that the Operator has applied for an SMC for the Relevant Ship to be issued pursuant to the Code;

17           ISPS Code Compliance

(a)	evidence satisfactory to the Agent that the Relevant Ship is subject to a ship security plan which complies with the ISPS Code; and

(b)
a copy certified (in a certificate dated no earlier than five (5) Banking Days prior to the Drawdown Date of the Relevant Advance) as a true and complete copy by an officer of the relevant Borrower of the ISSC for the Relevant Ship and the continuous synopsis record required by the ISPS Code in respect of the Relevant Ship:

18	Fees and commissions

payment of any fees and commissions due from the Borrowers to the Agent pursuant to the terms of clause 5.1 or any other provision of the Security Documents; and

19	Further conditions precedent

such further conditions precedent as the Agent may require.

Schedule 4

Form of Transfer Certificate

(referred to in clause 15.3)

TRANSFER CERTIFICATE

Banks are advised not to employ Transfer Certificates or otherwise to assign or transfer interests in the Loan Agreement without further ensuring that the transaction complies with all applicable laws and regulations, including the Financial Services and Markets Act 2000 and regulations made thereunder and similar statutes which may be in force in other jurisdictions

To:
NORDEA BANK FINLAND PLC, LONDON BRANCH as agent on its own behalf and on behalf of the Borrowers, the Banks, the Account Bank, the Arranger, the Swap Provider and the Security Agent defined in the Loan Agreement referred to below.

[Date]

Attention:                      [•]

This certificate ("Transfer Certificate") relates to a loan agreement dated [•1 2010 (the "Loan Agreement") and made between (1) Jemo Shipping Company Inc. and Mandaringina Inc. as joint and several borrowers (the "Borrowers"), (2) the banks and financial institutions defined therein as banks (the "Banks"), (3) Nordea Bank Finland Plc, London Branch as Agent, Arranger, Security Agent and Account Bank and (4) Nordea Bank Finland Plc as Swap Provider, in relation to a term loan of up to Twenty six million four hundred and fifty thousand Dollars ($26,450,000). Terms defined in the Loan Agreement shall, unless otherwise defined herein, have the same meanings herein as therein.

In this Certificate:
the "Transferor Bank" means [full name] of [lending office]; and the "Transferee Bank" means [full name] of [lending office].

1
The Transferor Bank with full title guarantee assigns to the Transferee Bank absolutely all rights and interests (present, future or contingent) which the Transferor Bank has as a Bank under or by virtue of the Loan Agreement and all the Security Documents in relation to that part of the [Contribution] [Commitment] of the Transferor Bank (or its predecessors in title) details of which are set out below:

Date of Advance	Amount of Advance	Transferor Bank’s Contribution] [Commitment] to Advance	Maturity Date

2
By virtue of this Transfer Certificate and clause 15 of the Loan Agreement, the Transferor Bank is discharged [entirely from its [Contribution] [Commitment] which amounts to $[       ]] [from [     ] per centum ([ ]%) of its [Contribution] [Commitment] in respect of both Advances], which percentage represents $[]].

3
The transferee Bank hereby requests the Agent (on behalf of itself, the Borrowers, the Account Bank, the Arranger, the Security Agent, the Swap Provider and the Banks) to accept the executed copies of this Transfer Certificate as being delivered pursuant to and for the purposes of clause 15.3 of the Loan Agreement so as to take effect in accordance with the terms thereof on [date of transfer].

4	The Transferee Bank:

4.1
confirms that it has received a copy of the Loan Agreement and the other Security Documents together with such other documents and information as it has required in connection with the transaction contemplated thereby;

4.2
confirms that it has not relied and will not hereafter rely on the Transferor Bank, the Agent, the Arranger, the Security Agent, the Swap Provider, the Account Bank or the Banks to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of the Loan Agreement, any of the Security Documents or any such documents or information;

4.3
agrees that it has not relied and will not rely on the Transferor Bank, the Agent, the Arranger, the Security Agent, the Swap Provider, the Account Bank or the Banks to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrowers or either of them or any other Security Party (save as otherwise expressly provided therein);

4.4
warrants that it has power and authority to become a party to the Loan Agreement and has taken all necessary action to authorise execution of this Transfer Certificate and to obtain all necessary approvals and consents to the assumption of its obligations under the Loan Agreement and the Security Documents; and

4.5
if not already a Bank, appoints (i) the Agent to act as its agent and (ii) the Security Agent to act as its security agent and trustee, in each case as provided in the Loan Agreement and the Security Documents and agrees to be bound by the terms of the Loan Agreement and the other Security Documents.

5	The Transferor Bank:

5.1	warrants to the Transferee Bank that it has full power to enter into this Transfer Certificate and has taken all corporate action necessary to authorise it to do so;

5.2
warrants to the Transferee Bank that this Transfer Certificate is binding on the Transferor Bank under the laws of England, the country in which the Transferor Bank is incorporated and the country in which its lending office is located; and

5.3
agrees that it will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee Bank's title under this Transfer Certificate or for a similar purpose.

6
The Transferee Bank hereby undertakes with the Transferor Bank and each of the other parties to the Loan Agreement and the other Security Documents that it will perform in accordance with its terms all those obligations which by the terms of the Loan Agreement and the other Security Documents will be assumed by it after delivery of the executed copies of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

7
By execution of this Transfer Certificate on their behalf by the Agent and in reliance upon the representations and warranties of the Transferee Bank, the Borrowers, the Agent, the Arranger, the Security Agent, the Account Bank, the Swap Provider and the Banks accept the Transferee Bank as a party to the Loan Agreement and the Security Documents with respect to all those rights and/or obligations which by the terms of the Loan Agreement and the Security Documents will be assumed by the Transferee Bank (including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent, the Arranger, the

Account Bank, the Swap Provider and the Security Agent as provided by the Loan Agreement) after delivery of the executed copies of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

8	None of the Transferor Bank, the Agent, the Arranger, the Security Agent, the Account Bank, the Swap Provider or the Banks:

8.1
makes any representation or warranty nor assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Loan Agreement or any of the Security Documents or any document relating thereto; or

8.2
assumes any responsibility for the financial condition of the Borrowers or either of them or any other Security Party or any party to any such other document or for the performance and observance by the Borrowers or either of them or any other Security Party or any party to any such other document (save as otherwise expressly provided therein) and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded (except as aforesaid).

9
The Transferor Bank and the Transferee Bank each undertake that they will on demand fully indemnify the Agent in respect of any claim, proceeding, liability or expense which relates to or results from this Transfer Certificate or any matter concerned with or arising out of it unless caused by the Agent's gross negligence or wilful misconduct, as the case may be.

10
The agreements and undertakings of the Transferee Bank in this Transfer Certificate are given to and for the benefit of and made with each of the other parties to the Loan Agreement and the Security Documents.

11	This Transfer Certificate shall be governed by, and shall be construed in accordance with,

English law.

Transferor Bank		Transferee Bank
By:		By:
Dated:	.	Dated:

Agent

Agreed for and on behalf of itself as Agent, the Arranger, the Borrowers, the Security Agent, the Account Bank, the Swap Provider and the Banks.

NORDEA BANK FINLAND PLC, LONDON BRANCH

By:___________________________

Dated:________________________

Note: The execution of this Transfer Certificate alone may not transfer a proportionate share of the Transferor Bank's interest in the security constituted by the Security Documents in the Transferor Bank's or Transferee Bank's jurisdiction. It is the responsibility of the Transferee to ascertain whether any other documents are required to perfect a transfer of such a share in the Transferor Bank's interest in such security in any such jurisdiction and, if so, to seek appropriate advice and arrange for execution of the same.

The Schedule

Outstanding Contribution: $•
Commitment: $•
Portion Transferred: •%

Administrative Details of Transferee Bank

Name of Transferee Bank:
Lending Office:
Contact Person
(Loan Administration Department):

Telephone:
Telefax No:

Contact Person:

(Credit Administration Department):
Telephone: Telefax No:

Account for payments:

Schedule 5

Mandatory Cost formula

1
The Mandatory Cost is an addition to the interest rate to compensate Banks for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2
On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Bank, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Banks' Additional Cost Rates (weighted in proportion to the percentage participation of each Bank in the Loan or any relevant unpaid sum) and will be expressed as a percentage rate per annum.

3
The Additional Cost Rate for any Bank lending from a lending office in a Participating Member State will be the percentage notified by that Bank to the Agent. This percentage will be certified by that Bank in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Bank's participation in the Loan or the relevant unpaid sum made from that lending office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that lending office.

4	The Additional Cost Rate for any Bank lending from a lending office in the United Kingdom will be calculated by the Agent as follows:

E x 0.01
-------------per cent per annum
    300

Where E is designed to compensate Banks for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 6 below and expressed in pounds per £1,000,000.

5	For the purposes of this Schedule:

(a)
"Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(b)
"Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

(c)
"Participating Member State" mans any member of the European Union that adopts or has adopted the euro as its lawful currency in accordance with the legislation of the European Community relating to the Economic and Monetary Union'

(d)	"Special Deposits" has the meaning given to it from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England; and

(e)	"Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rule.

6
If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

7
Each Bank shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Bank shall supply the following information on or prior to the date on which it becomes a Bank:

(a)	the jurisdiction of its lending office; and

(b)	any other information that the Agent may reasonably require for such purpose.

Each Bank shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

8
The rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 6 and 7 above and on the assumption that, unless a Bank notifies the Agent to the contrary, each Bank's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its lending office.

9
The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Bank and shall be entitled to assume that the information provided by any Bank or Reference Bank pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

10
The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Banks on the basis of the Additional Cost Rate for each Bank based on the information provided by each Bank and each Reference Bank pursuant to paragraphs 3, 6 and 7 above.

11
Any determination by the Agent pursuant to this schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Bank shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

12
The Agent may from time to time, after consultation with the Borrowers and the Banks, determine and notify to all parties to this Agreement any amendments which are required to be made to this schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

Schedule 4

Form of ISDA Amendment Agreement

ISDA®

International Swaps and Derivatives Association, Inc.

AMENDMENT
dated as of                      June 2012

to the

ISDA MASTER AGREEMENT

dated as of 7 February 2012

between

Nordea Bank Finland Plc ("Party A")	and	Jemo Shipping Company Inc. ("Jemo") Jemo Shipping Company Inc. ("Jemo") Mandaringina Inc. ("Mandaringina") (each of them individually referred to as "Party B")

Established as a limited liability company With company number 1680235-8 under the laws of Finland		Jemo is established under the laws of Marshall Islands with company number 42931 Mandaringina is established under the laws of Republic of Marshall Islands with companv number 41566

(the "Agreement")

The parties have previously entered into the Agreement and have now agreed to amend the Agreement by the terms of this Amendment (this "Amendment").

It is understood and agreed that the terms of the Master Agreement, the Schedule and this Amendment will apply to all Transactions made between Party A and Jemo and Mandaringina, respectively, as specified above. The Master Agreement, the Schedule and this Amendment are produced in the form of one single set of physical documents for convenience only. Party A shall be deemed to have entered into the Master Agreement, the Schedule and this Amendment in relation to each of Jemo and Mandaringina, respectively, to the effect that there will from time to time exist one Master Agreement, Schedule, and this Amendment between Party A and Jemo, and one Master Agreement, Schedule, Confirmations and this Amendment between Party A and Mandaringina (each a "Relevant Agreement"). For the avoidance of doubt, each reference to the Agreement will be construed as a reference to each Relevant Agreement, and no Event of Default or Termination Event under one Relevant Agreement will constitute an Event of Default or Termination Event with respect to any other Relevant Agreement, unless so specifically stipulated. Furthermore, the netting and set-off provisions incorporated herein will apply solely to the Transactions entered into pursuant to a Relevant Agreement notwithstanding the fact that such agreements are included in a single set of physical documents.

1           Credit Support Document

Part 4(1) in the Schedule to the Agreement shall be deleted in its entirety and replaced with the following:

"Credit Support Document. Each of the Security Documents (defined as such in the Loan Agreement) and
the Guarantee dated as of                                                      June 2012 and made between Diana Shipping Inc. with company number 13671 under the laws of the Republic of the Marshall Islands, as the "Guarantor", and Nordea Bank Finland Plc, London Branch as the Security Agent as beneficiary thereof, which constitutes Credit Support Documents, are incorporated by reference in, and made part of, the Agreement and each Conformation as if set forth in full in the Agreement or such Confirmation,"

2           Credit Support Provider

Part 4(g) in the Schedule to the Agreement shall be deleted in its entirety and replaced with the following: "Credit Support Provider means in relation to Party A: None

Credit Support Provider means in relation to Party B as specified in Annex A: Each of the Security Parties (defined as such in the Loan Agreement) and Diana Shipping Inc. with company number 13671 under the laws of the Republic of the Marshall Islands."

3           Indemnity

Each of Jemo and Mandaringina acknowledges and confirms that they are principal and original debtors in respect of all amounts, which may become payable by either of Jemo and Mandaringina in accordance with the terms of the Relevant Agreement or any of the Transactions under the Relevant Agreement and agrees that Party A may also continue to treat it as such, whether or not Party A is or becomes aware that Jemo or Mandaringina is or has become as surety for the other Borrower.

Each of Jemo and Mandaringina hereby agrees jointly and severally to keep the Party A fully indemnified on demand against all damages, losses, costs and expenses arising from any failure of either of Jemo or Madaringina to perform or discharge any purported obligation or liability of Jemo or Mandaringina which would have been the subject of the the Relevant Agreement or the Transactions under the Relevant Agreement had it been valid and enforceable and which is not or ceases to be valid and enforceable against either of Jemo or Mandaringina on any ground whatsoever, whether or not known to Party A (including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of Jemo or Mandaringina, as applicable, (or any legal or other limitation, whether under the Limitation Acts or otherwise or any disability or death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding up, administration, receivership, amalgamation, reconstruction or any other incapacity of any person whatsoever (including, in the case of a partnership, a termination or change in the composition of the partnership) or any change of name or style or constitution of Party A)).

4           Loan Agreement

Part 4(o) in the Schedule to the Agreement shall be deleted in its entirety and replaced with the following:

"Loan Agreement. In this Agreement, "Loan Agreement" means a loan agreement dated 7 February 2012

(as amended and restated by a supplemental agreement dated                June 2012) providing for (inter alia) an increase of the loan amount, and made between (1) Jemo Shipping Company Inc. and Mandaringina Inc, as joint and several borrowers (therein referred to as the "Borrowers"), (2) Nordea Bank Finland plc, London Branch as arranger, agent (in such capacity the "Agent"), Security Agent and account bank, (3) Nordea Bank

Finland plc as swap provider (in such capacity the "Swap Provider") and (4) the banks and financial institutions referred to in schedule 1 thereto as lenders (the "Banks" and, together with the Agent and the Swap Provider, the "Secured Creditors"), whereby the Banks agreed (inter alia) to make available to the Borrowers, upon the terms and conditions therein contained, a term loan of up to $26,450,000."

5           Notices

Part 4 (a), (Address for notices or communications to Party B), shall be amended by adding the following:

Mandaringina Inc, address: Attention: Facsimile No:	Telephone:

6           Representations

Each party represents to the other party in respect of the Agreement, that all representations made by it pursuant to the Agreement are true and accurate as of the date of this Amendment.

7           Miscellaneous

(a)	Entire Agreement; Restatement

(i)
This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(ii)
Except for any amendment to the Agreement made pursuant to this Amendment, all terms and conditions of the Agreement will continue in full force and effect in accordance with its provisions on the date of this Amendment Agreement. References to the Agreement will be to the Agreement, as amended by this Amendment.

(b)	Amendments. No amendment, modification or waiver in respect of the matters contemplated by this Amendment will be effective unless made in accordance with the terms of the Agreement.

(c)	Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(d)	Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment,

(e)	Governing Law. This Amendment and any non-contractual obligations arising in connection with it will be governed by and construed in accordance with English law.

IN WITNESS THEREOF, the parties have executed this Amendment on the respective dates specified below with effect from the date specified first above of this Amendment.
Nordea Bank Finland Plc.	Jemo Shipping Company Inc.
By.	By.
Name:	Name:
Title:	Title:
Date	Date:
Mandaringina
By.
Name: Title: Date:

Schedule 5

Form of New Swap Assignment

Private & Confidential

Dated      June 2012

JEMO SHIPPING COMPANY INC.          (1)
and
MANDARINGINA INC.
and
NORDEA BANK FINLAND PLC, LONDON BRANCH (2)

SWAP ASSIGNMENT

NORTON ROSE

Contents

Clause		Page
1	Definitions	1
2	Covenant to pay and assignment	4
3	Undertakings	5
4	Continuing security and other matters	6
5	Powers of Security Agent to protect security	7
6	Powers of Security Agent on Event of Default	7
7	Attorney	7
8	Further assurance	8
9	Costs and indemnities	8
10	Remedies cumulative and other provisions	8
11	Notices	9
12	Counterparts	9
13	Borrowers' obligations	9
14	Benefit of this Deed	9
15	Law and jurisdiction	9
Schedule 1 Form of Notice of Swap Assignment and Acknowledgement		11

THIS DEED OF ASSIGNMENT is dated                                                                           June 2012 and made BETWEEN:

(1)
MANDARINGINA INC. and JEMO SHIPPING COMPANY INC., each a corporation incorporated under the laws of the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Islands, Majuro, Marshall Islands MH96960 (together the "Borrowers"); and

(2)
NORDEA BANK FINLAND PLC, LONDON BRANCH, a company incorporated in Finland whose registered office is at Aleksanterinkatou 36B, F1-00020 Helsinki, Finland acting for the purposes of this Deed through its branch at 8th Floor, City Place House, 55 Basinghall Street, London EC2V 5NB, England, as security agent and trustee for and on behalf of the Secured Creditors (as defined below) (the "Security Agent").

WHEREAS:

(A)
by a loan agreement dated 7 February 2012 (the "Principal Agreement") as amended and restated by a supplemental agreement dated    June 2012 (the "Supplemental Agreement" and, together with the Principal Agreement, the "Loan Agreement") and made between (1) the Borrowers as joint and several borrowers, (2) Nordea Bank Finland Plc, London Branch as arranger, agent (in such capacity the "Agent"), Security Agent and account bank, (3) Nordea Bank Finland Plc as swap provider (in such capacity the "Swap Provider") and (4) the banks and financial institutions referred to in schedule 1 thereto as lenders (the "Banks" and, together with the Swap Provider and the Agent, the "Secured Creditors"), the Banks agreed (inter alia) to make available to the Borrowers, upon the terms and conditions therein contained, a loan facility of up to Twenty six million four hundred and fifty thousand United States Dollars (US$26,450,000);

(B)
by an ISDA Master Agreement dated as of 7 February 2012 and made between Jemo Shipping Inc. and the Swap Provider, as amended by an ISDA Amendment Agreement dated      June 2012 and made between the Borrowers and the Swap Provider (together the "Master Swap Agreement") comprising an ISDA Master Agreement (including the Schedule thereto) and the Confirmations (as defined therein) supplemental thereto and any Transactions governed thereby), the Swap Provider agreed the terms and conditions upon which it would enter into one or more (inter alia) interest rate swap or other derivative transactions with the Borrowers, in respect of the Loan, whether in whole or in part (as the case may be) from time to time;

(C)
pursuant to clause 16.14 of the Loan Agreement, each of the Secured Creditors has appointed the Security Agent as its security agent and trustee and pursuant to a Trust Deed dated 7 February 2012 and executed by the Security Agent (as trustee) in favour of the Secured Creditors, the Security Agent agreed to hold, receive, administer and enforce this Deed as security agent and trustee for an on behalf of the Secured Creditors;

(D)
it is a condition precedent to each of the Banks making its Commitment available under the Loan Agreement that the Borrowers as security for (inter alia) their obligations under the Loan Agreement and the Master Swap Agreement shall execute this Deed; and

(E)	this Deed is supplemental to the Loan Agreement and to the security thereby created and is the Swap Assignment referred to in the Loan Agreement.

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Loan Agreement shall, unless otherwise defined in this Deed, or the context otherwise requires, have the same meanings when used in this Deed.

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1.2	Definitions

In this Deed, unless the context otherwise requires:

"Agent" includes its successors in title and its replacements;

"Assigned Property" means all of the Borrowers' right, title and interest in and to:

(a)	the Swap Payments; and

(b)	all Swap Contract Rights;
"Banks" includes their respective successors in title and/or Transferee Banks; "Borrowers" includes the successors in title of the Borrowers;

"Collateral Instruments" means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Borrowers or either of them or any other person liable under the Security Documents and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;

"Default" means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

"Event of Default" means any of the events or circumstances described in clause 10.1 of the Loan Agreement;

"Expenses" means the aggregate at any relevant time (to the extent that the same have not been received by the Security Agent) of:

(a)
all losses, liabilities, costs, charges, expenses, damages and outgoings of whatever nature (including, without limitation, Taxes, repair costs, registration fees and insurance premiums) suffered, incurred or paid by the Security Agent in connection with the exercise of the powers referred to in or granted by the Loan Agreement, the Master Swap Agreement, this Deed or any other of the Security Documents; and

(b)
interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from the date on which the same were suffered, incurred or paid by the Security Agent until the date of receipt or recovery thereof (whether before or after judgment) at a rate per annum calculated in accordance with clause 3.4 of the Loan Agreement (as conclusively certified by the Security Agent);

"Loan" means the aggregate principal amount owing to the Banks under the Loan Agreement at any relevant time;

"Loan Agreement" means the loan agreement dated 7 February 2012 as amended and restated by a supplemental agreement datedJune 2012 mentioned in recital (A) hereto and as the same may be amended and/or supplemented and/or restated and/or novated from time to time;

"Master Swap Agreement" means the ISDA master swap agreement dated as of 7 February 2012 and made between Jemo Shipping Inc. and the Swap Provider, as amended by an ISDA Amendment Agreement dated   June 2012 and made between the Swap Provider and the Borrowers mentioned in recital (B) hereto, comprising an ISDA Master Agreement (and a schedule thereto) together with any Confirmations (as defined therein) supplemental thereto

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and any Transactions governed thereby, and as the same may be amended and/or supplemented and/or restated and/or novated from time to time;

"Master Swap Agreement Liabilities" means at any relevant time all liabilities, actual or contingent, present or future, owing to the Swap Provider under the Master Swap Agreement;

"Notice of Assignment" means a notice of assignment in the form set out in schedule 1 or in such other form as may from time to time be agreed in writing by the Security Agent;

"Outstanding Indebtedness" means the aggregate of the Loan and interest accrued and accruing thereon, the Master Swap Agreement Liabilities and all other sums of money from time to time owing by the Borrowers or either of them to the Security Agent, the Secured Creditors or any of them, whether actually or contingently, present or future, under or pursuant to the Loan Agreement, the Master Swap Agreement and the other Security Documents or any of them;

"Security Agent" includes the successors in title and any replacements of the Security Agent;

"Security Documents" means the Loan Agreement, the Master Swap Agreement, this Deed and any other such document as is defined in the Loan Agreement as a Security Document or as may have been or may hereafter be executed to guarantee and/or secure all or any part of the Loan, interest thereon, the Master Swap Agreement Liabilities and other moneys from time to time owing by the Borrowers or either of them pursuant to the Loan Agreement and/or the Master Swap Agreement (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

"Security Period" means the period commencing on the date hereof and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder, whether actually or contingently;

"Swap Contract Rights" means all of the rights of the Borrowers under or pursuant to the Master Swap Agreement including (without limitation) the right to receive Swap Payments;

"Swap Payments" means all payments made or to be made to the Borrowers or either of them under the Master Swap Agreement by the Swap Provider including (but without prejudice to the generality of the foregoing) all claims for damages in respect of any breach by the Swap Provider of the Master Swap Agreement; and

"Swap Provider" includes its successors in title.

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed.

1.4	Construction of certain terms

In this Deed, unless the context otherwise requires:

1.4.1	references to clauses and Schedules are to be construed as references to clauses of and Schedules to this Deed and references to this Deed include its Schedules;

1.4.2
references to (or to any specified provision of) this Deed or any other document shall be construed as references to this Deed, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.3	words importing the plural shall include the singular and vice versa;

1.4.4	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

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1.4.5
references to a "guarantee" include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and "guaranteed" shall be construed accordingly; and

1.4.6	references to statutory provisions shall be construed as references to those provisions as replaced or amended or re-enacted from time to time.

1.5	Conflict with Loan Agreement

This Deed shall be read together with the Loan Agreement but in case of any conflict between the two instruments, the provisions of the Loan Agreement shall prevail.

2	Covenant to pay and assignment

2.1	Covenant to pay

The Borrowers hereby jointly and severally covenant that they will pay on demand to the Security Agent for the account of the Secured Creditors and the Security Agent all moneys and discharge all the Outstanding Indebtedness now or hereafter due, owing or incurred to the Security Agent and/or any of the other Creditors under or in connection with the Loan Agreement, the Master Swap Agreement and/or this Deed or any of them when the same become due for payment, whether by acceleration or otherwise.

2.2           Assignment

By way of security for payment of the Outstanding Indebtedness, the Borrowers with full title guarantee hereby assign absolutely and charge to the Security Agent, and agree to assign absolutely and charge to the Security Agent, all their right, title and interest in and to the Assigned Property and all their benefits and interests present and future therein Provided however that the Swap Payments shall be payable to the Operating Accounts or either of them until such time as a Default shall occur and the Security Agent shall direct to the contrary whereupon the Borrowers shall forthwith, and the Security Agent may at any time thereafter, instruct the persons from whom the Swap Payments are then payable to pay the same to the Security Agent or as it may direct and any Swap Payments then in the hands of the Borrowers' agents shall be deemed to have been received by them for the use and on behalf of the Security Agent.

2.3	Notice

The Borrowers hereby jointly and severally covenant and undertake with the Security Agent that they will give a Notice of Assignment in respect of the assignment herein contained to the persons from whom any part of the Assigned Property is or may be due and will procure that the Swap Provider shall deliver to the Security Agent as soon as possible thereafter copies thereof with the acknowledgement thereto duly executed by the Swap Provider.

2.4	Application

All moneys received by the Security Agent in respect of:

2.4.1	Swap Payments;

2.4.2	other sums paid by the Swap Provider under the Master Swap Agreement (including sums arising from any arbitration award);

2.4.3	the enforcement of its rights hereunder;

2.4.4	the determination, cancellation or rescission or other termination of the Master Swap Agreement and any Transactions thereunder; or

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2.4.5	otherwise in respect of the Assigned Property,

shall be held by it upon trust in the first place to pay or make good the Expenses and the balance shall be applied in the manner specified in clause 13.1 of the Loan Agreement.

2.5	Shortfalls

In the event that the balance referred to in clause 2.4 is insufficient to pay in full the whole of the Outstanding Indebtedness, the Security Agent shall be entitled to collect the shortfall from the Borrowers or any other person liable for the time being therefor.

2.6	Use of Borrowers' name

Each Borrower covenants and undertakes with the Security Agent to do or permit to be done each and every act or thing which the Security Agent may from time to time reasonably require to be done for the purpose of enforcing the Security Agent's rights under this Deed and to allow its name to be used as and when reasonably required by the Security Agent for that purpose.

2.7	Reassignment

Upon payment and discharge in full of the Outstanding Indebtedness, the Security Agent shall at the request and cost of the Borrowers, promptly reassign the Assigned Property to the Borrowers or as they may direct.

3	Undertakings

3.1	Covenants and undertakings

Each Borrower hereby covenants and undertakes with the Security Agent that throughout the Security Period:

3.1.1	Negative undertakings

it will not, without the previous written consent of the Security Agent:

(a)	Variations

agree to any variation of the Master Swap Agreement;

(b)	Release and waivers

release the Swap Provider from any of its obligations under the Master Swap Agreement or waive any breach of the Swap Provider's obligations thereunder or consent to any such act or omission of the Swap Provider as would otherwise constitute such breach;

(c)	Termination

terminate any Transaction entered into under the Master Swap Agreement for any reason whatsoever; or

(d)	Assignments

assign or otherwise dispose of the Assigned Property or any part thereof;

3.1.2	Swap Payments

it will ensure that any Swap Payments shall be paid to the Operating Accounts or either of them provided that, on the occurrence of a Default each Borrower shall forthwith, and the

5

Security Agent may during such time, instruct the persons from whom any Swap Payments are then payable, to pay the same to the Security Agent or as it may direct and any Swap Payments which are then in the hands of the Borrowers' agents shall be deemed to have been received by them for the use and on behalf of the Security Agent;

3.1.3	Performance of Master Swap Agreement obligations

it will perform its obligations under the Master Swap Agreement and use its best endeavours to procure that the Swap Provider shall perform its obligations under the Master Swap Agreement; and

3.1.4	Information

it will supply to the Security Agent all reasonable information, accounts and records that may be necessary or of assistance to enable the Security Agent to verify the amounts of all Swap Payments and any other amounts payable under the Master Swap Agreement.

4	Continuing security and other matters

4.1	Continuing security

The security created by this Deed shall:

4.1.1
be held by the Security Agent as a continuing security for the payment of the Outstanding Indebtedness and the performance and observance of and compliance with all of the covenants, terms and conditions contained in the Security Documents, express or implied, and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured (or by any settlement of accounts between the Borrowers or either of them or any other person who may be liable to the Security Agent and/or any of the other Creditors in respect of the Outstanding Indebtedness or any part thereof and the Security Agent and/or any of the other Creditors);

4.1.2
be in addition to, and shall not in any way prejudice or affect, and may be enforced by the Security Agent without prior recourse to, the security created by any other of the Security Documents or by any present or future Collateral Instruments, right or remedy held by or available to the Security Agent and/or any of the other Creditors or any right or remedy of the Security Agent and/or any of the other Creditors thereunder; and

4.1.3
not be in any way prejudiced or affected by the existence of any of the other Security Documents or any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Security Agent and/or any of the other Creditors dealing with, exchanging, varying or failing to perfect or enforce any of the same, or giving time for payment or performance or indulgence or compounding with any other person liable.

4.2	Rights additional

All the rights, powers and remedies vested in the Security Agent hereunder shall be an addition to and not a limitation of any and every other right, power or remedy vested in the Security Agent and/or any of the other Creditors under the Loan Agreement, this Deed, the other Security Documents or any Collateral Instrument or at law and all the rights, powers and remedies so vested in the Security Agent and/or any of the other Creditors may be exercised from time to time and as often as the Security Agent and/or any of the other Creditors may deem expedient.

4.3	No enquiry

The Agent shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Deed or to make any claim or take any action to collect any

6

moneys hereby assigned or to enforce any rights or benefits hereby assigned to the Security Agent or to which the Security Agent may at any time be entitled under this Deed.

4.4	Obligations of Borrowers and Security Agent

The Borrowers shall remain liable to perform all the obligations assumed by them in relation to the Assigned Property and the Security Agent shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Borrowers to perform their obligations in respect thereof.

5	Powers of Security Agent to protect security

The Agent shall, without prejudice to its other rights, powers and remedies under any of the Security Documents, be entitled (but not bound) at any time, and as often as may be necessary, to take any such action as it deems necessary for the purpose of protecting or maintaining the security created by this Deed and the other Security Documents, and all Expenses attributable thereto shall be payable by the Borrowers on demand.

6	Powers of Security Agent on Event of Default

6.1	Powers

At any time after the occurrence of an Event of Default, the Security Agent shall forthwith become entitled (but not bound) as and when it may see fit, to exercise in relation to the Assigned Property or any part thereof all or any of the rights, powers and remedies possessed by it as assignee and/or chargee of the Assigned Property (whether at law, by virtue of this deed or otherwise) and in particular (without limiting the generality of the foregoing):

6.1.1
to collect, recover, compromise and give a good discharge for, all claims then outstanding or thereafter arising under the Assigned Property or the Master Swap Agreement or any part thereof, and to take over or institute (if necessary using the name of the Borrowers) all such proceedings in connection therewith as the Security Agent thinks fit;

6.1.2
to discharge, compound, release or compromise claims in respect of the Assigned Property or the Master Swap Agreement or any part thereof which have given or may give rise to any charge or lien or other claim on the Assigned Property or any part thereof or which are or may be enforceable by proceedings against the Assigned Property or any part thereof; and

6.1.3	to recover from the Borrower on demand all Expenses incurred or paid by the Security Agent in connection with the exercise of the powers (or any of them) referred to in this clause 6.

7	Attorney

7.1	Appointment

By way of security, the Borrowers hereby irrevocably appoint the Security Agent to be their attorney generally for and in the name and on behalf of the Borrowers, and as the act and deed or otherwise of the Borrowers to execute, seal and deliver and otherwise perfect and do all such deeds, assurances, agreements, instruments, acts and things which are required for the full exercise of all or any of the rights, powers or remedies conferred hereby or which may be deemed proper in or in connection with all or any of the purposes aforesaid. The power hereby conferred shall be a general power of attorney under the Powers of Attorney Act 1971, and the Borrowers ratify and confirm, and agree to ratify and confirm, any deed, assurance, agreement, instrument, act or thing which the Security Agent may execute or do pursuant thereto Provided always that such power shall not be exercisable by or on behalf of the Security Agent until the happening of any Event of Default.

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7.2	Exercise of power

The exercise of such power by or on behalf of the Security Agent shall not put any person dealing with the Security Agent upon any enquiry as to whether any Event of Default has occurred, nor shall such person be in any way affected by notice that no such Event of Default has happened and the exercise by the Security Agent of such power shall be conclusive evidence of the Security Agent's right to exercise the same.

7.3	Filings

The Borrowers hereby irrevocably authorise and empower the Security Agent to be their attorney in their name and on their behalf and as its act and deed or otherwise of it to agree the form of and to execute and do all deeds, instruments, acts and things in order to file, record, register or enrol this Deed in any court, public office or elsewhere which the Security Agent may deem necessary or advisable, now or in the future, to ensure the legality, validity, enforceability or admissibility in evidence thereof and any other assurance, document, act or thing required to be executed by the Borrowers pursuant to clause 8.

8	Further assurance

The Borrowers hereby further undertake at their own expense from time to time to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of the Security Agent may be necessary or desirable for the purpose of more effectually mortgaging and charging the Assigned Property or perfecting the security constituted or intended to be constituted by this Deed.

9	Costs and indemnities

9.1	Costs

The Borrowers shall pay to the Security Agent on demand all expenses (including legal fees, fees of insurance advisers, printing, out-of-pocket expenses, stamp duties, registration fees and other duties or charges) together with any value added tax or similar tax payable in respect thereof incurred by the Security Agent and/or any of the Secured Creditors in connection with the exercise or enforcement of, or preservation of any rights under, this Deed or otherwise in respect of the Outstanding Indebtedness and the security therefor or the preparation, completion, execution or registration, release or reassignment of the Loan Agreement, the Master Swap Agreement, this Deed and any of the other Security Documents.

9.2	Security Agent's indemnity

The Borrowers hereby jointly and severally, agree and undertake to indemnify the Security Agent against all losses, actions, claims, expenses, demands, obligations and liabilities whatever and whenever arising which may now or hereafter be incurred by the Security Agent and/or any of the Secured Creditors or by any manager, agent, officer or employee for whose liability, act or omission the Security Agent and/or any of the Secured Creditors may be answerable in respect of, in relation to, or in connection with anything done or omitted in the exercise or purported exercise of the powers contained in this Deed or otherwise in connection with such powers or with any part of the Assigned Property or of the Master Swap Agreement or otherwise howsoever in relation to, or in connection with, any of the matters dealt with in this Deed.

10	Remedies cumulative and other provisions

10.1	No implied waivers; remedies cumulative

No failure or delay on the part of the Security Agent and/or any of the Secured Creditors to exercise any right, power or remedy vested in it or them under this Deed shall operate as a waiver thereof, nor shall any single or partial exercise by the Security Agent and/or any of the

8

Secured Creditors of any right, power or remedy nor the discontinuance, abandonment or adverse determination of any proceedings taken by the Security Agent and/or any of the Secured Creditors to enforce any right, power or remedy preclude any other or further exercise thereof or proceedings to enforce the same or the exercise of any other right, power or remedy, nor shall the giving by the Security Agent of any consent to any act which by the terms of this Deed requires such consent prejudice the right of the Security Agent to give or withhold consent to the doing of any other similar act. The remedies provided in this Deed are not exclusive of any remedies provided by law.

10.2	Delegation

The Agent shall be entitled, at any time and as often as may be expedient, to delegate all or any of the powers and discretions vested in it by this Deed (including the power vested in it by virtue of clause 7) in such manner, upon such terms, and to such persons as the Security Agent may think fit.

11	Notices

The provisions of clause 17.1 of the Loan Agreement shall apply mutatis mutandis in respect of any certificate, notice, demand or other communication given or made under this Deed.

12	Counterparts

This Deed may be entered into in the form of counterparts, each executed by one of the parties, and, provided each of the parties shall so execute this Deed, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original but, taken together, they shall constitute one instrument.

13	Borrowers' obligations

Notwithstanding anything to the contrary contained in this Deed, the agreements, obligations and liabilities of the Borrowers herein contained are joint and several and shall be construed accordingly. The Borrowers agree and consent to be bound by this Deed notwithstanding that any other party who is intended to sign or to be bound may not do so or be effectually bound and notwithstanding that this Deed may be invalid or unenforceable against either Borrower whether or not the deficiency is known to the Security Agent. The Agent shall be at liberty to release either Borrower from this Deed and to compound with or otherwise vary and agree to vary the liability or to grant time and indulgence to make other arrangements with either Borrower without prejudicing or affecting the rights and remedies of the Security Agent against the other Borrower or increasing or otherwise affecting the nature of the obligations of the other Borrower.

14	Benefit of this Deed

This Deed shall be binding upon the Borrowers and their respective successors in title and shall enure for the benefit of the Security Agent and its successors in title and/or replacements. The Borrowers expressly acknowledge and accept the provisions of clause 16 of the Agreement and agree that any person who replaces the Security Agent in accordance with such clause shall be entitled to the benefit of this Deed.

15	Law and jurisdiction

15.1	Law

This Deed and any non-contractual obligations connected with this Deed are governed by, and shall be construed in accordance with, English law.

9

15.2	Submission to jurisdiction

For the benefit of the Security Agent, the parties hereto irrevocably agree that any legal action or proceedings in connection with this Deed (including any non-contractual obligations connected with this Deed) may be brought in the English courts, or in the courts of any other country chosen by the Security Agent, each of which shall have jurisdiction to settle any disputes arising out of or in connection with this Deed (including any non-contractual obligations connected with this Deed). The Borrowers irrevocably and unconditionally submit to the jurisdiction of the English courts and the courts of any country chosen by the Security Agent and irrevocably designate, appoint and empower Mr Antonis Nicolaou at present of 25 Heath Drive, Potters Bar, Herts EN6 1EN, England to receive, for them and on their behalf, service of process issued out of the English courts in any legal action or proceedings arising out of or in connection with this Deed (including any non-contractual obligations connected with this Deed). The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Security Agent to take proceedings against the Borrowers or either of them in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

The parties further agree that only the courts of England and not those of any other state shall have jurisdiction to determine any claim which the Borrowers may have against the Security Agent arising out of or in connection with this Deed (including any non-contractual obligations connected with this Deed).

15.3	Process Agent

If Mr Antonis Nikolaou appointed as agent for service of process by the Borrowers and referred to in clause 15.2 passes away or cannot be found or is otherwise unable for any reason to act or resigns as agent for service of process, the Borrowers hereby undertake within ten (10) days of such event taking place (and the Borrowers by way of security hereby irrevocably and unconditionally authorise the Security Agent to do so) to designate, appoint and empower on its behalf, Messrs Cheeswrights (currently of Bankside House, 107 Leadenhall Street, London EC3A 4AF, England) at their then principal place of business in London as substitute process agent of Mr Antonis Nikolaou or another agent on terms acceptable to the Security Agent.

15.4	Contracts (Rights of Third Parties) Act 1999

No term of this Deed shall be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Deed.

IN WITNESS whereof this Deed has been duly executed as a deed the day and year first above written.

10

Schedule 1

Form of Notice of Swap Assignment and Acknowledgement

To:         Nordea Bank Finland Plc
      2747 Securities Services
       FIN-00020 Nordea, Helsinki
       Finland
      (as Swap Provider)

(Date)

We refer to the Master Swap Agreement dated [•] 2012 as amended by an ISDA Amendment Agreement dated [•] 2012 (together the "Master Swap Agreement") and made between ourselves and yourselves (the "Swap Provider").

NOW WE HEREBY GIVE YOU NOTICE:

1
that, by an Assignment dated Es] 2012 (the "Assignment") made between (1) us, Jemo Shipping Company Inc. and Mandaringina Inc. and (2) Nordea Bank Finland Plc, London Branch (the "Assignee"), we have assigned to the Assignee absolutely and charged with full title guarantee all our rights, title and interest to and in any moneys whatsoever payable to us under the Master Swap Agreement and all other rights and benefits whatsoever accruing to us under the Master Swap Agreement including (but without prejudice to the generality of the foregoing) all claims for damages in respect of any breach by the Swap Provider of the Master Swap Agreement (the "Assigned Property");

2
that the Swap Provider is hereby irrevocably authorised and instructed to pay such moneys as aforesaid to the bank accounts with account numbers [•] and [•] or to either of them, which we have opened with Nordea Bank Finland Plc, London Branch or to such other account as the Assignee may from time to time direct;

3
that the Swap Provider is hereby irrevocably authorised and instructed not to deal with the Assigned Property except on the instructions of the Assignee and to pay all moneys whatsoever now or at any time hereafter due or owing to us under or by virtue of the Assigned Property to the Assignee on request by the Assignee (whose receipt shall be full and sufficient discharge to you for such payment); and

4
that the said Assignment includes provisions that no variations shall be made to the Master Swap Agreement (nor shall the Swap Provider be released from the Swap Provider's obligations thereunder) without the previous written consent of the Assignee and the Assignee shall be under no obligation of any kind whatsoever in respect thereof.

The authority and instructions herein contained cannot be revoked or varied by us without the consent of the Assignee.

This letter and any non-contractual obligations connected with it are governed by English law.

________________________
duly authorised representative
for and on behalf of
JEMO SHIPPING COMPANY INC.
and
MANDARINGINA INC.

Dated: [•] 2012

11

To:         Nordea Bank Finland Plc, London Branch
      (as Security Agent)

Cc:         Jemo Shipping Company Inc.
      Mandaringina Inc.

We acknowledge receipt of the notice set out above and consent to the assignment referred to therein and, in consideration of US$10 and other good and valuable consideration (the receipt and adequacy of which we hereby acknowledge), we hereby undertake with, and confirm to the Assignee as follows:

(a)
to pay all amounts due from us under the Master Swap Agreement in full in Dollars in accordance with the terms of the Master Swap Agreement to the bank accounts referred to in the said notice set out above or to the Assignee or its order;

(b)
to permit the Assignee to enforce all rights and benefits whatsoever accrued or accruing to Jemo Shipping Company Inc. and Mandaringina Inc. (together, the "Borrowers") under the Master Swap Agreement and for this purpose to take over or institute proceedings in respect thereof;

(c)	not, without the prior written consent of the Assignee, to agree to any variation of the Master Swap Agreement; and

(d)
that we have not received any notice of any prior charge, assignment or encumbrance over the Borrowers' right, title and interest in and to the Assigned Property or the Master Swap Agreement and hereby agree not to consent or agree to any other assignment of the Assigned Property or the Master Swap Agreement or the moneys payable by us thereunder and to advise you forthwith of any such attempted assignment, charge or disposal by the Borrowers or either of them that come to our attention.

This letter and any non-contractual obligations in connection with it are governed by English law.

____________________
duly authorised signatory
for and on behalf of
NORDEA BANK FINLAND PLC
(as Swap Provider)

Dated: [•1 2012

12

The Borrowers
EXECUTED as a DEED	)
by	)
for and on behalf of	)
JEMO SHIPPING COMPANY INC.	) Attorney-in-Fact
in the presence of:	)
Witness Name: Address: Occupation:
EXECUTED as a DEED	)
by	)
for and on behalf of	)
MANDARINGINA INC.	) Attorney-in-Fact
in the presence of:	)
Witness Name: Address: Occupation:
The Security Agent
EXECUTED as a DEED
by	)
for and on behalf of	)
NORDEA BANK FINLAND PLC,	) Attorney-in-Fact
LONDON BRANCH	)
in the presence of:	)
Witness Name: Address: Occupation:

13

Schedule 6

Form of New Corporate Guarantee

Private & Confidential

Dated           June 2012

DIANA SHIPPING INC.	(1)

and

NORDEA BANK FINLAND PLC, LONDON BRANCH	(2)

_____________________________

CORPORATE GUARANTEE
_____________________________

NORTON ROSE

16

Contents

Clause		Page

1	Interpretation	1
2	Guarantee	4
3	Payments and Taxes	7
4	Representations and warranties	8
5	Undertakings	11
6	Set-off	15
7	Benefit of this Guarantee	16
8	Notices and other matters	16
9	Law and jurisdiction	18
Schedule 1 Form of Compliance Certificate		19

THIS GUARANTEE is dated                                                      June 2012 and made BETWEEN:

(1)	DIANA SHIPPING INC. (the "Guarantor"); and

(2)	NORDEA BANK FINLAND PLC, LONDON BRANCH as security agent and trustee for and on behalf of the Secured Creditors (as defined below) (the "Security Agent").

WHEREAS:

(A)
by a loan agreement dated 7 February 2012 as amended and restated by a supplemental agreement dated           June 2012 (together the "Agreement") providing for (inter alia) an increase of the loan amount, and made between (1) Jemo Shipping Company Inc. and Mandaringina Inc. as joint and several borrowers (therein referred to as the "Borrowers"), (2) Nordea Bank Finland Plc, London Branch as arranger, agent (in such capacity the "Agent"), Security Agent and account bank, (3) Nordea Bank Finland Plc as swap provider (in such capacity the "Swap Provider") and (4) the banks and financial institutions referred to in schedule 1 thereto as lenders (the "Banks" and, together with the Agent and the Swap Provider, the "Secured Creditors"), the Banks agreed (inter alia) to make available to the Borrowers, upon the terms and conditions therein contained, a term loan of up to $26,450,000;

(B)
by an ISDA master swap agreement dated as of 7 February 2012 made between Jemo Shipping Company Inc. and the Swap Provider as amended by an ISDA amendment agreement dated             June 2012 made between the Borrowers and the Swap Provider (together the "Master Swap Agreement") (comprising an ISDA Master Agreement (including the Schedule thereto and a credit support annex thereto), the Confirmations (as defined therein) supplemental thereto and any Transactions governed thereby), the Swap Provider agreed the terms and conditions upon which it would enter into (inter alia) one or more interest rate swap or other derivative transactions with the Borrowers in respect of the Loan, whether in whole or in part (as the case may be) from time to time, or otherwise;

(C)
pursuant to clause 16.14 of the Agreement, each of the Secured Creditors has appointed the Security Agent as its security agent and trustee and pursuant to a Trust Deed dated 7 February 2012 and executed by the Security Agent (as trustee) in favour of the Secured Creditors, the Security Agent agreed to hold, receive, administer and enforce this Guarantee for and on behalf of itself and the Secured Creditors; and

(D)
the execution and delivery of this Guarantee (referred to as the Corporate Guarantee in the Agreement) is one of the conditions precedent to each of the Banks making its Commitment available under the Agreement.

IT IS AGREED as follows:

1              Interpretation

1.1	Defined expressions

In this Guarantee, unless the context otherwise requires or unless otherwise defined in this Guarantee, words and expressions defined in the Agreement and used in this Guarantee shall have the same meanings where used in this Guarantee.

1.2	Definitions

In this Guarantee, unless the context otherwise requires:

"Accounting Information" means (a) the annual audited consolidated financial statements of the Group and (b) the quarterly unaudited consolidated financial statements of the Group, each as provided or (as the context may require) to be provided to the Security Agent in accordance with clause 5.1.4 (and each including, without limitation, a balance sheet, a statement of income and a statement of cash flows and accompanying notes thereto);

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"Accounting Period" means (a) each financial year of the Guarantor and (b) each financial quarter of each financial year of the Guarantor, for which Accounting Information is required to be delivered pursuant to this Guarantee;

"Agent" includes its successors in title and its replacements;

"Applicable Accounting Principles" means the most recent and up-to-date US GAAP applicable at any relevant time;

"Banks" includes their respective successors in title and Transferee Banks;

"Borrowed Money" means Indebtedness in respect of (a) money borrowed or raised and debit balances at banks, (b) any bond, note, loan stock, debenture or similar debt instrument, (c) acceptance or documentary credit facilities, (d) receivables sold or discounted (otherwise than on a non-recourse basis), (e) deferred payments for assets or services acquired excluding any sum payable to any trade creditors of any member of the Group or any Fleet Vessel arising in the ordinary course of business, (f) finance leases and hire purchase contracts, (g) swaps, forward exchange contracts, futures and other derivatives (and if the agreement under which any such transaction is entered requires netting of mutual liabilities, the Indebtedness, for the net amount shall be taken into account as calculated on a "marked to market" basis), (h) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (b) to (i) above and (i) guarantees in respect of Indebtedness of any person falling within any of (a) to (h) above;

"Cash and Cash Equivalents" means, at any relevant time:

(a)	cash in hand legally and beneficially owned by any member of the Group; and

(b)
cash deposits legally and beneficially owned by any member of the Group and which are deposited with (i) any of the Banks, (ii) any other prime deposit taking institution or (iii) any other lender or financial institution approved by the Security Agent, which in each case:

(i)	is free from any Encumbrance; and

(ii)	is otherwise at the free and unrestricted disposal of the relevant member of the Group by which it is owned,

Provided however that restricted cash of the Group which represents minimum liquidity required to be maintained under borrowing arrangements shall be taken into account as "Cash and Cash Equivalents" if and for as long as it is free from Encumbrances;

"Collateral Instruments" means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Borrowers or either of them or any other person liable and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;

"Compliance Certificate" means a certificate in the form set out in schedule 1;

"Equity Ratio" means, at any relevant time, the ratio of (a) the Shareholders' Equity to (b) the Total Assets;

2

"Fleet Market Value" means, as of the date of calculation, the aggregate market value of:

(a)
the Ship, as most recently determined pursuant to valuations obtained by the Agent (at the cost of the Borrowers) and made in accordance with the provisions of clauses 8.1.6 and/or 8.2.2 of the Agreement; and

(b)
all other Fleet Vessels (other than the Ship), as shown in the then most recent Compliance Certificate delivered to the Security Agent, unless the Security Agent has obtained valuations of the Fleet Vessels under clause 5.1.5 (at the cost of the Guarantor) following the delivery of, and in relation to that Compliance Certificate, in which case the market value of the Fleet Vessels (other than the Ship) shall be that determined by the Security Agent pursuant to such valuations;

"Fleet Vessels" means all the vessels (including, but not limited to, the Ship, but excluding vessels under construction which are not yet delivered to a member of the Group) from time to time owned by the members of the Group and "Fleet Vessel" means any of them;

"Group" means, together, the Guarantor and its Subsidiaries from time to time (which, for the avoidance of doubt, includes the Borrowers) and "member of the Group" shall only mean the Guarantor or any of its Subsidiaries (and, for the avoidance of doubt, it is hereby clarified that Diana Containerships Inc. of the Republic of the Marshall Islands and its own Subsidiaries from time to time are not part of the Group);

"Guarantee" includes each separate or independent stipulation or agreement by the Guarantor contained in this Guarantee;

"Guaranteed Liabilities" means all moneys, obligations and liabilities expressed to be guaranteed by the Guarantor in clause 2.1;

"Guarantor" includes the successors in title of the Guarantor;

"Incapacity" means, in relation to a person, the death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of that person whatsoever (and, in the case of a partnership, includes the termination or change in the composition of the partnership);

"Master Swap Agreement" means the ISDA Master Agreement dated 7 February 2012 made between Jemo Shipping Company Inc. and the Swap Provider as amended by an ISDA amendment agreement dated June 2012, made between the Borrowers and the Swap Provider mentioned in recital (B) hereto and comprising an ISDA Master Swap Agreement (including the Schedule thereto and a credit support annex thereto) together with any Confirmations (as defined therein) supplemental thereto and governed thereby and any Transactions governed thereby;

"Material Adverse Effect" means a material adverse effect:

(a)	on the business, assets, nature of assets, operations, prospects, liabilities or condition (financial or otherwise) of any Security Party, any member of the Group or the Group as a whole; or

(b)	on the ability of any of the Borrowers, the Guarantor, the Manager or any other Security Party to comply with any of their respective obligations under the Security Documents or any of them; or

(c)	on the legality, validity or enforceability of any of the Security Documents or any of the rights or remedies of the Creditors or any of them thereunder;

"Relevant Jurisdiction" means any jurisdiction in which or where the Guarantor is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;

3

"Security Agent" includes the successors in title and replacements of the Security Agent;

"Shareholders' Equity" means, at any time, the shareholders' equity for the Group as shown in the then most recent Accounting Information, adjusted at any relevant time to take account of the difference between the aggregate book values of the Fleet Vessels and the Fleet Market Value;

"Swap Provider" includes the successors in title of the Swap Provider;

"Tangible Net Worth" means, as at any relevant time, the issued share capital of the Guarantor plus reserves of the Group, each as shown in the then most recent Accounting Information but:

(a)	after adding any credit balance on the Guarantor's relevant consolidated profit and loss account (known as "Retained Earnings"); and

(b)	after subtracting:

(iii)	any debit balance on the Guarantor's relevant consolidated profit and loss account (known as "Retained Losses");

(iv)	any amount shown in the relevant Accounting Information for goodwill, including on consolidation, or any other intangible property;

(v)	distributions or proposed distributions not provided for in the relevant Accounting Information; and

(vi)	in the event that the Fleet Market Value is less than the book values of the Fleet Vessels as shown in the relevant Accounting Information, the relevant shortfall; and

"Total Assets" means, at any time, the total assets of the Group (as shown in, and calculated in accordance with, the then most recent Accounting Information) adjusted at any relevant time to take account of the difference between the aggregate book values of the Fleet Vessels and the Fleet Market Value.

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Guarantee.

1.4          Construction of certain terms

Clause 1.4 of the Agreement shall apply to this Guarantee as if set out herein.

2             Guarantee

2.1           Covenant to pay

In consideration of (a) the Banks making or continuing loans or advances to, or otherwise giving credit or granting banking facilities or accommodation or granting time to, the Borrowers pursuant to the Agreement, (b) the Swap Provider agreeing to enter into the Master Swap Agreement with the Borrowers and (c) other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Guarantor, the Guarantor hereby irrevocably and unconditionally guarantees to pay to the Security Agent, for the account of the Secured Creditors, on demand by the Security Agent all moneys and discharge all obligations and liabilities now or hereafter due, owing or incurred by the Borrowers or either of them to the Secured Creditors or any of them under or pursuant to the Agreement, the Master Swap Agreement and the other Security Documents or any of them, when the same become due for payment or discharge whether by acceleration or otherwise, and whether such moneys, obligations or liabilities are express or implied, present, future or contingent, joint or several,

4

incurred as principal or surety, originally owing to the Secured Creditors or any of them or purchased or otherwise acquired by any of them, denominated in Dollars or in any other currency, or incurred on any banking account or in any other manner whatsoever.

Such liabilities shall, without limitation, include interest (as well after as before judgment) to date of payment at such rates and upon such terms as may from time to time be agreed, commission, fees and other charges and all legal and other costs, charges and expenses on a full and unqualified indemnity basis which may be incurred by the Secured Creditors or any of them in relation to any such moneys, obligations or liabilities or generally in respect of the Borrowers or either of them, the Guarantor or any Collateral Instrument.

2.2	Guarantor as principal debtor; indemnity

As a separate and independent stipulation, the Guarantor agrees that if any purported obligation or liability of the Borrowers or either of them which would have been the subject of this Guarantee had it been valid and enforceable is not or ceases to be valid or enforceable against the Borrowers or either of them on any ground whatsoever whether or not known to the Security Agent and/or the Secured Creditors or any of them (including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of the Borrowers or either of them or any legal or other limitation, whether under the Limitation Acts or otherwise or any disability or Incapacity or any change in the constitution of the Borrowers) the Guarantor shall nevertheless be liable to the Security Agent in respect of that purported obligation or liability as if the same were fully valid and enforceable and the Guarantor were the principal debtor in respect thereof. The Guarantor hereby agrees to keep the Security Agent fully indemnified on demand against all damages, losses, costs and expenses arising from any failure of the Borrowers or either of them to perform or discharge any such purported obligation or liability.

2.3	Statements of account conclusive

Any statement of account, signed as correct by an officer of the Security Agent, showing the amount of the Guaranteed Liabilities shall, in the absence of manifest error, be prima facie evidence against the Guarantor.

2.4	No security taken by Guarantor

The Guarantor warrants that it has not taken or received, and undertakes that until all the Guaranteed Liabilities of the Borrowers have been paid or discharged in full, it will not take or receive, the benefit of any security from the Borrowers or either of them or any other person in respect of its obligations under this Guarantee.

2.5	Interest

The Guarantor agrees to pay interest on each amount demanded of it under this Guarantee from the date of such demand until payment (as well after as before judgment) at the rate specified in clause 3.4 of the Agreement which shall apply to this Guarantee mutatis mutandis. Such interest shall be compounded at the end of each period determined for this purpose by the Security Agent in the event of it not being paid when demanded but without prejudice to any Secured Creditor's right to require payment of such interest.

2.6	Continuing security and other matters

This Guarantee shall:

2.6.1
secure the ultimate balance from time to time owing to the Secured Creditors or any of them by the Borrowers or either of them and shall be a continuing security, notwithstanding any settlement of account or other matter whatsoever;

2.6.2	be in addition to any present or future Collateral Instrument, right or remedy held by or available to the Security Agent or any of the Secured Creditors; and

5

2.6.3
not be in any way prejudiced or affected by the existence of any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Security Agent or any of the Secured Creditors dealing with, exchanging, varying or failing to perfect or enforce any of the same or giving time for payment or indulgence or compounding with any other person liable.

2.7	Liability unconditional

The liability of the Guarantor shall not be affected nor shall this Guarantee be discharged or reduced by reason of:

2.7.1	the Incapacity or any change in the name, style or constitution of the Borrowers or either of them or any other person liable;

2.7.2
the Security Agent or any of the Secured Creditors granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, the Borrowers or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from the Borrowers or either of them or any other person liable; or

2.7.3
any act or omission which would have discharged or affected the liability of the Guarantor had it been a principal debtor instead of a guarantor or by anything done or omitted which but for this provision might operate to exonerate the Guarantor.

2.8	Collateral Instruments

Neither the Security Agent nor any of the Secured Creditors shall be obliged to make any claim or demand on the Borrowers or either of them or to resort to any Collateral Instrument or other means of payment now or hereafter held by or available to it before the Security Agent enforcing this Guarantee and no action taken or omitted by the Security Agent or any of the Secured Creditors in connection with any such Collateral Instrument or other means of payment shall discharge, reduce, prejudice or affect the liability of the Guarantor under this Guarantee nor shall the Security Agent or any of the Secured Creditors be obliged to apply any moneys or other property received or recovered in consequence of any enforcement or realisation of any such Collateral Instrument or other means of payment in reduction of the Guaranteed Liabilities.

2.9	Waiver of Guarantor's rights

Until all the Guaranteed Liabilities have been paid, discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or under any compromise or arrangement) the Guarantor agrees that, without the prior written consent of the Security Agent (acting on the instructions of the Majority Banks), it will not:

2.9.1	exercise its rights of subrogation, reimbursement and indemnity against the Borrowers or either of them or any other person liable;

2.9.2
demand or accept repayment in whole or in part of any Indebtedness now or hereafter due to the Guarantor from the Borrowers or either of them or from any other person liable or demand or accept any Collateral Instrument in respect of the same or dispose of the same;

2.9.3	take any step to enforce any right against the Borrowers or either of them or any other person liable in respect of any Guaranteed Liabilities; or

2.9.4
claim any set-off or counterclaim against the Borrowers or either of them or any other person liable or claim or prove in competition with the Security Agent or any of the Secured Creditors in the liquidation of the Borrowers or either of them or any other person liable or have the benefit of, or share in, any payment from or composition with the Borrowers or either of them or any other person liable or any other Collateral Instrument now or hereafter

6

held by the Security Agent or any of the Secured Creditors for any Guaranteed Liabilities or for the obligations or liabilities of any other person liable but so that, if so directed by the Security Agent, it will prove for the whole or any part of its claim in the liquidation of the Borrowers or either of them or any other person liable on terms that the benefit of such proof and of all money received by it in respect thereof shall be held on trust for the Security Agent and applied in or towards discharge of the Guaranteed Liabilities in such manner as the Security Agent shall deem appropriate.

2.10	Suspense accounts

Any moneys received in connection with this Guarantee (whether before or after any Incapacity of the Borrowers or either of them or the Guarantor) may be placed to the credit of a suspense account with a view to preserving the rights of the Security Agent or any of the Secured Creditors to prove for the whole of its claims against the Borrowers or either of them or any other person liable or may be applied in or towards satisfaction of such of the Guaranteed Liabilities as the Security Agent may from time to time conclusively determine in its absolute discretion.

2.11	Settlements conditional

Any release, discharge or settlement between the Guarantor and the Security Agent or any of the Secured Creditors shall be conditional upon no security, disposition or payment to the Security Agent or any of the Secured Creditors by the Borrowers or either of them or any other person liable being void, set aside or ordered to be refunded pursuant to any enactment or law relating to bankruptcy, liquidation, administration or insolvency or for any other reason whatsoever and if such condition shall not be fulfilled the Security Agent shall be entitled to enforce this Guarantee subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

2.12	Guarantor to deliver up certain property

If, contrary to clauses 2.4 or 2.9, the Guarantor takes or receives the benefit of any security or receives or recovers any money or other property, such security, money or other property shall be held on trust for the Security Agent and shall be delivered to the Security Agent on demand.

2.13	Retention of this Guarantee

The Security Agent shall be entitled to retain this Guarantee after as well as before the payment or discharge of all the Guaranteed Liabilities for such period as the Security Agent may determine.

3	Payments and Taxes

3.1	No set off or counterclaim

All payments to be made by the Guarantor under this Guarantee shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 3.2, free and clear of any deductions or withholdings, in Dollars on the due date to such account of the Security Agent as it may specify in writing to the Guarantor from time to time.

3.2	Grossing up for Taxes

If at any time the Guarantor is required to make any deduction or withholding in respect of Taxes from any payment due under this Guarantee for the account of the Security Agent (or if the Security Agent is required to make any such deduction or withholding from a payment to a Secured Creditor of moneys received under this Guarantee), the sum due from the Guarantor in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Security Agent or, as the case may be, such Secured Creditor receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have

7

received had no such deduction or withholding been required to be made and the Guarantor shall indemnify the Security Agent against any losses or costs incurred by it by reason of any failure of the Guarantor to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Guarantor shall promptly deliver to the Security Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

3.3	Currency indemnity

If any sum due from the Guarantor under this Guarantee or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable under this Guarantee or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against the Guarantor, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to this Guarantee, the Guarantor shall indemnify and hold harmless the Security Agent from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Security Agent may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from the Guarantor under this clause 3.3 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Guarantee and the term "rate of exchange" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

4	Representations and warranties

4.1	Continuing representations and warranties

The Guarantor represents and warrants to the Security Agent that:

4.1.1	Due incorporation

the Guarantor is duly incorporated and validly existing in good standing under the laws of the Republic of the Marshall Islands as a Marshall Islands corporation and has power to carry on its business as it is now being conducted and to own its property and other assets;

4.1.2	Corporate power

the Guarantor has power to execute, deliver and perform its obligations under this Guarantee; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Guarantor to borrow or give guarantees will be exceeded as a result of this Guarantee;

4.1.3	Binding obligations

this Guarantee constitutes valid and legally binding obligations of the Guarantor enforceable in accordance with its terms;

4.1.4	No conflict with other obligations

the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Guarantee by the Guarantor will not:

(a)	contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Guarantor is subject; or

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(b)
conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Guarantor is a party or is subject or by which it or any of its property is bound; or

(c)	contravene or conflict with any provision of the constitutional documents of the Guarantor; or

(d)	result in the creation or imposition of or oblige the Guarantor to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertaking, assets, rights or revenues of the Guarantor;

4.1.5	No litigation

no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of the Guarantor, threatened against the Guarantor or any other member of the Group or any other Security Party which could have a Material Adverse Effect;

4.1.6	No filings required

it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Guarantee that it or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to this Guarantee and this Guarantee is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

4.1.7	Choice of law

the choice of English law to govern this Guarantee and the submission by the Guarantor to the non-exclusive jurisdiction of the English courts are valid and binding;

4.1.8	No immunity

the Guarantor is subject to civil and commercial law with respect of its obligations under this Guarantee and the transactions contemplated thereby constitute private and commercial acts done for private and commercial purposes and neither the Guarantor nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

4.1.9	Consents obtained

every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by the Guarantor to authorise, or required by the Guarantor in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Guarantee or the performance by the Guarantor of its obligations under this Guarantee has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, this Guarantee;

4.1.10	Financial statements correct and complete

the unaudited consolidated financial statements of the Group in respect of the financial year ended on 31 December 2010 as delivered to the Agent, have been prepared in accordance with the Applicable Accounting Principles which have been consistently applied and present fairly and accurately the consolidated financial position of the Group as at the date they were prepared and the consolidated results of the operations of the Group for the financial period ended on such date and, as at such date, neither the Guarantor nor any other member of the Group had any significant liabilities (contingent or otherwise) or any unrealised or anticipated

9

losses which are not disclosed by, or reserved against or provided for in, such financial statements;

4.1.11	Shareholdings

each of the Borrowers is a wholly owned direct Subsidiary of the Guarantor;

4.1.12	Compliance with laws and regulations

the Guarantor is in compliance with the terms and conditions of all laws, regulations, agreements, licences and concessions material to the carrying on of its business (including in relation to Taxation);

4.1.13	No Material Adverse Effect

no events, conditions, facts or circumstances exist or have arisen or occurred since 31 December 2010, which have had or could reasonably be expected to have a Material Adverse Effect; and

4.1.14	Taxation

(a)
the Guarantor is not (and no other member of the Group is) overdue in the filing of any tax returns and the Guarantor is not (and no other member of the Group is) overdue in the payment of any amounts in respect of Taxes (or its equivalent in any other currency);

(b)	no claims or investigations are being, or are reasonably likely to be, made or conducted against the Guarantor (or any other member of the Group) with respect to Taxes; and

(c)	the Guarantor (and each other member of the Group) is resident for taxation purposes only in the jurisdiction of its incorporation.

4.2	Initial representations and warranties

The Guarantor further represents and warrants to the Security Agent that:

4.2.1	Pari passu and subordinated indebtedness

(a)
the obligations of the Guarantor under this Guarantee are direct, general and unconditional obligations of the Guarantor and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of the Guarantor except for obligations which are mandatorily preferred by operation of law and not by contract; and

(b)	any Indebtedness of the Guarantor owing to any of its shareholders or other members of the Group is subordinated in all respects to the Guarantor's obligations under this Guarantee;

4.2.2	No default under other Indebtedness

the Guarantor is not (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound;

4.2.3        Information

the information, exhibits and reports furnished by the Guarantor to the Creditors or any of them in connection with the negotiation and preparation of this Guarantee are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein;

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there are no other facts the omission of which would make any fact or statement therein misleading;

4.2.4	No withholding Taxes

no Taxes are imposed by withholding or otherwise on any payment to be made by the Guarantor under this Guarantee or are imposed on or by virtue of the execution or delivery by the Guarantor of this Guarantee or any other document or instrument to be executed or delivered under this Guarantee; and

4.2.5	No Default

no Default has occurred and is continuing.

4.3	Repetition of representations and warranties

On and as of each Drawdown Date and (except in relation to the representations and warranties in clause 4.2) on each Interest Payment Date, the Guarantor shall:

4.3.1	be deemed to repeat the representations and warranties in clauses 4.1 and 4.2 as if made with reference to the facts and circumstances existing on such day; and

4.3.2
be deemed to further represent and warrant to the Security Agent that the then latest audited consolidated financial statements of the Group delivered to the Security Agent under this Guarantee (if any) have been prepared in accordance with the Applicable Accounting Principles which have been consistently applied and present fairly and accurately the consolidated financial position of the Group as at the end of the financial period to which the same relate and the consolidated results of the operations of the Group for the financial period to which the same relate and, as at the end of such financial period, neither the Guarantor nor any other member of the Group nor the Group as a whole had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements.

5              Undertakings

5.1           General

The Guarantor undertakes with the Security Agent that, from the date of this Guarantee and so long as any moneys are owing, whether actually or contingently, under any of the Security Documents (including this Guarantee) and while all or any part of the Total Commitment remains outstanding, it will:

5.1.1        Notice of Default and other events

promptly inform the Security Agent of any occurrence of which it becomes aware which might adversely affect the ability of any Security Party to perform its obligations under any of the Security Documents or the Underlying Documents and, without limiting the generality of the foregoing and without prejudice to clause 5.1.5, will inform the Security Agent of any Default, forthwith upon becoming aware thereof and will from time to time, if so requested by the Security Agent, confirm to the Security Agent in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;

5.1.2        Consents and licences - compliance with laws and regulations

(a)
without prejudice to clauses 4.1 of this Guarantee, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or

11

desirable under applicable law for the continued due performance of all the obligations of the Guarantor under this Guarantee; and

(b)	comply with all laws, regulations, agreements, licences and concessions material to the carrying on of its business (including in relation to Taxation);

5.1.3	Pari passu and subordination

without prejudice to the provisions of clause 5.2, ensure that:

(a)
its obligations under this Guarantee shall, without prejudice to the provisions of clause 5.2 and the security created or intended to be created by the Security Documents to which it is or is to be a party, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract; and

(b)
its Indebtedness (if any) to its shareholders or its Related Companies is on terms acceptable to the Security Agent in its absolute discretion and is and shall remain at all times fully subordinated towards its obligations under this Guarantee;

5.1.4	Financial statements

prepare or cause to be prepared:

(a)
audited consolidated financial statements of the Group (comprising a balance sheet statement, an income statement, a cash flow analysis and accompanying notes) in accordance with the Applicable Accounting Principles consistently applied in respect of each financial year (namely, each 12-month period ending on 31 December of each calendar year) and cause the same to be reported on by the Group's auditors;

(b)
unaudited consolidated financial statements of the Group (comprising a balance sheet statement, an income statement, a cash flow analysis and accompanying notes) on the same basis as the annual statements in respect of each financial quarter of each financial year (namely, each 3-month, 6-month, 9-month and 12-month period ending on 31 March, 30 June, 30 September and 31 December, respectively, of each calendar year) (including on a year to date basis), and, in each case, deliver to the Security Agent as many copies of the same as the Security Agent may reasonably require as soon as practicable but not later than:

(i)	in the case of audited financial statements, one hundred and eighty (180) days after the end of the financial period to which they relate (namely, not later than 30 June of each calendar year); and

(ii)
in the case of unaudited financial statements, ninety (90) days after the end of the financial period to which they relate (namely, not later than 31 March, 30 June, 30 September and 31 December, respectively, of each calendar year); and

5.1.5	Valuations and Compliance Certificate

(a)
deliver to the Security Agent in sufficient copies for all the Banks, a Compliance Certificate (including any supporting schedules or other information and evidence as the Agent may require) for the relevant Accounting Periods executed by a director and an authorised signatory of the Borrowers and by a director and an authorised signatory of the Guarantor, at the time when any unaudited or audited consolidated financial statements of the Group are delivered to the Agent and/or the Security Agent in accordance with clause 8.1.5 of the Agreement and/or clause 5.1.4 of this Guarantee (namely, not later than 31 March, 30 June, 30 September and 31 December of each calendar year) and, if a Default has occurred, at any other time as and when the Security Agent in its absolute discretion shall require;

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(b)
in the event that, in the Security Agent's opinion (acting on the instructions of the Majority Banks in their absolute discretion) the Fleet Market Value set out in any Compliance Certificate delivered to the Agent and/or the Security Agent delivered under paragraph (a) above, is likely not to reflect the then fair market value of the Fleet Vessels, following the Agent's and/or the Security Agent's written request, deliver or cause to be delivered to the Agent and/or the Security Agent a valuation (dated not earlier than 30 days previously) of each Fleet Vessel (other than the Ship) prepared in accordance with, and in the manner specified in, clause 5.3.3 of this Guarantee (at the cost of the Guarantor).

5.1.6	Delivery of reports

deliver to the Security Agent sufficient copies for all the Banks of every report, circular, notice or like document issued by the Guarantor to its shareholders or creditors generally (including filings and reports to any relevant authorities pertaining to the listing of its shares, including NYSE or the SEC of the U.S.A.);

5.1.7	Provision of further information

provide the Security Agent with such financial or other information concerning the Borrowers, the other Security Parties, any other Relevant Parties, the Fleet Vessels, the Group and its members and their respective affairs (including, without limitation, financial projections of the Group on an annual consolidated basis) as the Security Agent may from time to time reasonably require and keep the Security Agent advised regularly of all major financial developments in relation to the Borrowers, the other Security Parties, any other Relevant Parties, the Group and its members including, without prejudice to the generality of the foregoing, any vessels' sales or purchases and any new borrowings (except if and to the extent that the same have already been included in the documents provided to the Security Agent under clause 5.1.6); and

5.1.8	Shareholdings

be at all times the legal and beneficial owner of 100% of (i) the total issued share capital and (ii) the total issued voting share capital of each Borrower.

5.2	Negative undertakings

The Guarantor undertakes with the Security Agent that, from the date of this Guarantee and so long as any moneys are owing under the Security Documents and while all or any part of the Total Commitment remains outstanding, it will not, without the prior written consent of the Security Agent (acting on the instructions of the Majority Banks):

5.2.1	Negative pledge

create, cause or permit any Encumbrance (and, for the avoidance of doubt, the granting of guarantees does not constitute an Encumbrance) to subsist, arise or be created or extended over all or any part of its present or future undertaking, assets, rights or revenues or over the shares of the Borrowers, to secure or prefer any present or future Indebtedness or other liability or obligation of any Security Party or any other person (and, for the avoidance of doubt, the undertaking, assets, rights and revenues of the Guarantor's Subsidiaries (except for the shares of the Borrowers) shall not be deemed included in the undertakings, assets, rights and revenues of the Guarantor for the purposes of this clause 5.2.1) Provided however that this clause 5.2.1 shall not limit the ability of the Guarantor to create Encumbrances over any shares of the Guarantor's Subsidiaries (other than the Borrowers);

5.2.2	No merger

merge or consolidate with any other person or enter into any demerger, amalgamation or any corporate reconstruction or redomiciliation of any kind;

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5.2.3	Other business

undertake any business other than that conducted by it at the date of this Guarantee;

5.2.4	Share capital and distribution

purchase or otherwise acquire for value any shares of its capital or declare or pay any dividends or distribute any of its present or future assets, undertaking, rights or revenues to any of its shareholders, if at the time of any such action an Event of Default has occurred, or if an Event of Default would occur as a result of the same; and

5.2.5	Financial year, auditors and constitutional documents

(a)	change, cause, permit or agree to any change in, the way of computation of its financial year;

(b)	change, permit or agree to any change of its auditors from those existing on the date of this Guarantee; or

(c)	change, amend or vary, or agree to or permit any change, amendment or variation of or to:

(i)
its constitutional documents (except for amendments or variations made by the Guarantor for the purposes of any follow-on offering or further equity issuance through the capital markets, and then only such amendments or variations as are customary or necessary for such purpose and appropriate to a public company and provided that any such amendments or variations shall be notified by the Guarantor to the Security Agent in writing shortly after they are made); or

(ii)	its corporate or legal name.

5.3	Financial undertakings and valuations

5.3.1
The Guarantor undertakes with the Security Agent that, from the date of this Guarantee and so long as any moneys are owing under the Security Documents and while all or any part of the Total Commitment remains outstanding, it will ensure that:

(a)	Cash and Cash Equivalents

the aggregate amount of Cash and Cash Equivalents held in the Group on a consolidated basis shall at all times be not less than $500,000 per Fleet Vessel;

(b)	Equity Ratio

the Equity Ratio shall not at any time be lower than 0.25:1.00; and

(c)	Tangible Net Worth

the Tangible Net Worth at all times shall be not less than $150,000,000;

5.3.2	Interpretation

(a)
For the purposes of this clause 5.3, all the terms defined in clause 1.2 and used in this clause 5.3 or any other provision of the Security Documents, and other accounting terms used in this clause 5.3, are to be determined on a consolidated basis in respect of the Group, and (except as items are expressly included or excluded in the relevant definition or provision) are used and shall be construed in accordance with the Applicable Accounting Principles consistently applied and as determined from any relevant Accounting Information, Compliance Certificate or any other information available to the Security Agent and/or the Agent at any relevant time.

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(b)
The compliance of the Guarantor with the undertakings set out in clause 5.3.1 shall be determined by the Security Agent in its sole discretion on the basis of calculations made by the Security Agent and/or the Agent whether or not, at that time, any relevant Accounting Information or Compliance Certificate which is due to be delivered, has been actually delivered to the Agent and/or the Security Agent pursuant to clause 5.1.4 of this Guarantee or clause 8.1.5 of the Agreement.

(c)
Without prejudice to the other terms of this clause 5.3 and, in particular, the time when compliance with the financial undertakings of clause 5.3.1 is to be measured by the Security Agent pursuant to clause 5.3.3, the Guarantor hereby undertakes that the financial undertakings of clause 5.3.1 will be complied with at all times during the whole term of each Accounting Period.

(d)
For the purposes of this clause 5.3: (i) no item shall be deducted or credited more than once in any calculation; and (ii) any amount expressed in a currency other than Dollars shall be converted into Dollars in accordance with the Applicable Accounting Principles consistently applied.

5.3.3	Valuations

(a)
Each Fleet Vessel shall, for the purposes of this Guarantee, be valued in Dollars by one (1) of the Approved Shipbrokers selected by the Guarantor or, failing such selection by the Guarantor, selected by the Security Agent in its sole discretion. Each such valuation shall not be older than 30 days from the date delivered to the Security Agent under this Guarantee, shall be addressed to the Security Agent and made without, unless required by the Security Agent, physical inspection and without taking into account the benefit of any charterparty or other engagement concerning the relevant Fleet Vessel and it shall be made on the basis of a sale for prompt delivery for cash at arm's length on normal commercial terms as between a willing buyer and a willing seller. Each such valuation shall constitute the value of a Fleet Vessel for the purposes of this clause 5.3.3 and the other provisions of this Guarantee and the other Security Documents.

(b)
The value of a Fleet Vessel determined in accordance with the provisions of this clause 5.3.3 shall be binding upon the parties hereto until such time as any further such valuations shall be obtained in respect of that Fleet Vessel.

(c)
The Guarantor undertakes with the Security Agent to supply to the Security Agent and to any such Approved Shipbroker such information concerning each Fleet Vessel and its condition as such Approved Shipbroker may require for the purpose of making any such valuation.

(d)	All costs in connection with the Security Agent obtaining any valuations of the Fleet Vessels referred to in this clause 5.3.3, shall be borne by the Guarantor.

6	Set-off

The Guarantor authorises the Security Agent, at any time after the occurrence of an Event of Default, to apply any credit balance to which the Guarantor is then entitled on any account of the Guarantor with the Security Agent at any of its branches in or towards satisfaction of any sum then due and payable from the Guarantor to the Security Agent under this Guarantee. For this purpose the Security Agent is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application. The Security Agent shall not be obliged to exercise any right given to it by this clause 6. The Security Agent shall notify the Guarantor and the Secured Creditors forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto.

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7	Benefit of this Guarantee

7.1	Benefit and burden

This Guarantee shall be binding upon the Guarantor and its successors in title and shall enure for the benefit of the Security Agent and its successors in title and/or replacements. The Guarantor expressly acknowledges and accepts the provisions of clause 16 of the Agreement and agrees that any person who replaces the Security Agent in accordance with such clause shall be entitled to the benefit of this Guarantee.

7.2	Changes in constitution or reorganisation of Secured Creditors

For the avoidance of doubt and without prejudice to the provisions of clause 7.1, this Guarantee shall remain binding on the Guarantor notwithstanding any change in the constitution of any of the Secured Creditors or the Security Agent or its absorption in, or amalgamation with, or the acquisition of all or part of its undertaking or assets by, any other person, or any reconstruction or reorganisation of any kind, to the intent that this Guarantee shall remain valid and effective in all respects in favour of any successor in title or replacement of the Security Agent in the same manner as if such successor in title or replacement had been named in this Guarantee as a party instead of, or in addition to, the Security Agent.

7.3	No assignment by Guarantor

The Guarantor may not assign or transfer any of its rights or obligations under this Guarantee.

7.4	Disclosure of information

The Security Agent may, without the consent of the Guarantor (but provided that the Borrowers have in the meantime given their consent in relation to that transfer, if and where the same is required under clause 15.3 of the Agreement), disclose to a prospective replacement of the Security Agent or a Transferee Bank or to any other person who may propose entering into contractual relations with the Security Agent in relation to the Agreement such information about the Guarantor as the Security Agent shall consider appropriate provided that the Security Agent shall ensure that such information shall be disclosed on a confidential basis to any such person.

8	Notices and other matters

8.1	Notice

Clauses 17.1 and 17.2 of the Agreement shall apply to this Guarantee as if set out herein and every notice, request, demand or other communication under this Guarantee shall be sent:

8.1.1	if to the Guarantor at:

c/o Diana Shipping Services S.A.
Pendelis 16
Palaio Faliro
175 64 Athens
Greece

Fax no:       +30 210 942 4075
Tel no:       +30 210 942 4975
Attention: Mr. Andreas Michalopoulos

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8.1.2	if to the Security Agent at:

Nordea Bank Finland Plc, London Branch
8th Floor, City Place House
55 Basinghall Street
London EC2V 5NB
England

Fax No:      +44 207 726 9102
Attention: Loan Administration

with a copy to:

Fax No:       +44 207 726 9188
Attention:  Shipping Department

or to such other address or facsimile number as is notified by the Guarantor or the Security Agent to the other party to this Guarantee.

8.2           No implied waivers, remedies cumulative

No failure or delay on the part of the Security Agent to exercise any power, right or remedy under this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise by the Security Agent of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Guarantee are cumulative and are not exclusive of any remedies provided by law.

8.3           English translations

All certificates, instruments and other documents to be delivered under or supplied in connection with this Guarantee shall be in the English language or shall be accompanied by a certified English translation upon which the Security Agent shall be entitled to rely.

8.4           Other guarantors

The Guarantor agrees to be bound by this Guarantee notwithstanding that any other person intended to execute or to be bound by any other guarantee or assurance under or pursuant to the Agreement may not do so or may not be effectually bound and notwithstanding that such other guarantee or assurance may be determined or be or become invalid or unenforceable against any other person, whether or not the deficiency is known to the Security Agent or any of the Secured Creditors.

8.5           Expenses

The Guarantor agrees to reimburse the Security Agent on demand for all legal and other costs, charges and expenses on a full and unqualified indemnity basis which may be incurred by the

Security Agent in relation to the enforcement of this Guarantee against the Guarantor.

8.6           Partial invalidity

If, at any time, any provision of this Guarantee is or becomes illegal, invalid or unenforceable in any respect under any law or jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision in any other respect or under the law of any other jurisdiction will be affected or impaired in any way.

8.7           Miscellaneous

8.7.1
This Guarantee contains the entire agreement of the parties and its provisions supersede any and all other prior correspondence and oral negotiation by the parties in respect of the matters regulated by the Guarantee.

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8.7.2
This Guarantee shall not be amended or varied in its terms by any oral agreement or representation or in any other manner other than by an instrument in writing of even date herewith or subsequent hereto executed by or on behalf of the parties hereto.

9	Law and jurisdiction

9.1	Law

This Guarantee and any non-contractual obligations in connection with it are governed by, and shall be construed in accordance with, English law.

9.2	Submission to jurisdiction

The Guarantor agrees for the benefit of the Security Agent that any legal action or proceedings arising out of or in connection with this Guarantee (including any non-contractual obligations in connection with this Guarantee) against the Guarantor or any of its assets may be brought in the English courts, irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Mr Antonis Nicolaou, at present of 25 Health Drive, Potters Bar, Herts EN6 1EN, United Kingdom to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Security Agent to take proceedings against the Guarantor in the courts of any other competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The Guarantor further agrees that only the courts of England and not those of any other state shall have jurisdiction to determine any claim which the Guarantor may have against the Security Agent arising out of or in connection with this Guarantee (including any non-contractual obligations in connection with this Guarantee).

9.3	Process agent

If Mr Antonis Nikolaou appointed as agent for service of process by the Guarantor and referred to in clause 9.2 passes away or cannot be found or is otherwise unable for any reason to act or resigns as agent for service of process, the Guarantor hereby undertakes within ten (10) days of such event taking place (and the Guarantor by way of security hereby irrevocably and unconditionally authorises the Security Agent to do so) to designate, appoint and empower on its behalf, Messrs Cheeswrights (currently of Bankside House, 107 Leadenhall Street, London EC3A 4AF, England) at their then principal place of business in London as substitute process agent of Mr Antonis Nikolaou or another agent on terms acceptable to the Security Agent.

9.4	Contracts (Rights of Third Parties) Act 1999

No term of this Guarantee is enforceable under the provisions of the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Guarantee.

IN WITNESS whereof the parties to this Guarantee have caused this Guarantee to be duly executed as a deed on the date first above written.

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Schedule 1
Form of Compliance Certificate

To:	NORDEA BANK FINLAND PLC, LONDON BRANCH (as Agent and Security Agent)

From:	DIANA SHIPPING INC. and JEMO SHIPPING COMPANY INC. and MANDARINGINA INC.

Dated: [●]

US$26,450,000 Loan - Loan Agreement dated 7 February 2012 as amended and restated - Corporate Guarantee dated [•] 2012 (the "Corporate Guarantee")

Terms defined in the Loan Agreement and the Corporate Guarantee shall have the same meaning when used herein.

We refer to clause [5.3.1] of the Corporate Guarantee and hereby certify that, as at [insert date of accounts] and on the date hereof:

1             Financial covenants

(a)	the Cash and Cash Equivalents of the Group on a consolidated basis is $[•], calculated as shown in [Appendix A] versus the required amount of $[•];

(b)	the Equity Ratio is [•], calculated as shown in [Appendix B] versus the minimum ratio of 0.25:1.00; and

(c)	[the Tangible Net Worth is $[•], calculated as shown in [Appendix C], versus the minimum required amount of $150,000,000[.][,]

[and we hereby confirm that the above comply with the provisions of clause 5.3.1 of the Corporate Guarantee.]

2             Share capital and distribution

We further refer to clause 5.2.5 of the Guarantee and hereby certify that:

(a)
during [insert relevant period covered by relevant financial statements] the Guarantor [has] [has not] [declared or paid dividends] to its shareholder [in the amount of $[•]] [insert dividend details for relevant period covered by relevant financial statements][; and

(b)	[no Event of Default had occurred and was continuing at the time of declaration or payment of such dividends nor will result or has resulted from the declaration or payment of such dividends]].

3             Security Requirement

We further refer to clause 8.2.1 of the Loan Agreement and hereby certify that, as at [insert date of valuation] and on the date hereof:

[(a)	the Security Value is in the amount of $[•], calculated as shown in [Appendix D]; and

(b)	the Loan is in the amount of $[•] calculated as shown in [Appendix E]; and

(c)	[the Security Requirement ratio is [•]%, versus the required ratio of [125]%1 OR [the Security Requirement ratio of 125% is met.]

19

4	Default

[No Default has occurred and is continuing] or

[The following Default has occurred and is continuing: [provide details of Default]. [The following steps are being taken to remedy it [provide details of steps being taken to remedy Default]].

Signed:	__________________________
duly authorised signatory/Director For and on behalf of: DIANA SHIPPING INC.

Signed:	__________________________
duly authorised signatory/Director For and on behalf of: JEMO SHIPPING COMPANY INC.

Signed:	__________________________
duly authorised signatory/Director For and on behalf of: MANDARINGINA INC.

20

EXECUTED as a DEED	)
by	)
for and on behalf of	)
DIANA SHIPPING INC.	)	Attorney-in-Fact
in the presence of:	)

Witness Name: Address: Occupation:

EXECUTED as a DEED	)
by	)
for and on behalf of	)
NORDEA BANK FINLAND PLC, LONDON BRANCH	)	Attorney-in-Fact
in the presence of:	)

Witness Name: Address: Occupation:

21

Schedule 7

Form of New Jemo Mortgage

R208 - Mortgage Registration Form - Version 1.1

THE COMMONWEALTH OF THE BAHAMAS

MORTGAGE REGISTRATION FORM

(Page 1 of 2)

Official Number	IMO Number	Name of Ship	Port of Registry
8001721	9397731	**M.V. LETO**	**NASSAU**

Propulsion and Engine Details	Vessel Dimensions
Propulsion: Single Propeller Type of Engines: Diesel Total Power: 9700 KW	Length: 222.02 metres Breadth: 32.26 metres Depth: 20.00 metres

Particulars of Tonnage

GROSS TONNAGE: 42604 tons NET TONNAGE: 26602 tons

Whereas (a) there is an account current between **Jemo Shipping Company Inc.** (a company incorporated under the laws of the Marshall Islands and whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960) (hereinafter called the "**Mortgagor**") and **Nordea Bank Finland Plc, London Branch**, acting through its branch at 8th Floor, City Place House, 55 Basinghall Street, London EC2V 5NB, England (hereinafter called the **"Mortgagee"** which expression shall include its successors and assigns) as security agent for the Banks, the Swap Provider and the Agent (each as defined below), the terms and conditions whereof are regulated by (1) a Deed of Covenant of even date herewith between the Mortgagor and the Mortgagee (hereinafter, as the same may from time to time be amended, supplemented, varied, extended, novated or replaced, called the **"Deed of Covenant"**), (2) a Loan Agreement dated 7 February 2012 (the "**Principal Agreement**") as amended and restated by a supplemental agreement dated [•] 2012 (the "**Supplemental Agreement**", and together with the Principal Agreement and as the same may from time to time be amended, supplemented, varied, extended, novated or replaced, the "**Loan Agreement**") made between (i) the Mortgagor and **Mandaringina Inc.** (**"Mandaringina"**) (a company incorporated under the laws of the Marshall Islands and whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960) and as joint and several borrowers, (ii) the Mortgagee as arranger, agent (in such capacity the **"Agent"**), security agent and account bank, (iii) the banks and financial institutions set out in Schedule 1 thereto as banks (in such capacity the **"Banks"**) and (iv) Nordea Bank Finland Plc (the **"Swap Provider"**) as swap provider, (3) an ISDA Master Swap Agreement dated [•] 2012 and Schedule thereto made between the Mortgagor and the Swap Provider, as amended by an ISDA Amendment Agreement dated [•] 2012 made between the Mortgagor, Mandaringina and the Swap Provider (hereinafter, as the same may from time to time be amended, supplemented, varied, extended, novated or replaced, called the **"Master Agreement"**) and WHEREAS pursuant to the Deed of Covenant, the Loan Agreement and the Master Agreement the Mortgagor has agreed to execute this Mortgage for the purpose of securing payment to the Mortgagee of all sums for the time being owing to the Mortgagee in the manner and at the times stated in the Deed of Covenant, the Loan Agreement and the Master Agreement and WHEREAS the amount of principal and interest due at any given time and the manner of time and payment can be ascertained by reference to the Deed of Covenant, the Loan Agreement and the Master Agreement and/or to the books of account (or other accounting records) of the Mortgagee.

Now we (b) **Jemo Shipping Company Inc.** in consideration of the premises for ourselves and our successors, covenant with the said (c) **Nordea Bank Finland Plc, London Branch** and (d) its assigns to pay to him or them or it the sums for the time being due on this security, whether by way of principal or interest, at the times and manner aforesaid.

And for the purpose of better securing to the said (c) **Nordea Bank Finland Plc, London Branch** the payment of such sums as last aforesaid, we do hereby mortgage to the said (c) **Nordea Bank Finland Plc, London Branch** sixty-four sixty-fourth (64/64th) shares of which we are the Owners in the Vessel above particularly described, and in her boats, guns, ammunition, small arms and appurtenances.

Lastly, we for ourselves and our successors, covenant with the said (c) **Nordea Bank Finland Plc, London Branch** and (d) its assigns that we have the power to mortgage in manner aforesaid the above mentioned shares, and that the same are free from encumbrances (e)

In witness whereof we have affixed our common seal this .... day of......................... 2012

Seal	Corporation	Attestation
	Jemo Shipping Company Inc. per.. signature as Individual/Director/Secretary/ Officer/Attorney-in-fact (h) .... signature as Individual/Director/Secretary/	I, (f).. of (g) .... hereby testify that in my presence (i) this Mortgage was signed by .... as Individual/Director/Secretary/Officer/ Attorney-in-fact (h)

[00116644-1]

R208 - Mortgage Registration Form - Version 1.1

	Officer/Attorney-in-fact (h) .... in the presence of the witness whose attestation is given opposite	and .... as Individual/Director/Secretary/Officer/ Attorney-in-fact (h) and (ii) the corporate seal (h)/personal seal (h) of the transferor was affixed this .... day of .... Signature of witness ....

(a) Here state by way of recital that there is an account current between the Mortgagor (describing the company and its address) and the Mortgagee (giving full title, address and description, including all joint mortgages), and describe the nature of the transaction so as to show how the amount of principal and interest due at any given time is to be ascertained, and the manner and time of payment, (b) Name of company, (c) Full name of Mortgagee, (d) "his", "hers" or "its", (e) If any prior encumbrance add "save as appears by the registry of the ship", (f) name of witness, (g) address of witness, (h) delete as applicable.

NOTE: The witness to the execution of the document must be a disinterested party, independent of the body corporate or individual executing it e.g. Notary Public, Consular Officer, Magistrate, Justice of Peace. A director, officer or employee of a transferor which is a body corporate should not be an attesting witness.

THE COMMONWEALTH OF THE BAHAMAS

MORTGAGE REGISTRATION FORM

(Page 2 of 2)

Official Number	IMO Number	Name of Ship	Port of Registry

TRANSFER OF MORTGAGE

I/we, the within mentioned
in consideration of
this day paid to me/us (a) by ....

hereby transfer to it/him/her/them (a) the benefit of the within-written security. In witness whereof I/we (a) have hereto affixed our seal this .... day of ....

Seal	Individual/Corporation	Attestation
	name of individual/corporation per .... signature as Individual/Director/Secretary/ Officer/Attorney-in-fact .... signature as Individual/Director/Secretary/ Officer/Attorney-in-fact .... in the presence of the witness whose attestation is given opposite	I, (b).. of (c) .... hereby testify that in my presence (i) this Transfer of mortgage was signed by .... as Individual/Director/Secretary/Officer/ Attorney-in-fact (a) and .... as Individual/Director/Secretary/Officer/ Attorney-in-fact (a) and (ii) the corporate seal/personal seal (a) of the transferor was affixed this .... day of .... Signature of witness ....

MEMORANDUM OF DISCHARGE

By individual or Joint Mortgagees

Received the sum of ....
in discharge of this within-written security. Dated at .... this .... day of ....
In witness whereof we have hereto affixed our common seal this .... day of ....

	name of individual/corporation per .... signature as Individual/Director/Secretary/ Officer/Attorney-in-fact	I, (b) .... of (c) .... hereby testify that in my presence (i) this Discharge of mortgage was signed by .... as Individual/Director/Secretary/Officer/ Attorney-in-fact (a)

[00116644-1]

R208 - Mortgage Registration Form - Version 1.1

...gage Registration Form

| | | |
|---|---|---|
| | signature as Individual/Director/Secretary/ Officer/Attorney-in-fact<br>..............................................................<br>in the presence of the witness whose attestation is given opposite | and ..............................................................<br>as Individual/Director/Secretary/Officer/ Attorney-in-fact (a)<br>and<br>(ii) the corporate seal/personal seal (a) of the mortgagee was affixed this ........... day of ..............................<br>Signature of witness .............................................................. |

(a) delete as appropriate, (b) insert name of witness, (c) insert address of witness

NOTE: The witness to the execution of the document must be a disinterested party, independent of the body corporate or individual executing it e.g Notary Public, Consular Officer, Magistrate, Justice of Peace. A director, officer or employee of a transferor which is a body corporate should not be an attesting witness.

Schedule 8

Form of New Jemo Deed of Covenant

18

Private & Confidential

Dated            June 2012

JEMO SHIPPING COMPANY INC.	(1)

and

NORDEA BANK FINLAND PLC, LONDON BRANCH	(2)

_____________________________

DEED OF COVENANT

relating to m.v. Leta

_____________________________

NORTON ROSE

Clause	Contents	Page
1	Definitions	1
2	Mortgage and assignment..6	6
3	Covenant to pay	7
4	Continuing security and other matters	8
5	Covenants	9
6	Powers of Mortgagee to protect security and remedy defaults	16
7	Powers of Mortgagee on Event of Default	16
8	Application of moneys	18
9	Remedies cumulative and other provisions	19
10	Costs and indemnity	20
11	Attorney	20
12	Further assurance.	21
13	Notices	21
14	Counterparts	22
15	Severability of provisions	22
16	Law and jurisdiction	22
Schedule 1 Forms of Loss Payable Clauses		24
Schedule 2 Form of Notice of Assignment of Insurances		26

THIS DEED OF COVENANT is dated                                                                           June 2012 and made BETWEEN:

(1)	JEMO SHIPPING COMPANY INC. whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Owner"); and

(2)
NORDEA BANK FINLAND PLC, LONDON BRANCH of Aleksanterinkatou 36B, FI-00020 Helsinki, Finland, acting for the purposes of this Deed through its office at 8th Floor, City Place House, 55 Basinghall Street, London EC2V 5NB, England as security agent and trustee for and on behalf of the Secured Creditors (as defined below) (the "Mortgagee").

WHEREAS:

(A)	the Owner is the sole, absolute and unencumbered, legal and beneficial owner of sixty-four sixty-fourth shares in the Ship described in clause 1.2;

(B)
by a loan agreement dated 7 February 2012 as amended and restated by a supplemental agreement dated       June 2012 (as the same may from time to time be amended, novated, supplemented, extended or replaced) (together the "Loan Agreement") and made between (1) the Owner and Mandaringina Inc. as joint and several borrowers (herein and therein referred to as the "Borrowers"), (2) Nordea Bank Finland Plc, London Branch as arranger, agent (in such capacity the "Agent"), security agent and account bank (in such capacity the "Account Bank"), (3) Nordea Bank Finland Plc as swap provider (in such capacity the "Swap Provider") and (4) the banks and financial institutions referred to in schedule 1 thereto as lenders (the "Banks" and, together with the Swap Provider and the Agent, the "Secured Creditors"), the Banks agreed (inter alia) to make available to the Owner, upon the terms and conditions therein contained, a loan facility of up to Twenty six million four hundred and fifty thousand Dollars ($26,450,000);

(C)	by an ISDA master agreement (including a schedule thereto) dated as of 7 February 2012 and made between the Owner and the Swap Provider, as amended by an ISDA amendment agreement dated
June 2012 and made between the Borrowers and the Swap Provider (together the "Master Swap Agreement"), the Swap Provider agreed the terms and conditions upon which it would enter into (inter alia) one or more interest rate swap or other derivative transactions with the Borrowers in respect of the Loan, whether in whole or in part (as the case may be) from time to time;

(D)
pursuant to clause 16.14 of the Loan Agreement, each of the Secured Creditors has appointed the Mortgagee as its security agent and trustee and pursuant to a Trust Deed dated 7 February 201,2 and executed by the Mortgagee (as trustee) in favour of the Secured Creditors, the Mortgagee (referred to in the Loan Agreement as "Security Agent") agreed to hold, receive, administer and enforce this Deed as security agent and trustee for and on behalf of the Secured Creditors;

(E)
the Owner has executed in favour of the Mortgagee a statutory mortgage of even date herewith in account current form constituting a first priority mortgage of sixty-four sixty-fourth shares in the said Ship (the "Mortgage"); and

(F)
this Deed is supplemental to the Mortgage and to the security thereby created and is one of the Jemo Deeds of Covenant referred to in the Loan Agreement but shall nonetheless continue in full force and effect notwithstanding any discharge of the Mortgage.

NOW THIS DEED WITNESSES AND IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Loan Agreement shall, unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Deed.

1

1.2	Definitions

In this Deed, unless the context otherwise requires:

"Agent" includes its successors in title and its replacements;

"Approved Brokers" means such firm of insurance brokers appointed by the Owner, as may from time to time be approved in writing by the Mortgagee for the purposes of this Deed;

"Banking Day" means a day on which dealings in deposits in Dollars are carried on in the London Interbank Eurocurrency Market and (other than Saturday or Sunday) on which banks are open for business in London, Athens and New York City (or any other relevant place of payment under the Loan Agreement);

"Banks" includes their successors in title and their Transferee Banks;

"Casualty Amount" means One million Dollars ($1,000,000) (or the equivalent in any other currency);

"Collateral Instruments" means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Borrowers or either of them or any other person liable and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;

"Default" means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

"Earnings" means all moneys whatsoever from time to time due or payable to the Owner during the Security Period arising out of the use or operation of the Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising under pooling arrangements, compensation payable to the Owner in the event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys, damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship;

"Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer and/or retention arrangements having a similar effect);

"Expenses" means the aggregate at any relevant time (to the extent that the same have not been received or recovered by the Mortgagee or any Receiver) of:

(a)
all losses, liabilities, costs, charges, expenses, damages and outgoings of whatever nature (including, without limitation, Taxes, repair costs, registration fees and insurance premiums) suffered, incurred or paid by the Mortgagee or any Receiver in connection with the exercise of the powers referred to in or granted by this Deed or otherwise payable by the Owner in accordance with clause 10; and

(b)
interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from the date on which the same were suffered, incurred or paid by the Mortgagee or any Receiver until the date of receipt or recovery thereof (whether before or after judgment) at a rate per annum calculated in accordance with clause 3.4 of the Loan Agreement (as conclusively certified by the Mortgagee or such Receiver, as the case may be);

2

"Insurances" means all policies and contracts of insurance (which expression includes all entries of the Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the Owner (whether in the sole name of the Owner or in the joint names of the Owner and the Mortgagee or otherwise) in respect of the Ship and her Earnings or otherwise howsoever in connection with the Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);

"Loan" means the aggregate principal amount advanced and/or to be advanced by the Banks to the Borrowers or either of them pursuant to the Loan Agreement or, as the context may require, the amount thereof at any time outstanding;

"Loan Agreement" means the agreement dated 7 February 2012 as amended and restated by a supplemental agreement dated June 2012, mentioned in Recital (B) hereto and as the same may be amended and/or supplemented and/or restated from time to time;

"Loss Payable Clauses" means the provisions regulating the manner of payment of sums receivable under the Insurances which are to be incorporated in the relevant insurance documents, such provisions to be in the forms set out in schedule 1, or in such other forms as may from time to time be agreed in writing by the Mortgagee;

"Management Agreement" means the management agreement made or (as the context may require) to be made between the Owner and the Manager in a form previously agreed in writing by the Agent providing for (inter alia) the Manager to carry out the technical and commercial management of the Ship;

"Manager" means Diana Shipping Services S.A. of Edificio Universal, Piso 12, Avenida Federico Boyd, Panama or any other person approved in writing by the Majority Banks, and includes its successors in title;

"Master Swap Agreement" means the agreement as amended and supplemented, referred to in recital (C) hereto and as the same may be amended and/or supplemented and/or restated from time to time;

"Master Swap Agreement Liabilities" means at any relevant time the aggregate of all liabilities, actual or contingent, present or future, owing to the Swap Provider under the Master Swap Agreement;

"Mortgage" means the statutory mortgage mentioned in Recital (E); "Mortgaged Property" means:

(a)	the Ship;

(b)	the Insurances;

(c)	the Earnings; and

(d)	any Requisition Compensation;

"Mortgagee" includes the successors in title and replacements of the Mortgagee;

"Notice of Assignment of Insurances" means a notice of assignment in the form set out in schedule 2 or in such other form as may from time to time be required or agreed in writing by the Mortgagee;

"Operating Account" means the Dollar account of the Owner opened by the Owner with the Account Bank with account number 0045834302 and includes any sub-accounts thereof and any other account designated in writing by the Mortgagee to be an Operating Account for the purposes of this Deed;

3

"Outstanding Indebtedness" means the aggregate of the Loan and interest accrued and accruing thereon, the Master Swap Agreement Liabilities, the Expenses and all other sums of money from time to time owing to the Mortgagee and/or the Secured Creditors or any of them, whether actually or contingently, under the Loan Agreement, the Master Swap Agreement and any other Security Documents or any of them;

"Owner" includes the successors in title of the Owner;

"Port of Registry" means the port of Nassau or such other port of registry in the Commonwealth of the Bahamas approved in writing by the Mortgagee which the Ship is, or is to be registered on, or at any relevant time after, the date hereof;

"Receiver" means any receiver and/or manager appointed pursuant to clause 7.2;

"Requisition Compensation" means all sums of money or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of the Ship;

"Security Documents" means the Loan Agreement, the Master Swap Agreement, this Deed, the Mortgage and any other such document as is defined in the Loan Agreement as a Security Document or as may have been or may hereafter be executed to guarantee and/or secure all or any part of the Loan, interest thereon and other moneys from time to time owing by the Borrowers or either of them or any other Security Party pursuant to the Loan Agreement or the Master Swap Agreement or any other Security Documents (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

"Security Period" means the period commencing on the date hereof and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder;

"Ship" means the 2010-built, 81,297 dwt bulk carrier Leto registered as a Bahamas ship at the Port of Nassau under Official Number 8001721 and IMO Number 9397731 and includes any share or interest therein and her engines, machinery, boats, tackle, outfit, equipment, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired and also any and all additions, improvements and replacements hereafter made in or to such vessel or any part thereof or in or to her equipment and appurtenances aforesaid;

"Swap Exposure" means, as at any relevant time, the amount certified by the Swap Provider to the Mortgagee to be the aggregate net amount in Dollars which would be payable by the Borrowers to the Swap Provider under (and calculated in accordance with) section 6(e) (Payments on Early Termination) of the Master Swap Agreement if an Early Termination Date had occurred at the relevant time in relation to all continuing Designated Transactions;

"Swap Provider" includes its successors in title; and "Total Loss" means:

(a)	the actual, constructive, compromised or arranged total loss of the Ship; or

(b)	the Compulsory Acquisition of the Ship; or

(c)
the hijacking, theft, piracy, condemnation, capture, seizure, arrest, detention or confiscation of the Ship (other than where the same amounts to the Compulsory Acquisition of the Ship) by any person (including a Government Entity, or any persons acting or purporting to act on behalf of a Government Entity), unless the Ship be released and restored to the Owner from such hijacking, theft, piracy, condemnation, capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof.

4

1.3	Insurance terms

In clause 5.1.1:

1.3.1
"excess risks" means the proportion (if any) of claims for general average, salvage and salvage charges and under the ordinary collision clause not recoverable in consequence of the value at which the Ship is assessed for the purpose of such claims exceeding her insured value;

1.3.2
"protection and indemnity risks" means the usual risks (including oil pollution and freight, demurrage and defence cover) covered by a United Kingdom protection and indemnity association or a protection and indemnity association which is managed in London (including, without limitation, the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in such policies of clause 8 of the Institute Time Clauses (Hulls) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision); and

1.3.3	"war risks" includes those risks covered by the standard form of English marine policy with Institute War and Strikes Clauses Hulls - Time (1/11/95) attached or similar cover.

1.4	Construction of Mortgage terms

In the Mortgage:

1.4.1
references to "interest" shall be construed as references to interest covenanted to be paid in accordance with clause 3.1.2 and any interest specified in paragraph (b) of the definition of "Expenses" in clause 1.2;

1.4.2	references to "principal" shall be construed as references to all moneys (other than interest) for the time being comprised in the Outstanding Indebtedness;

1.4.3
the term "Account Current" means an account or accounts maintained by the Mortgagee, in accordance with its usual practice, evidencing the amounts from time to time lent by, owing to and paid to it under the Security Documents. Such account or accounts shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Owner to the Mortgagee under the Security Documents and any certificate from the Mortgagee as to the amount owing by the Owner under the Security Documents shall be conclusive in the absence of manifest error, and the sum specified in any such certificate shall be the certain and liquidated sum owing by the Owner to the Mortgagee; and

1.4.4	the expression "all sums for the time being owing to the Mortgagee" means the whole of the Outstanding Indebtedness.

1.5	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed.

1.6	Construction of certain terms

In this Deed, unless the context otherwise requires:

1.6.1	references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Deed and references to this Deed include its schedules;

1.6.2
references to (or to any specified provision of) this Deed or any other document shall be construed as references to this Deed, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties;

5

1.6.3	words importing the plural shall include the singular and vice versa;

1.6.4	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.6.5
references to a "guarantee" shall include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and "guaranteed" shall be construed accordingly; and

1.6.6	references to statutory provisions shall be construed as references to those provisions as replaced or amended or re-enacted from time to time.

1.7	Conflict with Loan Agreement

This Deed shall be read together with the Loan Agreement but in case of any conflict between the Loan Agreement and this Deed, the provisions of the Loan Agreement shall prevail.

2	Mortgage and assignment

2.1	Mortgage and assignment

By way of security for payment of the Outstanding Indebtedness the Owner with full title guarantee hereby mortgages and charges to and in favour of the Mortgagee all its rights, title and interest present and future in and to the Mortgaged Property and, without prejudice to the generality of the foregoing, hereby assigns and agrees to assign to the Mortgagee absolutely all its rights, title and interest in and to the Earnings, the Insurances and any Requisition Compensation, and all its benefits and interests present and future therein. Provided however that:

2.1.1	Earnings

the Earnings shall be payable to the Operating Account until such time as a Default shall occur and the Mortgagee shall direct to the contrary, whereupon the Owner shall forthwith, and the Mortgagee may at any time thereafter, instruct the persons from whom the Earnings are then payable to pay the same to the Mortgagee or as it may direct and any Earnings then in the hands of the Owner's brokers or other agents shall be deemed to have been received by them for the use and on behalf of the Mortgagee;

2.1.2	Insurances

unless and until a Default shall occur (whereupon all insurance recoveries, other than any moneys payable under any loss of earnings insurance, shall be receivable by the Mortgagee and applied in accordance with clause 8.1 or clause 8.4 (as the case may be)):

(a)
any moneys payable under the Insurances other than any moneys payable under any loss of earnings insurance, shall be payable in accordance with the terms of the relevant Loss Payable Clause and the Mortgagee will not in the meantime give any notification to the contrary to the insurers as contemplated by the Loss Payable Clauses; and

(b)
any insurance moneys received by the Mortgagee in respect of any major casualty (as specified in the relevant Loss Payable Clause) shall, unless prior to receipt or whilst such moneys are in the hands of the Mortgagee there shall have occurred a Default (whereupon such insurance monies shall be applied in accordance with clause 8.1 or clause 8.4 (as the case may be)), be paid over to the Owner upon the Owner furnishing evidence satisfactory to the Mortgagee that all loss and damage resulting from such casualty has been properly made good and repaired, and that all repair accounts and other liabilities whatsoever in connection with the casualty have been fully paid and discharged by the Owner, provided however that the insurers with whom the fire and usual marine risks insurances are effected may, in the case of a major casualty, and

6

with the previous consent in writing of the Mortgagee, make payment on account of repairs in the course of being effected; and

(c)
any moneys payable under any loss of earnings insurance shall be payable in accordance with the terms of the relevant Loss Payable Clause and shall be subject to such provisions of this clause 2 as shall apply to Earnings and the Mortgagee will not give any notification to the insurers as contemplated in such Loss Payable Clause unless and until the Mortgagee shall have become entitled under clause 2.1.1 to direct that the Earnings be paid to the Mortgagee.

2.2	Notice

The Owner hereby covenants and undertakes with the Mortgagee that it will from time to time, upon the written request of the Mortgagee, give written notice (in such form as the Mortgagee shall reasonably require) of the assignment herein contained to the persons from whom any part of the Mortgaged Property is or may be due.

2.3	Use of Owner's name

The Owner covenants and undertakes with the Mortgagee to do or permit to be done each and every act or thing which the Mortgagee may from time to time require to be done for the purpose of enforcing the Mortgagee's rights under this Deed and to allow its name to be used as and when required by the Mortgagee for that purpose.

2.4	Reassignment

Upon payment and discharge in full to the satisfaction of the Mortgagee of the Outstanding Indebtedness, the Mortgagee shall, at the request and cost of the Owner, re-assign the Earnings, the Insurances and any Requisition Compensation to the Owner or as it may direct.

3.1
In consideration of (i) the agreement of the Banks to advance to the Borrowers, subject to the terms of the Loan Agreement, the principal sum of Twenty six million four hundred and fifty thousand Dollars ($26,450,000) pursuant to the Loan Agreement, (ii) the agreement of the Swap Provider to enter into the Master Swap Agreement with the Borrowers and (iii) the advance by the Banks to the Borrowers or either of them on or before the date hereof of the total principal sum of Twenty six million four hundred and fifty thousand Dollars ($26,450,000) (receipt of which sum the Owner hereby acknowledges), the Owner hereby covenants with the Mortgagee:

3.1.1	to repay the Loan by the instalments and on the dates referred to and otherwise in the manner and upon the terms set out in the Loan Agreement;

3.1.2
to pay interest on the Loan and on any overdue interest or other moneys payable under the Loan Agreement, at the rate or rates from time to time applicable thereto on the dates, in the manner and upon the terms set out in the Loan Agreement;

3.1.3	to pay all moneys payable under the Master Swap Agreement at the times and in the manner therein specified; and

3.1.4	to pay all other moneys payable by the Owner under the other Security Documents or any of them at the times and in the manner therein specified.

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4	Continuing security and other matters

4.1	Continuing security

The security created by the Mortgage and this Deed shall:

4.1.1
be held by the Mortgagee as a continuing security for the payment of the Outstanding Indebtedness and the performance and observance of and compliance with all of the covenants, terms and conditions contained in the Security Documents, express or implied and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured (or by any settlement of accounts between the Borrowers or the Owner or any other person who may be liable to the Mortgagee or the Secured Creditors or any of them in respect of the Outstanding Indebtedness or any part thereof and the Mortgagee);

4.1.2
be in addition to, and shall not in any way prejudice or affect, and may be enforced by the Mortgagee without prior recourse to, the security created by any of the other Security Documents or by any present or future Collateral Instruments, right or remedy held by or available to the Mortgagee or the Secured Creditors or any right or remedy of the Mortgagee or the Secured Creditors thereunder; and

4.1.3
not be in any way prejudiced or affected by the existence of any of the other Security Documents or any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Mortgagee dealing with, exchanging, varying or failing to perfect or enforce any of the same, or giving time for payment or performance or indulgence or compounding with any other person liable.

4.2	Rights additional

All the rights, remedies and powers vested in the Mortgagee hereunder shall be in addition to and not a limitation of any and every other right, power or remedy vested in the Mortgagee or the Secured Creditors under the Loan Agreement, this Deed, the Master Swap Agreement, the other Security Documents or any such Collateral Instrument or at law and that all the powers so vested in the Mortgagee or the Secured Creditors may be exercised from time to time and as often as the Mortgagee or the Secured Creditors may deem expedient.

4.3	No enquiry

Neither the Mortgagee nor any Receiver shall be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under the Mortgage and/or this Deed or to make any claim or take any action to collect any moneys hereby assigned or to enforce any rights or benefits hereby assigned to the Mortgagee or to which the Mortgagee may at any time be entitled under the Mortgage and/or this Deed.

4.4	Obligations of Owner and Mortgagee

The Owner shall remain liable to perform all the obligations assumed by it in relation to the Mortgaged Property and the Mortgagee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Owner to perform its obligations in respect thereof.

4.5	Discharge of Mortgage

Notwithstanding that this Deed is expressed to be supplemental to the Mortgage it shall continue in full force and effect after any discharge of the Mortgage.

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5	Covenants

5.1	The Owner hereby covenants with the Mortgagee and undertakes throughout the Security Period:

5.1.1	Insurance

(a)	Insured risks, amounts and terms

to insure and keep the Ship insured free of cost and expense to the Mortgagee and in the sole name of the Owner or, if so required by the Mortgagee, in the joint names of the Owner and the Mortgagee (but without liability on the part of the Mortgagee for premiums or calls):

(i)
against fire and usual marine risks (including excess risks) and war risks (including without limitation terrorism, piracy and confiscation), on an agreed value basis, in such amounts (but not in any event less than whichever shall be the greater of the market value of the Ship for the time being and of an amount which, when aggregated with the equivalent insurance for the other Mortgaged Ships, shall be equal to at least One hundred and twenty per cent (120%) of the aggregate of (A) the Loan and (B) the Swap Exposure) and upon such terms as shall from time to time be approved in writing by the Mortgagee;

(ii)
against protection and indemnity risks (including pollution risks for the highest amount in respect of which cover is or may become available for ships of the same type, size, age and flag as the Ship and a freight, demurrage and defence cover) for the full value and tonnage of the Ship (as approved in writing by the Mortgagee) and upon such terms as shall from time to time be approved in writing by the Mortgagee; and

(iii)	in respect of such other matters of whatsoever nature and howsoever arising as may from time to time be requested by the Mortgagee,

and to pay to the Mortgagee the cost (as conclusively certified by the Mortgagee) of (aa) any mortgagee's interest insurance (including, if the Mortgagee shall so require, mortgagee's additional perils (including all P&I risks) coverage) which the Mortgagee may from time to time effect in respect of the Ship upon such terms and in such amounts (not exceeding, when aggregated with the equivalent insurance for the other Mortgaged Ships, One hundred and twenty per cent (120%) of the aggregate of (A) the Loan and (B) the Swap Exposure) as it shall deem desirable; and (bb) any other insurance cover which the Mortgagee may from time to time effect in respect of the Ship and/or in respect of its interest or potential third party liability as mortgagee of the Ship as the Mortgagee shall deem desirable having regard to any limitations in respect of amount or extent of cover which may from time to time be applicable to any of the other insurances referred to in this clause 5.1.1(a);

(b)           Approved brokers, insurers and associations

to effect the insurances aforesaid in such currency as the Mortgagee may approve and through the Approved Brokers (other than the said mortgagee's interest insurance which shall be effected through brokers nominated by the Mortgagee) and with such insurance companies and/or underwriters as shall from time to time be approved in writing by the Mortgagee; provided however that the insurances against war risks and protection and indemnity risks may be effected by the entry of the Ship with such war risks and protection and indemnity associations as shall from time to time be approved in writing by the Mortgagee;

(c)	Fleet liens, set-off and cancellation

if any of the insurances referred to in clause 5.1.1(a) form part of a fleet cover, to procure that the Approved Brokers shall undertake to the Mortgagee that they shall

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neither set off against any claims in respect of the Ship any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel the insurance for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy in respect of the Ship if and when so requested by the Mortgagee;

(d)	Payment of premiums and calls

punctually to pay all premiums, calls, contributions or other sums payable in respect of all such insurances and to produce all relevant receipts or other evidence of payment when so required by the Mortgagee;

(e)	Renewal

at least fourteen (14) days before the relevant policies, contracts or entries expire, to notify the Mortgagee of the names of the brokers and/or the war risks and protection and indemnity associations proposed to be employed by the Owner or any other party for the purposes of the renewal of such insurances and of the amounts in which such insurances are proposed to be renewed and the risks to be covered and, subject to compliance with any requirements of the Mortgagee pursuant to this clause 5.1.1, to procure that appropriate instructions for the renewal of such insurances on the terms so specified are given to the Approved Brokers and/or to the approved war risks and protection and indemnity associations at least ten (10) days before the relevant policies, contracts or entries expire, and that the Approved Brokers and/or the approved war risks and protection and indemnity associations will at least seven (7) days before such expiry (or within such shorter period as the Mortgagee may from time to time agree) confirm in writing to the Mortgagee as and when such renewals have been effected in accordance with the instructions so given;

(f)	Guarantees

to arrange for the execution and delivery of such guarantees or indemnities as may from time to time be required by any protection and indemnity or war risks association;

(g)	Hull policy documents, notices, loss payable clauses and brokers' undertakings to deposit with the Approved Brokers (or procure the deposit of) all slips, cover notes, policies, certificates of entry or other instruments of insurance from time to time issued in connection with such of the insurances referred to in clause 5.1.1(a) as are effected through the Approved Brokers and procure that the interest of the Mortgagee shall be endorsed thereon by incorporation of the relevant Loss Payable Clause and, where the Insurances have been assigned to the Mortgagee, by means of a Notice of Assignment of Insurances (signed by the Owner and by any other assured who shall have assigned its interest in the Insurances to the Mortgagee) and that the Mortgagee shall be furnished with pro forma copies thereof and a letter or letters of undertaking from the Approved Brokers in such form as shall from time to time be required by the Mortgagee;

(h)	Associations' loss payable clauses, undertakings and certificates to procure that any protection and indemnity and/or war risks associations in which the Ship is for the time being entered shall endorse the relevant Loss Payable Clause on the relevant certificate of entry or policy and shall furnish the Mortgagee with a copy of such certificate of entry or policy and a letter or letters of undertaking in such form as shall from time to time be required by the Mortgagee;

(i)	Extent of cover and exclusions

to take all necessary action and comply with all requirements which may from time to time be applicable to the Insurances (including, without limitation, the making of all requisite declarations within any prescribed time limits and the payment of any additional

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premiums or calls) so as to ensure that the Insurances are not made subject to any exclusions or qualifications to which the Mortgagee has not given its prior written consent and are otherwise maintained on terms and conditions from time to time approved in writing by the Mortgagee;

(j)	Correspondence with brokers and associations

to provide to the Mortgagee, at the time of each such communication, copies of all written communications between the Owner and the Approved Brokers and approved war risks and protection and indemnity associations which relate to compliance with requirements from time to time applicable to the Insurances including, without limitation, all requisite declarations and payments of additional premiums or calls referred to in clause 5.1.1(i);

(k)	Independent report

if so requested by the Mortgagee, but at the cost of the Owner, to furnish the Mortgagee from time to time with a detailed report signed by an independent firm of marine insurance brokers appointed by the Mortgagee dealing with the insurances maintained on the Ship and stating the opinion of such firm as to the adequacy thereof;

(I)	Collection of claims

to do all things necessary and provide all documents, evidence and information to enable the Mortgagee to collect or recover any moneys which shall at any time become due in respect of the Insurances;

(m)	Employment of Ship

not to employ the Ship or suffer the Ship to be employed otherwise than in conformity with the terms of the Insurances (including any warranties express or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe;

(n)	Application of recoveries

to apply all sums receivable under the Insurances which are paid to the Owner in accordance with the Loss Payable Clauses in repairing all damage and/or in discharging the liability in respect of which such sums shall have been received;

5.1.2	Ship's name and registration

(a)	not to change the name of the Ship without the prior written consent of the Mortgagee;

(b)	to ensure the Ship is permanently registered as a Bahamas Ship within ninety (90) days of the date hereof;

(c)	to keep the Ship registered as a Bahamas ship at the Port of Registry;

(d)
not do or suffer to be done anything, or omit to do anything the doing or omission of which could or might result in such registration being forfeited or imperilled or which could or might result in the Ship being required to be registered otherwise than as a Bahamas ship at the Port of Registry;

(e)	not to register the Ship or permit its registration under any other flag or at any other port without the prior written consent of the Mortgagee; and

(f)
if the said registration of the Ship is for a limited period, to renew the registration of the Ship at least forty five (45) days prior to the expiry of such registration and to provide evidence of such renewal to the Mortgagee at least thirty (30) days prior to such expiry;

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5.1.3	Repair

to keep the Ship in a good and efficient state of repair and procure that all repairs to or replacement of any damaged, worn or lost parts or equipment are effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Ship;

5.1.4	Modification; removal of parts; equipment owned by third parties not without the prior written consent of the Mortgagee to, or suffer any other person to:

(a)	make any modification to the Ship in consequence of which her structure, type or performance characteristics could or might be materially altered or her value materially reduced; or

(b)
remove any material part of the Ship or any equipment the value of which is such that its removal from the Ship would materially reduce the value of the Ship without replacing the same with equivalent parts or equipment which are owned by the Owner free from Encumbrances; or

(c)	install on the Ship any equipment owned by a third party which cannot be removed without causing damage to the structure or fabric of the Ship;

5.1.5	Maintenance of class; compliance with regulations

to maintain the Classification as the class of the Ship and to comply with and ensure that the Ship at all times complies with the provisions of the Merchant Shipping Acts and all regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered at the Port of Registry or otherwise applicable to the Ship;

5.1.6	Surveys

to submit the Ship to continuous surveys and such periodical or other surveys as may be required for classification purposes and to supply to the Mortgagee copies of all survey reports issued in respect thereof;

5.1.7	Inspection

to ensure that the Mortgagee (at the cost of the Owner), by surveyors or other persons appointed by the Mortgagee for such purpose, may board the Ship at all reasonable times for the purpose of inspecting her and to afford all proper facilities for such inspections and for this purpose to give the Mortgagee reasonable advance notice of any intended drydocking of the Ship (whether for the purpose of classification, survey or otherwise);

5.1.8	Prevention of and release from arrest

promptly to pay and discharge all debts, damages, liabilities and outgoings whatsoever which have given or may give rise to maritime, statutory or possessory liens on, or claims enforceable against, the Ship, her Earnings or Insurances or any part thereof and, in the event of a writ or libel being filed against the Ship, her Earnings or Insurances or any part thereof, or of any of the same being arrested, attached or levied upon pursuant to legal process or purported legal process or in the event of detention of the Ship in exercise or purported exercise of any such lien or claim as aforesaid, to procure the release of the Ship, her Earnings and Insurances from such arrest, detention attachment or levy or, as the case may be, the discharge of the writ or libel forthwith upon receiving notice thereof by providing bail or procuring the provision of security or otherwise as the circumstances may require;

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5.1.9	Employment

not to employ the Ship or permit her employment in any manner, trade or business which is forbidden by international law, or which is unlawful or illicit under the law of any relevant jurisdiction, or in carrying illicit or prohibited goods, or in any manner whatsoever which may render her liable to condemnation in a prize court, or to destruction, seizure, confiscation, penalty or sanctions and, in the event of hostilities in any part of the world (whether war be declared or not), not to employ the Ship or permit her employment in carrying any contraband goods, or enter or trade to or to continue to trade in any zone which has been declared a war zone by any Government Entity or by the Ship's war risks insurers unless the prior written consent of the Mortgagee is obtained and such special insurance cover as the Mortgagee may require shall have been effected by the Owner and at its expense;

5.1.10	Information

promptly to furnish the Mortgagee with all such information as it may from time to time require regarding the Ship, her employment, position and engagements, particulars of all towages and salvages, and copies of all charters and other contracts for her employment, or otherwise howsoever concerning her;

5.1.11	Notification of certain events to notify the Mortgagee forthwith by fax thereafter confirmed by letter of:

(a)	any damage to the Ship requiring repairs the cost of which will or might exceed the Casualty Amount;

(b)	any occurrence in consequence of which the Ship has or may become a Total Loss;

(c)	any requisition of the Ship for hire;

(d)	any requirement or recommendation made by any insurer or the Classification Society or by any competent authority which is not, or cannot be, complied with in accordance with its terms;

(e)	any arrest or detention of the Ship or any exercise or purported exercise of a lien or other claim on the Ship or the Earnings or Insurances or any part thereof;

(f)	any petition or notice of meeting to consider any resolution to wind up the Owner (or any event analogous thereto under the laws of the place of its incorporation);

(g)	the occurrence of any Default; or

(h)
the occurrence of any Environmental Claim against the Owner, the Ship, any other Relevant Party or any other Relevant Ship or any incident, event, or circumstance which may give rise to any such Environmental Claim;

5.1.12	Payment of outgoings and evidence of payments

promptly to pay all tolls, dues and other outgoings whatsoever in respect of the Ship and her Earnings and Insurances and to keep proper books of account in respect of the Ship and her Earnings and, as and when the Mortgagee may so require, to make such books available for inspection on behalf of the Mortgagee, and to furnish satisfactory evidence that the wages and allotments and the insurance and pension contributions of the Master and crew are being promptly and regularly paid and that all deductions from crew's wages in respect of any applicable tax liability are being properly accounted for and that the Master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;

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5.1.13	Encumbrances

not without the prior written consent of the Mortgagee (and then only subject to such conditions as the Mortgagee may impose) to create or purport or agree to create or permit to arise or subsist any Encumbrance (other than Permitted Liens) over or in respect of the Ship, any share or interest therein or in any other part of the Mortgaged Property otherwise than to or in favour of the Mortgagee;

5.1.14	Sale or other disposal

not without the prior written consent of the Mortgagee (and then only subject to such conditions as the Mortgagee may impose) to sell, agree to sell, transfer, abandon or otherwise dispose of the Ship or any share or interest therein;

5.1,15	Chartering

except pursuant to the Initial Charter, not without the prior written consent of the Mortgagee (which the Mortgagee shall have full liberty to withhold) and, if such consent is given, only subject to such conditions as the Mortgagee may impose, to let the Ship:

(a)	on demise or bareboat charter for any period;

(b)	by any time or consecutive voyage charter for a term which exceeds or which by virtue of any optional extensions therein contained may exceed twelve (12) months' duration;

(c)	on terms whereby more than two (2) months' hire (or the equivalent) is payable in advance; or

(d)	below the market rate prevailing at the time when the Ship is fixed or other than on arm's length terms;

5.1.16	Sharing of Earnings

not without the prior written consent of the Mortgagee (and then only subject to such conditions as the Mortgagee may impose) to enter into any agreement or arrangement whereby the Earnings may be shared with any other person;

5.1.17	Payment of Earnings

to procure that the Earnings are paid to the Operating Account pursuant to clause 14.1 of the Loan Agreement (or to such other account as the Mortgagee may from time to time agree) and to procure that the same are paid to the Mortgagee at all times if and when the same shall be or shall have become so payable in accordance with the Security Documents after the Mortgagee shall have directed pursuant to clause 2.1.1 that the same shall be no longer receivable by the Owner and that any Earnings which are so payable and which are in the hands of the Owner's brokers or agents are duly accounted for and paid over to the Mortgagee forthwith on demand;

5.1.18	Repairers' liens

not without the prior written consent of the Mortgagee to put the Ship into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed the Casualty Amount unless such person shall first have given to the Mortgagee in terms satisfactory to it, a written undertaking not to exercise any lien on the Ship or the Earnings for the cost of such work or otherwise;

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5.1.19	Manager

not without the prior written consent of the Mortgagee (acting on the instructions of the Majority Banks) to appoint a manager of the Ship other than the Manager or to terminate, or amend the terms of, the Management Agreement;

5.1.20	Notice of Mortgage

to place and at all times and places to retain a properly certified copy of the Mortgage and this Deed (which shall form part of the Ship's documents) on board the Ship with her papers and cause such certified copy of the Mortgage and this Deed to be exhibited to any and all persons having business with the Ship which might create or imply any commitment or encumbrance whatsoever on or in respect of the Ship (other than a lien for crew's wages and salvage) and to any representative of the Mortgagee and to place and keep prominently displayed in the navigation room and in the Master's cabin of the Ship a framed printed notice in plain type reading as follows:

"NOTICE OF MORTGAGE

This Ship is subject to a first priority mortgage and a deed of covenant in favour of NORDEA BANK FINLAND PLC, LONDON BRANCH of 8th Floor, City Place House, 55 Basinghall Street, London EC2V 5NB, England. Under the said mortgage and deed of covenant, neither the Owner nor any charterer nor the Master of this Ship has any right, power or authority to create, incur or permit to be imposed upon this Ship any commitments or encumbrances whatsoever other than for crew's wages and salvage"

and in terms of the said notice it is hereby agreed that save and subject as otherwise herein provided, neither the Owner nor any charterer nor the Master of the Ship nor any other person has any right, power or authority to create, incur or permit to be imposed upon the Ship any lien whatsoever other than for crew's wages and salvage;

5.1.21	Conveyance on default

where the Ship is (or is to be) sold in exercise of any power contained in this Deed or otherwise conferred on the Mortgagee, to execute, forthwith upon request by the Mortgagee, such form of conveyance of the Ship as the Mortgagee may require;

5.1.22	Anti-drug abuse

without prejudice to clause 5.1.9, to take all necessary and proper precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America or any similar legislation applicable to the Ship in any jurisdiction in or to which the Ship shall be employed or located or trade or which may otherwise be applicable to the Ship and/or the Owner and, if the Mortgagee shall so require, to enter into a "Carrier Initiative Agreement" with the United States Customs Service and to procure that the same agreement (or any similar agreement hereafter introduced by any Government Entity of the United States of America) is maintained in full force and effect and performed by the Owner;

5.1.23	Compliance with Environmental Laws

to comply with, and procure that, all Environmental Affiliates of the Owner comply with, all Environmental Laws including, without limitation, requirements relating to manning and establishment of financial responsibility and to obtain and comply with, and procure that all Environmental Affiliates of the Owner obtain and comply with, all Environmental Approvals; and

5.1.24	Survey reports

to deliver to the Mortgagee on the date falling three years after the date of this Deed and on each of the dates falling at twelve (12) months thereafter a report prepared by surveyors or

15

inspectors appointed by the Mortgagee in relation to the seaworthiness and safe operation of the Ship, to produce evidence to the Mortgagee that any recommendations made in such reports have been complied with or will be complied with in accordance with their terms, in full and thereafter to procure that such recommendations are so complied with.

6              Powers of Mortgagee to protect security and remedy defaults

6.1	Protective action

The Mortgagee shall, without prejudice to its other rights, powers and remedies under any of the Security Documents, be entitled (but not bound) at any time, and as often as may be necessary, to take any such action as it may in its discretion think fit for the purpose of protecting or maintaining the security created by this Deed and the other Security Documents, and all Expenses attributable thereto shall be payable by the Owner on demand.

6.2	Remedy of defaults

Without prejudice to the generality of the provisions of clause 6.1:

6.2.1
if the Owner fails to comply with any of the provisions of clause 5.1.1, the Mortgagee shall be entitled (but not bound) to effect and thereafter to maintain all such insurances upon the Ship as in its discretion it may think fit in order to procure the compliance with such provisions or alternatively, to require the Ship (at the Owner's risk) to remain in, or to proceed to and remain in a port designated by the Mortgagee until such provisions are fully complied with;

6.2.2	if the Owner fails to comply with any of the provisions of clauses 5.1.3, 5.1.5 or 5.1.6, the

Mortgagee shall be entitled (but not bound) to arrange for the carrying out of such repairs, changes or surveys as it may deem expedient or necessary in order to procure the compliance with such provisions; and

6.2.3
if the Owner fails to comply with any of the provisions of clause 5.1.8, the Mortgagee shall be entitled (but not bound) to pay and discharge all such debts, damages, liabilities and outgoings as are therein mentioned and/or to take any such measures as it may deem expedient or necessary for the purpose of securing the release of the Ship in order to procure the compliance with such provisions, and the Expenses attributable to the exercise by the Mortgagee of any such powers shall be payable by the Owner to the Mortgagee on demand.

7	Powers of Mortgagee on Event of Default

7.1	Powers

Upon the happening of any Event of Default, the Mortgagee shall forthwith become entitled by notice given to the Owner and the other Borrower in accordance with the provisions of clause 10.2 of the Loan Agreement and the relevant provisions of the Master Swap Agreement to declare the Outstanding Indebtedness or any part of it to be due and payable immediately or in accordance with such notice, whereupon the Outstanding Indebtedness shall become so due and payable and (whether or not any such notice shall have been given) the Mortgagee shall become forthwith entitled (but not bound) as and when it may see fit, to put into force and exercise in relation to the Mortgaged Property or any part thereof all or any of the rights, powers and remedies possessed by it as mortgagee of the Mortgaged Property (whether at law, by virtue of the Mortgage and this Deed or otherwise) and in particular (without limiting the generality of the foregoing):

7.1.1	to take possession of the Ship;

7.1.2	to require that all policies, contracts, certificates of entry and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be

16

delivered forthwith to such adjusters and/or brokers and/or other insurers as the Mortgagee may nominate;

7.1.3
to collect, recover, compromise and give a good discharge for, all claims then outstanding or thereafter arising under the Insurances or any of them or in respect of any other part of the Mortgaged Property, and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion thinks fit, and, in the case of the Insurances, to permit the brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

7.1.4
to discharge, compound, release or compromise claims in respect of the Ship or any other part of the Mortgaged Property which have given or may give rise to any charge or lien or other claim on the Ship or any other part of the Mortgaged Property or which are or may be enforceable by proceedings against the Ship or any other part of the Mortgaged Property;

7.1.5
to sell the Ship or any share or interest therein with or without prior notice to the Owner, and with or without the benefit of any charterparty, and free from any claim by the Owner (whether in admiralty, in equity, at law or by statute) by public auction or private contract, at such place and upon such terms as the Mortgagee in its absolute discretion may determine, with power to postpone any such sale, and without being answerable for any loss occasioned by such sale or resulting from postponement thereof and with power, where the Mortgagee purchases the Ship, to make payment of the sale price by making an equivalent reduction in the amount of the Outstanding Indebtedness in the manner referred to in clause 8.1;

7.1.6
to manage, insure, maintain and repair the Ship, and to employ, sail or lay up the Ship in such manner and for such period as the Mortgagee, in its absolute discretion, deems expedient accounting only for net profits arising from any such employment; and

7.1.7	to recover from the Owner on demand all Expenses incurred or paid by the Mortgagee in connection with the exercise of the powers (or any of them) referred to in this clause 7.1.

7.2	Receiver

7.2.1	Appointment

At any time after the Outstanding Indebtedness shall have become due and payable in accordance with a notice given by the Mortgagee to the Owner and the other Borrower pursuant to clause 10.2 of the Loan Agreement, the Mortgagee shall be entitled (but not bound) by writing executed as a deed or under the hand of any Director or officer of the Mortgagee to appoint any person or persons to be a receiver and/or manager of the Mortgaged Property or any part thereof (with power to authorise any joint receiver and/or manager to exercise any power independently of any other joint receiver and/or manager) and may from time to time fix his remuneration, and may remove any receiver and/or manager so appointed and appoint another in his place. Any receiver and/or manager so appointed shall be the agent of the Owner and the Owner shall be solely responsible for his acts or defaults and for his remuneration, and such receiver and/or manager so appointed shall have all powers conferred by the Law of Property Act 1925 without the restrictions contained in sections 93 and 103 of that Act and, in addition, power on behalf of and at the cost of the Owner (notwithstanding any liquidation of the Owner) to do or omit to do anything which the Owner could do or omit to do in relation to the Mortgaged Property or any part thereof and in particular (but without prejudice to the generality of the foregoing) any such receiver and/or manager may exercise all the powers and discretions conferred on the Mortgagee by the Mortgage and this Deed.

7.2.2	Remuneration

Any Receiver shall be entitled to remuneration appropriate to the work and responsibilities involved, upon the basis of charging from time to time adopted by the Receiver in accordance with the current practice of his firm or practice, without being limited to the maximum rate specified in section 109(6) of the Law of Property Act 1925.

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7.2.3	Liability of mortgagee in possession

Neither the Mortgagee nor any Receiver shall be liable as mortgagee in possession in respect of all or any of the Mortgaged Property to account or be liable for any loss upon realisation or for any neglect or default of any nature whatsoever in connection therewith for which a mortgagee in possession may be liable as such.

7.3	Dealings with Mortgagee or Receiver

Upon any sale of the Ship or any share or interest therein by the Mortgagee pursuant to clause 7.1.5 or pursuant to clause 11.1, or by any Receiver, the purchaser shall not be bound to see or enquire whether the Mortgagee's power of sale has arisen in the manner provided in this Deed and the sale shall be deemed to be within the power of the Mortgagee (or the Receiver, as the case may be) and the receipt of the Mortgagee (or the Receiver, as the case may be) for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor and the sale shall operate to divest the Owner of all rights, title and interest of any nature whatsoever in the Ship and to bar any such interest of the Owner and all persons claiming through or under the Owner.

8	Application of moneys

8.1	Application

All moneys received by the Mortgagee or any Receiver in respect of:

8.1.1	sale of the Ship or any share or interest therein;

8.1.2
recovery under the Insurances (other than under any loss of earnings insurance and any such sum or sums as may have been received by the Mortgagee in accordance with the relevant Loss Payable Clause in respect of a major casualty as therein defined and paid over to the Owner as provided in clause 2.1.2(b) or which fall to be otherwise applied under clause 8.4);

8.1.3	Requisition Compensation; and

8.1.4	the employment of the Ship pursuant to the provisions of clause 7.1.6,

shall be held by it upon trust in the first place to pay or make good the Expenses and the balance shall:

(a)	in the case of moneys received in respect of sale of the Ship or recovery under the Insurances in relation to a Total Loss of the Ship or Requisition Compensation:

(i)
if no Default has occurred, be applied in making such prepayment as is required in accordance with clause 4.3 of the Loan Agreement and any other payments required pursuant to clause 4.4 of the Loan Agreement and the balance, if any, shall be paid to the Owner; or

(ii)
if a Default has occurred and is continuing but no Event of Default has occurred be retained by the Mortgagee until such time as such Default is remedied and no other Default has occurred and is continuing (whereupon such moneys shall be applied in making such prepayment as is required in accordance with clause 4.3 of the Loan Agreement and any other payments required pursuant to clause 4.4 of the Loan Agreement and the balance, if any, shall be paid to the Owner) and/or shall be applied by the Mortgagee in or towards satisfaction of any sums due and payable by the Owner under the Security Documents or any of them by virtue of payment demanded thereunder, in each case as the Mortgagee (acting on the instructions of the Majority Banks) may in its absolute discretion determine; and

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(b)
if an Event of Default has occurred, be applied by the Mortgagee in the manner specified in clause 13.1 of the Loan Agreement and/or paragraph (a)(ii) above, as the Mortgagee (acting on the instructions of the Majority Banks) may in its absolute discretion determine.

8.2	Shortfalls

In the event that the balance referred to in clause 8.1 is insufficient to pay in full the whole of the Outstanding Indebtedness, the Mortgagee or the Receiver, as the case may be, shall be entitled to collect the shortfall from the Owner or any other person liable for the time being therefor.

8.3	Application of Earnings received by Mortgagee or Receiver

Any moneys received by the Mortgagee or any Receiver in respect of the Earnings shall:

8.3.1
if received by the Mortgagee, or in the hands of the Mortgagee, after the occurrence of a Default but prior to the occurrence of an Event of Default, be retained by the Mortgagee and shall be paid over by the Mortgagee, to the Operating Account at such times, in such amounts and for such purposes and/or shall be applied by the Mortgagee, in or towards satisfaction of any sums from time to time accruing due and payable by the Owner under the Loan Agreement, the Master Swap Agreement, this Deed, the Mortgage, or any of the other Security Documents or any of them or by virtue of payment demanded thereunder, in each case as the Mortgagee, may in its absolute discretion determine; and

8.3.2
if received by the Mortgagee or any Receiver, or in the hands of the Mortgagee or any Receiver, after the occurrence of an Event of Default, be applied by the Mortgagee or any Receiver, in the manner specified in clause 8.1.and/or clause 8.3.1, as the Mortgagee or any Receiver, may in its absolute discretion determine.

8.4	Application of Insurances received by Mortgagee or Receiver

Any moneys received by the Mortgagee or any Receiver in respect of the Insurances (other than in respect of recovery under any loss of earnings insurance or in respect of a Total Loss) shall:

8.4.1
if received by the Mortgagee, or in the hands of the Mortgagee, after the occurrence of a Default but prior to the occurrence of an Event of Default, be retained by the Mortgagee, and shall be paid over by the Mortgagee, to the Owner at such times, in such amounts and for such purposes and/or shall be applied by the Mortgagee, in or towards satisfaction of any sums from time accruing due and payable by the Owner under the Loan Agreement, this Deed, the Mortgage or any of the other Security Documents or any of them or by virtue of payment demanded thereunder, in each case as the Mortgagee, may in its absolute discretion determine;

8.4.2
if received by the Mortgagee or any Receiver, or in the hands of the Mortgagee or any Receiver, after the occurrence of an Event of Default, be applied by the Mortgagee or such Receiver, in the manner specified in clause 8.1 and/or clause 8.4.1, as the Mortgagee or any Receiver, may in its absolute discretion determine.

9	Remedies cumulative and other provisions

9.1	No implied waivers; remedies cumulative

No failure or delay on the part of the Mortgagee or the Secured Creditors or any of them to exercise any right, power or remedy vested in it under the Loan Agreement, the Master Swap Agreement, this Deed, the Mortgage or any of the other Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Mortgagee of any right, power or remedy nor the discontinuance, abandonment or adverse determination of any proceedings taken by the Mortgagee to enforce any right, power or remedy preclude any other or further exercise thereof or proceedings to enforce the same or the exercise of any other right, power or remedy nor shall the giving by the Mortgagee of any consent to any act which by the terms of

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this Deed requires such consent prejudice the right of the Mortgagee to withhold or give consent to the doing of any other similar act. The remedies provided in the Loan Agreement, the Master Swap Agreement, this Deed, the Mortgage and the other Security Documents are cumulative and are not exclusive of any remedies provided by law.

9.2	Delegation

The Mortgagee shall be entitled, at any time and as often as may be expedient, to delegate all or any of the powers and discretions vested in it by the Mortgage and this Deed (including the power vested in it by virtue of clause 11) or any of the other Security Documents in such manner, upon such terms, and to such persons as the Mortgagee in its absolute discretion may think fit.

9.3	Incidental powers

The Mortgagee shall be entitled to do all acts and things incidental or conducive to the exercise of any of the rights, powers or remedies possessed by it as mortgagee of the Ship (whether at law, under the Mortgage and/or this Deed or otherwise) and in particular (but without prejudice to the generality of the foregoing), upon becoming entitled to exercise any of its powers under clause 7.1, the Mortgagee shall be entitled to discharge any cargo on board the Ship (whether the same shall belong to the Owner or any other person) and to enter into such other arrangements in respect of the Ship, her insurances, management, maintenance, repair, classification and employment in all respects as if the Mortgagee was the owner of the Ship, but without being responsible for any loss incurred as a result of the Mortgagee doing or omitting to do any such acts or things as aforesaid.

10	Costs and indemnity

10.1	Costs

The Owner shall pay to the Mortgagee on demand on a full indemnity basis all expenses or liabilities of whatsoever nature (including legal fees, fees of insurance advisers, printing, out-of-pocket expenses, stamp duties, registration fees and other duties or charges) together with any value added tax or similar tax payable in respect thereof, incurred by the Mortgagee in connection with the enforcement of, or preservation of any rights under the Mortgage, this Deed, the Master Swap Agreement, the Loan Agreement or any of the other Security Document, or otherwise in respect of the Outstanding Indebtedness and the security therefor or in connection with the preparation, completion, execution or registration of the Mortgage, this Deed, the Loan Agreement, the Master Swap Agreement or any of the other Security Documents.

10.2	Mortgagee's and Receiver's indemnity

The Owner hereby agrees and undertakes to indemnify the Mortgagee and any Receiver against all losses, actions, claims, expenses, demands, obligations and liabilities whatever and whenever arising which may now or hereafter be incurred by the Mortgagee or any such Receiver, or by any manager, agent, officer or employee for whose liability, act or omission it or he may be answerable, in respect of, in relation to, or in connection with anything done or omitted in the exercise or purported exercise of the powers contained in the Mortgage, this Deed, or otherwise in connection therewith and herewith or with any part of the Mortgaged Property or otherwise howsoever in relation to, or in connection with, any of the matters dealt with in the Mortgage or this Deed.

11	Attorney

11.1	Power

By way of security, the Owner hereby irrevocably appoints the Mortgagee and any Receiver, jointly and also severally, to be its attorney generally for and in the name and on behalf of the Owner, and as the act and deed or otherwise of the Owner to execute, seal and deliver and otherwise perfect and do all such deeds, assurances, agreements, instruments, acts and things

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which may be required for the full exercise of all or any of the rights, powers or remedies conferred by the Mortgage, this Deed, the Loan Agreement, the Master Swap Agreement or any of the other Security Documents, or which may be deemed proper in or in connection with all or any of the purposes aforesaid (including, without prejudice to the generality of the foregoing the power to sell, transfer and otherwise dispose of or deal with the Ship or the execution and delivery of a bill of sale of the Ship). The power hereby conferred shall be a general power of attorney under the Powers of Attorney Act 1971, and the Owner ratifies and confirms, and agrees to ratify and confirm, any deed, assurance, agreement, instrument, act or thing which the Mortgagee or the Receiver may execute or do pursuant thereto. Provided always that such power shall not be exercisable by or on behalf of the Mortgagee until the happening of an Event of Default. The parties hereto declare that the mandate hereby granted is so granted in the interest of the Mortgagee and as part of its security.

11.2	Exercise of power

The exercise of such power by or on behalf of the Mortgagee or any Receiver shall not put any person dealing with the Mortgagee or the Receiver upon any enquiry as to whether any Event of Default has happened, nor shall such person be in any way affected by notice that no such Event of Default has happened and the exercise by the Mortgagee or the Receiver of such power shall be conclusive evidence of the Mortgagee's or such Receiver's right to exercise the same.

11.3	Filings

The Owner hereby irrevocably appoints the Mortgagee and any Receiver jointly and also severally to be its attorney in its name and on its behalf and as its act and deed or otherwise of it, to agree the form of and to execute and do all deeds, instruments, acts and things in order to file, record, register or enrol the Mortgage and/or this Deed in any court, public office or elsewhere which the Mortgagee may in its discretion consider necessary or advisable, now or in the future, to ensure the legality, validity, enforceability or admissibility in evidence thereof and any other assurance, document, act or thing required to be executed by the Owner pursuant to clause 12.

12	Further assurance

The Owner hereby further undertakes at its own expense from time to time to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of the Mortgagee may be necessary or desirable for the purpose of more effectually mortgaging and charging the Mortgaged Property or perfecting the security constituted or intended to be constituted by the Mortgage and this Deed or contemplated by the Loan Agreement.

13	Notices

Every notice, request, demand or other communication under this Deed shall:

13.1.1	be in writing delivered personally or by first class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

13.1.2
be deemed to have been received in the case of a letter, when delivered personally or three (3) days after it has been put in to the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

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13.1.3	be sent:

(a)	if to the Owner at:

c/o Diana Shipping Services S.A.
Pendelis 16
Palaio Faliro
175 64 Athens
Greece
Fax no: +30 210 942 4975
Att: Mr Andreas Michalopoulos

(b)	if to the Mortgagee at:
Nordea Bank Finland Plc, London Branch
8th Floor, City Place House
55 Basinghall Street
London EC2V 5NB
England
Fax no: +44 207 726 9188
Att: Shipping Department

with a copy to:

Fax no: +44 207 726 9102
Att:       Loan Administration

or, in each case, to such other address and/or numbers as is notified by one party to the other parties under this Deed.

14	Counterparts

This Deed may be entered into in the form of two counterparts, each executed by one of the parties, and, provided both the parties shall so execute this Deed, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original but, taken together, they shall constitute one instrument.

15	Severability of provisions

Each of the provisions in this Deed are severable and distinct from the others, and if at any time one or more such provisions is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Deed shall not in any way be affected or impaired thereby.

16	Law and jurisdiction

16.1	Law

This Deed and any non-contractual obligations connected with it are governed by, and shall be construed in accordance with, English law.

16.2	Submission to jurisdiction

For the benefit of the Mortgagee, the parties hereto irrevocably agree that any legal action or proceedings in connection with the Mortgage and/or this Deed (including any non-contractual obligations connected with the Mortgage and/or this Deed) may be brought in the English courts or in the courts of any other country chosen by the Mortgagee, each of which shall have

22

jurisdiction to settle any disputes arising out of or in connection with the Mortgage and/or this Deed (including any non-contractual obligations connected with the Mortgage and/or this Deed). The Owner irrevocably and unconditionally submits to the jurisdiction of the English courts and the courts of any country chosen by the Mortgagee and irrevocably designates, appoints and empowers Mr Antonis Nicolaou at present of 25 Heath Drive, Potters Bar, Herts EN6 1EN, England to receive, for it and on its behalf, service of process issued out of the English courts in any legal action or proceedings arising out of or in connection with the Mortgage and/or this Deed (including any non-contractual obligations connected with the Mortgage and/or this Deed). The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Mortgagee to take proceedings against the Owner in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Owner may have against the Mortgagee arising out of or in connection with the Mortgage and/or this Deed (including any non-contractual obligations connected with the Mortgage and/or this Deed).

16.3	Process agent

If Mr Nikolaou appointed as agent for service of process by the Owner and referred to in clause 18.2 passes away or cannot be found or is otherwise unable for any reason to act or resigns as agent for service of process, the Owner herby undertakes within ten (10) days of such event taking place (and the Owner by way of security hereby irrevocably and unconditionally authorises the Mortgagee to do so) to designate, appoint and empower on its behalf, Messrs Cheeswrights (currently of Bankside House, 107 Leadenhall Street, London EC3A 4AF, England) at their then principal place of business in London as substitute process agent of Mr Antonis Nikolaou or another agent on terms acceptable to the Mortgagee.

16.4	Contracts (Rights of Third Parties Act) 1999

No term of this Deed is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Deed.

IN WITNESS whereof this Deed has been duly executed as a deed the day and year first above written.

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Schedule 1

Forms of Loss Payable Clauses

(A)	Hull and machinery (marine and war risks)

By a Deed of Covenant dated [•] 2012, JEMO SHIPPING COMPANY INC. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Owner") has assigned (subject to the prior assignment in favour of Nordea Bank Finland Plc, London Branch contained in the deed of covenant dated [•] 2012) to NORDEA BANK FINLAND PLC, LONDON BRANCH of 8th Floor, City Place House, 55 Basinghall Street, London EC2V 5NB, England (the "Mortgagee"), all the Owner's rights, title and interest in and to all policies and contracts of insurance from time to time taken out or entered into by or for the benefit of the Owner in respect of m.v. Leto and accordingly:

(a)
all claims hereunder in respect of an actual or constructive or compromised or arranged total loss, and all claims in respect of a major casualty (that is to say any casualty the claim in respect of which exceeds One million Dollars ($1,000,000) (or the equivalent in any other currency) inclusive of any deductible) shall be paid in full to the Mortgagee or to its order; and

(b)
all other claims hereunder shall be paid in full to the Owner or to its order, unless and until the Mortgagee shall have notified the insurers hereunder to the contrary, whereupon all such claims shall be paid to the Mortgagee or to its order.

(B)	War risks

It is noted that NORDEA BANK FINLAND PLC, LONDON BRANCH of 8th Floor, City Place House, 55 Basinghall Street, London EC2V 5NB, England (the "Mortgagee"), is interested as first mortgagee in the subject matter of this insurance. Save as hereinafter provided, all claims (whether in respect of actual, constructive, arranged or compromised total loss or otherwise) which, but for this Loss Payable Clause would be payable to JEMO SHIPPING COMPANY INC. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Owner") shall (subject to the rights of the Mortgagee under a first priority deed of covenant in favour of the Mortgagee dated [•] 2012) be payable to the Mortgagee, provided always that unless and until notice in writing to the contrary has been received by the Association, claims (other than total loss claims) not exceeding One million Dollars ($1,000,000) (or the equivalent in any other currency) in respect of any one claim shall be paid direct to the Owner or to its order.

(C)	Protection and indemnity risks

Payment of any recovery which JEMO SHIPPING COMPANY INC. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Owner") is entitled to make out of the funds of the Association in respect of any liability, costs or expenses incurred by the Owner, shall be made to the Owner or to its order, unless and until the Association receives notice to the contrary from NORDEA BANK FINLAND PLC, LONDON BRANCH of 8th Floor, City Place House, 55 Basinghall Street, London EC2V 5NB, England (the "Mortgagee"), in which event all recoveries shall thereafter (subject to the rights of the Mortgagee under a first priority deed of covenant in favour of the Mortgagee dated [•] 2012) be paid to the Mortgagee or its order; provided always that no liability whatsoever shall attach to the Association, its Managers or their agents for failure to comply with the latter obligation until the expiry of two clear business days from the receipt of such notice.

(D)	Loss of Earnings

By a Deed of Covenant dated [•] 2012, JEMO SHIPPING COMPANY INC. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Owner") has assigned to NORDEA BANK FINLAND PLC, LONDON BRANCH of 8th Floor, City Place House, 55 Basinghall Street, London EC2V 5NB, England (the "Mortgagee") (subject to the prior assignment in favour of Nordea Bank Finland Plc, London Branch contained in the deed of covenant dated [•] 2012), its rights, title and interest in and to all policies and contracts of insurance from time to time taken out or entered into by or for the benefit of the Owner in respect of m.v. Leto and accordingly all claims hereunder shall be paid in full to [here insert details of Operating Account] unless and until the Mortgage shall have notified the insurers hereunder to the contrary, whereupon in either case all such claims shall be paid to the Mortgagee or its order.

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Schedule 2

Form of Notice of Assignment of Insurances

(For attachment by way of endorsement to the Policy)

JEMO SHIPPING COMPANY INC. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 the Owner of the m.v. Leto HEREBY GIVES NOTICE that by a Deed of Covenant dated [.] 2012 and entered into by us NORDEA BANK FINLAND PLC, LONDON BRANCH of 8th Floor, City Place House, 55 Basinghall Street, London EC2V 5NB, England, there has been assigned by us to NORDEA BANK FINLAND PLC, LONDON BRANCH as mortgagee (subject to the rights of the Mortgagee under a first priority deed of covenant in favour of the Mortgagee dated [.] 2012) of the said vessel all insurances in respect thereof, including the insurances constituted by the Policy whereon this notice is endorsed.

___________________________
Signed
For and on behalf of
JEMO SHIPPING COMPANY INC.

Date: [•] 2012

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EXECUTED as a DEED	)
by	)
for and on behalf of	)
JEMO SHIPPING COMPANY INC.	)	Attorney-in-Fact
in the presence of:	)

Witness Name: Address: Occupation:

EXECUTED as a DEED	)
by	)
for and on behalf of	)
NORDEA BANK FINLAND PLC, LONDON BRANCH	)	Attorney-in-Fact
in the presence of:	)

Witness Name: Address: Occupation:

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Borrowers

EXECUTED as a DEED byI. ZAFIRAKIS	)
for and on behalf of	)	/s/ I. Zafirakis
JEMO SHIPPING COMPANY INC.	)	Attorney-in-Fact
in the presence of:	)

/s/ Anthi Kekatou
Witness Name: Anthi Kekatou Address: Norton Rose LLP Occupation: Solicitor

EXECUTED as a DEED byA. MICHALOPOULOS	)
for and on behalf of	)	/s/ A. Michalopoulos
MANDARINGINA INC.	)	Attorney-in-Fact
in the presence of:	)

/s/ Anthi Kekatou
Witness Name: Anthi Kekatou Address: Norton Rose LLP Occupation: Solicitor

Creditors

EXECUTED as a DEED byE. PZOUKALI	)
for and on behalf of	)	/s/ E. Pzoukali
NORDEA BANK FINLAND PLC, LONDON BRANCH	)	Attorney-in-Fact
as Arranger, Agent, Security Agent, Account Bank and Bank	)

EXECUTED as a DEED byE. PZOUKALI	)
for and on behalf of	)	/s/ E. Pzoukali
NORDEA BANK FINLAND PLC	)	Attorney-in-Fact
as Swap Provider	)

Security Parties

EXECUTED as a DEED by S. PALIOS	)
for and on behalf of	)	/s/ S. Palios
DIANA SHIPPING INC.	)	Attorney-in-Fact
as Corporate Guarantor in the presence of:	)

/s/ Anthi Kekatou
Witness Name: Anthi Kekatou Address: Norton Rose LLP Occupation: Solicitor

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EXECUTED as a DEED byA. MARGARONIS	)
)
for and on behalf of	)	/s/ A. Margaronis
DIANA SHIPPING SERVICES S.A.	)	Attorney-in-Fact
as Manager in the presence of:	)

/s/ Anthi Kekatou
Witness Name: Anthi Kekatou Address: Norton Rose LLP Occupation: Solicitor

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